As filed with the Securities and Exchange Commission on December 5, 2025
Registration
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE DAYTON POWER AND LIGHT COMPANY
(Exact Name of Registrant as Specified in Its Charter)
d/b/a AES Ohio

Ohio	4931	31-0258470
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1065 Woodman Drive
Dayton,
OH
45432
(937)
259-7215
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian Hylander, Esq.
Vice President, General Counsel and Secretary
The Dayton Power and Light Company
1065 Woodman Drive
Dayton,
OH
45432
(937)
259-7215
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Richard D. Truesdell, Jr., Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212)
450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 5, 2025

The Dayton Power and Light Company

d/b/a AES Ohio

Offer to Exchange

First Mortgage Bonds, 4.550% Series due 2030

for

New First Mortgage Bonds, 4.550% Series due 2030

We are offering to exchange up to $375,000,000 of our new registered First Mortgage Bonds, 4.550% Series due 2030 (the “new bonds”) for up to $375,000,000 of our existing unregistered First Mortgage Bonds, 4.550% Series due 2030 (the “old bonds”). The terms of the new bonds are identical in all material respects to the terms of the old bonds, except that the new bonds have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights relating to the old bonds do not apply to the new bonds. The new bonds will represent the same debt as the old bonds and we will issue the new bonds under the same indenture.

To exchange your old bonds for new bonds:

•	you are required to make the representations described on page 3 to us; and

•	you should read the section called “The Exchange Offer” starting on page 62 for further information on how to exchange your old bonds for new bonds.

The exchange offer will expire at 5:00 P.M. New York City time on    , 2025 unless it is extended.

No public market currently exists for the old bonds and we cannot assure you that any public market for the new bonds will develop. The new bonds will not be listed on any national securities exchange.

See “Risk Factors” beginning on page 11 of this prospectus for a discussion of risk factors that should be considered by you prior to tendering your old bonds in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

    , 2025

We have not authorized anyone to provide you with any information other than that contained in this prospectus or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the bonds, including the merits and risks involved.

We are not making any representation to any purchaser of the bonds regarding the legality of an investment in the bonds by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the bonds.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

GLOSSARY OF TERMS

The following is a list of frequently used terms, abbreviations or acronyms that are found in this prospectus.

Term	Definition
401(k) Plans	AES Ohio sponsors two defined contribution plans, The Dayton Power and Light Company Employee Savings Plan and The Dayton Power and Light Company Savings Plan for Collective Bargaining Employees

AES	The AES Corporation—a global power company and the ultimate parent company of DPL.

AES Ohio	The Dayton Power and Light Company, which does business as AES Ohio.

AES Ohio Generation	AES Ohio Generation, LLC—a wholly-owned subsidiary of DPL that owned and operated generation facilities from which it made wholesale sales

AFUDC	Allowance for Funds Used During Construction

AMI	Advanced Metering Infrastructure—AES Ohio is currently deploying advanced meters to approximately 95% of its customers as part of the PUCO-approved Smart Grid Comprehensive Settlement.

AOCI	Accumulated Other Comprehensive Income

AOCL	Accumulated Other Comprehensive Loss

ASC	FASB Accounting Standards Codification

ASU	Accounting Standards Update

CAA	U.S. Clean Air Act—the congressional act that directs the EPA’s regulation of stationary and mobile sources of air pollution to protect air quality and stratospheric ozone

Capacity Market	The purpose of the capacity market is to enable PJM to obtain sufficient resources to reliably meet the needs of electric customers within the PJM footprint. PJM procures capacity, through a multi-auction structure, on behalf of the load serving entities to satisfy the load obligations. There are four auctions held for each Delivery Year (running from June 1 through May 31). The Base Residual Auction is held three years in advance of the Delivery Year and there is one Incremental Auction held in each of the subsequent three years.

CCR	Coal Combustion Residuals—which consists of bottom ash, fly ash, boiler slag and flue gas desulfurization materials generated from burning coal

CDPQ	Caisse de dépôt et placement du Québec

COVID-19	The disease caused by the novel coronavirus that resulted in a global pandemic beginning in 2020.

Credit Agreement	$350.0 million AES Ohio Amended and Restated Credit Agreement, dated as of March 25, 2025

CRES	Competitive Retail Electric Service—In Ohio, generation service is competitive and all customers can elect to contract with a CRES provider to receive their generation service.

Term	Definition

CSAPR	Cross-State Air Pollution Rule—the EPA’s rule to address interstate air pollution transport to decrease emissions to downwind states
CWA	U.S. Clean Water Act

DIR	Distribution Investment Rider—established in the ESP 4 to recover certain distribution capital investments placed in service beginning June 30, 2020, for three years, and subject to increasing annual revenue limits and other terms. The annual revenue limit for 2025 is $47.0 million.

DPL	DPL LLC and its consolidated subsidiaries. On April 3, 2025, DPL Inc. converted its form of business organization from an Ohio corporation to an Ohio limited liability company (the “Conversion”). Upon the Conversion, DPL Inc. changed its name to DPL LLC.

DP&L	The Dayton Power and Light Company—the principal indirect majority-owned subsidiary of DPL and a public utility that delivers electricity to residential, commercial, industrial and governmental customers in a 6,000-square mile area of West Central Ohio. DP&L does business as AES Ohio.

DRO	Distribution Rate Order—the order issued by the PUCO on December 14, 2022 establishing new base distribution rates for DP&L, which became effective on September 1, 2023.

ELG	Steam Electric Power Effluent Limitations Guidelines—guidelines which cover wastewater discharges from power plants operating as utilities

EPA	U.S. Environmental Protection Agency

ERISA	The Employee Retirement Income Security Act of 1974

ESP	The Electric Security Plan—a plan that a utility must file with the PUCO to establish SSO rates pursuant to Ohio law

ESP 1	The ESP originally approved by PUCO order dated June 24, 2009. After DP&L withdrew its ESP 3 Application, the PUCO approved DP&L’s request to revert to rates based on its ESP 1 rate plan, effective December 19, 2019. This ESP was superseded by ESP 4, which was approved on August 9, 2023.

ESP 3	DP&L’s ESP— which was approved October 20, 2017 and became effective November 1, 2017. This ESP 3 was subsequently withdrawn, and DP&L reverted to its ESP 1 rate plan.

ESP 4	DP&L’s ESP filed September 26, 2022 which was approved by the PUCO in August 2023.

FASB	Financial Accounting Standards Board

FERC	Federal Energy Regulatory Commission

First and Refunding Mortgage	DP&L’s First and Refunding Mortgage, dated October 1, 1935, as amended, with the Bank of New York Mellon as Trustee

Form 10-K	DPL’s and DP&L’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on March 3, 2025

GAAP	Generally Accepted Accounting Principles in the United States of America

Term	Definition

Generation Separation	The transfer on October 1, 2017, to AES Ohio Generation of the DP&L-owned generating facilities and related liabilities, excluding those of the Beckjord and Hutchings Coal Stations, pursuant to an asset contribution agreement with a subsidiary that was then merged into AES Ohio Generation

GHG	Greenhouse gas—air pollutants largely emitted from combustion

IRS	Internal Revenue Service

kWh	Kilowatt-hours—a measure of electrical energy equivalent to a power consumption of 1,000 watts for 1 hour

LGR	Legacy Generation Resource Rider

Master Trust	DP&L established a Master Trust to hold assets that could be used for the benefit of employees participating in employee benefit plans

MATS	Mercury and Air Toxics Standards—the EPA’s rules for existing and new power plants under Section 112 of the CAA

MRO	Market Rate Option—a market-based plan that a utility may file with PUCO to establish SSO rates pursuant to Ohio law

MVIC	Miami Valley Insurance Company is a wholly-owned insurance subsidiary of DPL that provides insurance services to DPL and its subsidiaries

MW	Megawatt

MWh	Megawatt hour

NAAQS	National Ambient Air Quality Standards—the EPA’s health and environmental based standards for six specified pollutants, as found in the ambient air

NERC	North American Electric Reliability Corporation—a not-for-profit international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the electric grid

Non-bypassable	Charges that are assessed to all customers regardless of whom the customer selects as their retail electric generation supplier

O&M	Operation and Maintenance

OAQDA	Ohio Air Quality Development Authority

OCC	The Office of the Ohio Consumers’ Counsel (OCC) is the statewide legal representative for Ohio’s residential consumers in matters related to their investor-owned electric, natural gas, telephone, and water services.

OVEC	Ohio Valley Electric Corporation—an electric generating company in which DP&L holds a 4.9% equity interest

Pension Plans	AES Ohio sponsors two defined benefit plans, The Dayton Power and Light Company Retirement Income Plan and The Dayton Power and Light Company Supplemental Executive Retirement Plan

PJM	PJM Interconnection, LLC, an RTO

Term	Definition

PRO	Proactive Reliability Optimization Rider—established in the ESP 4 to recover costs deferred starting from 2021 forward related to vegetation management costs. Deferral and recovery through this rider is only for costs above the amount recovered in base distribution rates and subject to an established deferral cap. The annual deferral cap is $7.5 million in 2025.

PRP	Potentially Responsible Party—a PRP is considered by the EPA to be potentially responsible for ground contamination and the EPA will commonly require PRPs to conduct an investigation to determine the source of contamination and to perform the cleanup before using Superfund money

PUCO	Public Utilities Commission of Ohio

RSC	The Rate Stabilization Charge is a non-bypassable rider intended to compensate DP&L for providing stabilized rates to customers.

RTO	Regional Transmission Organization—an entity that is independent from all generation and power marketing interests and has exclusive responsibility for grid operations, short-term reliability, and transmission service within a region

SEC	U.S. Securities and Exchange Commission

SEET	Significantly Excessive Earnings Test—a test used by the PUCO to determine whether a utility’s ESP or MRO produces significantly excessive earnings for the utility

Service Company	AES US Services, LLC—the shared services affiliate providing accounting, finance and other support services to certain AES U.S. companies including DPL and AES Ohio

Smart Grid Phase 1	In June 2021, the PUCO approved the first phase of AES Ohio’s grid modernization plan, covering four years of investment.

Smart Grid Phase 2	AES Ohio’s second phase of its grid modernization plan approved by the PUCO in 2024 and subsequently withdrawn on May 23, 2025.

SSO	Standard Service Offer represents the regulated rates, authorized by the PUCO, charged to DP&L retail customers that take retail generation service from DP&L within DP&L’s service territory

T&D	Transmission and distribution

TCJA	The Tax Cuts and Jobs Act of 2017 signed on December 22, 2017

TCRR	Transmission Cost Recovery Rider

TSCR	Tax Savings Credit Rider

U.S.	United States of America

USF	The Universal Service Fund is a statewide program which provides qualified low-income customers in Ohio with income-based bills and energy efficiency education programs

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. The information with respect to us contained in this prospectus is only a summary and is not complete. Because this is a summary, it may not contain all of the information that is important to you. Before making a decision to exchange your old bonds for new bonds, you should read this entire prospectus, including the section entitled “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the financial statements included in this prospectus.

Unless otherwise indicated or the context otherwise requires, the terms “AES Ohio,” “we,” “our,” “us,” and “the Company” refer to The Dayton Power and Light Company.

OUR COMPANY

We are a public utility incorporated in 1911 under the laws of Ohio. We have the exclusive right to provide regulated transmission and distribution services to our approximately 530,000 customers located in West Central Ohio. We also provide retail standard service offer (“SSO”) electric service to residential, commercial, industrial and governmental customers in a 6,000-square mile area of West Central Ohio. We source all of the generation for our SSO customers through a competitive bid process. In addition to our electric transmission and distribution businesses, we have a 4.9% interest in the Ohio Valley Electric Corporation (“OVEC”), an electric generating company. OVEC has two electric generating stations located in Cheshire, Ohio and Madison, Indiana with a combined generation capacity of 2,109 megawatts (“MW”). Our share of this generation capacity is 103 MW.

The principal industries located in our service territory include automotive, food processing, paper, plastic, manufacturing and defense. Our sales reflect general economic and competitive conditions, seasonal weather patterns of the area and the growth of energy efficiency initiatives.

We strive to achieve stable, long-term growth through efficient operations and strong customer and regulatory relations. More specifically, our strategy is to utilize the transmission and distribution assets that transfer electricity at the most efficient cost, and to maintain the highest level of customer service and reliability. Our total revenue and net income for the nine months ended September 30, 2025 were $772.4 million and $33.1 million, respectively. In addition, as of September 30, 2025, we had total assets of approximately $3.5 billion. Our business is not dependent on any single customer or group of customers.

Our electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, we apply the accounting standards for regulated operations to our electric transmission and distribution businesses and record regulatory assets when incurred costs are expected to be recovered in future customer rates, and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.

Company Information

AES Ohio is an indirect majority-owned subsidiary of DPL. DPL is an indirect wholly-owned subsidiary of AES, a diversified power generation and utility company. Our principal executive office is located at 1065 Woodman Drive, Dayton, Ohio, 45432, and our telephone number is (937) 259-7215. Our website address is http://www.aes-ohio.com. Material contained on our website is not part of and is not incorporated by reference in this registration statement.

SUMMARY OF THE EXCHANGE OFFER

Securities Offered	We are offering up to $375.0 million aggregate principal amount of new First Mortgage Bonds, 4.550% Series due 2030 (the “new bonds”), which will be registered under the Securities Act.

The Exchange Offer	We are offering to issue the new bonds in exchange for a like principal amount of your old bonds. We are offering to issue the new bonds to satisfy our obligations contained in the registration rights agreement entered into when the old bonds were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act and therefore not registered with the SEC. For procedures for tendering, see “The Exchange Offer.”

Tenders, Expiration Date, Withdrawal	The exchange offer will expire at 5:00 P.M. New York City time on , 2025 unless it is extended. If you decide to exchange your old bonds for new bonds, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new bonds. If you decide to tender your old bonds in the exchange offer, you may withdraw them at any time prior to , 2025. If we decide for any reason not to accept any old bonds for exchange, your old bonds will be returned without expense to you promptly after the exchange offer expires. You may only exchange old bonds in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

U.S. Federal Income Tax Consequences	Your exchange of old bonds for new bonds in the exchange offer will not result in any income, gain or loss to you for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new bonds in the exchange offer.

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer.

Failure to Tender Your Old Bonds	If you fail to tender your old bonds in the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require us to register your old bonds or to pay you additional interest or liquidated damages. All untendered old bonds will continue to be subject to the restrictions on transfer set forth in the old bonds and in the indenture. In general, the old bonds may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register such untendered old bonds under the Securities Act and, following this exchange offer, will be under no obligation to do so.

You will be able to resell the new bonds without registering them with the SEC if you meet the requirements described below.

Based on interpretations by the SEC’s staff in no-action letters issued to third parties, we believe that new bonds issued in exchange for the old bonds in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new bonds under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

•	you are not one of our “affiliates,” which is defined in Rule 405 of the Securities Act;

•	you acquire the new bonds in the ordinary course of your business;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the new bonds; and

•	you are not engaged in, and do not intend to engage in, a distribution of the new bonds.

If you are an affiliate of AES Ohio, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new bonds acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive new bonds for your own account in the exchange offer and/or in exchange for old bonds that were acquired for your own account as a result of market-making or other trading activities:

•	you must represent that you do not have any arrangement or understanding with us or any of our affiliates to distribute the new bonds;

•	you must acknowledge that you will deliver a prospectus in connection with any resale of the new bonds you receive from us in the exchange offer; and

•

you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new bonds received in exchange for old bonds acquired by you as a result of market-making or other trading activities.

For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

SUMMARY DESCRIPTION OF THE BONDS

The terms of the new bonds and the old bonds are identical in all material respects, except that the new bonds have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old bonds do not apply to the new bonds. The new bonds will represent the same debt as the old bonds and will be governed by the same indenture under which the old bonds were issued.

Issuer	The Dayton Power and Light Company (d/b/a AES Ohio).

Bonds Offered	$375.0 million aggregate principal amount of First Mortgage Bonds, 4.550% Series due 2030.

Maturity	August 15, 2030.

Interest Payment Dates	The new bonds will bear interest at an annual rate equal to 4.550%. Interest on the bonds will be paid on each February 15 and August 15.

Record Dates	The regular record date for each interest payment date for the bonds will be the February 1 or August 1 prior to such interest payment date.

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Security	The new bonds will be secured by our assets that are currently mortgaged pursuant to the existing Mortgage. See “Description of the Bonds-Priority and Security.”

Ranking	The new bonds will be our senior obligations and will rank equally in right of payment with our other existing or future First Mortgage Bonds issued under the Mortgage. As of September 30, 2025, the carrying value of our indebtedness was $1,384.4 million, with approximately $1,380.0 million of outstanding long-term indebtedness in the form of First Mortgage Bonds.

Optional Redemption	Prior to July 15, 2030 (one month prior to the maturity date) (the “Par Call Date”), we may redeem the new bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the new bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the new bonds to be redeemed.

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the new bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the new bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

See “Description of the New Bonds—Optional Redemption.”

Dividend Restrictions	The Mortgage does not restrict our ability to pay dividends on our common stock.

Book-Entry Form	The new bonds will be issued in book-entry form represented by one or more global certificates to be deposited with or on behalf of The Depository Trust Company, or DTC, or its nominee. Transfers of the new bonds will be effected only through the facilities of DTC.

Beneficial interests in the global certificates may not be exchanged for certificated bonds except in limited circumstances. See “Description of the Bonds—Book-Entry, Delivery and Form.”

Trustee	The Bank of New York Mellon.

Governing Law	The indenture that governs the bonds offered hereby and the bonds are governed by, and will be construed in accordance with, the laws of the State of New York.

Risk Factors	You should carefully consider all of the information contained in this prospectus before deciding to tender your old bonds in the exchange offer. In particular, we urge you to carefully consider the information set forth under “Risk Factors” herein for a discussion of risks and uncertainties relating to us, our business and the new bonds offered hereby.

RISK FACTORS

If any of the following risks occur, our business, results of operations or financial condition could be materially adversely affected. You should also read the section captioned “Cautionary Note Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking as well as the significance of such statements in the context of this prospectus. The risks described below are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business, results of operations or financial condition.

Risks Related to the Exchange Offer

If you choose not to exchange your old bonds in the exchange offer, the transfer restrictions currently applicable to your old bonds will remain in force and the market price of your old bonds could decline.

If you do not exchange your old bonds for new bonds in the exchange offer, then you will continue to be subject to the transfer restrictions on the old bonds as set forth in the offering memorandum distributed in connection with the private offering of the old bonds. In general, the old bonds may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement entered into in connection with the private offering of the old bonds, we do not intend to register resales of the old bonds under the Securities Act. The tender of old bonds under the exchange offer will reduce the principal amount of the old bonds outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the old bonds due to reduction in liquidity. Holders who do not tender their old bonds will not have any further registration rights or any rights to receive additional interest under the registration rights agreement or otherwise.

You must follow the exchange offer procedures carefully in order to receive the new bonds.

If you do not follow the procedures described in this prospectus, you will not receive any new bonds. If you want to tender your old bonds in exchange for new bonds, you will need to contact a DTC participant to complete the book-entry transfer procedures, as described under “The Exchange Offer,” prior to the expiration date, and you should allow sufficient time to ensure timely completion of these procedures to ensure delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of old bonds for exchange. For additional information, see the section captioned “The Exchange Offer” in this prospectus.

There are state securities law restrictions on the resale of the new bonds.

In order to comply with the securities laws of certain jurisdictions, the new bonds may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We currently do not intend to register or qualify the resale of the new bonds in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Risks Related to the Bonds

The collateral securing the new bonds is illiquid.

All of our First Mortgage Bonds, including the new bonds, are secured by the lien of the First Mortgage which constitutes a valid, direct first mortgage lien upon our interest in substantially all the property now owned by us, subject to certain exceptions. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The liquidity and value of the collateral could be impaired in the future as a result of changing economic conditions, competition, environmental conditions and other factors, including the availability of suitable buyers. Further, any foreclosure proceedings with respect to the collateral are likely to be subject to regulatory approval and no assurance can be given that such approval will be given for any particular purchaser of the collateral. The right of the trustee under the First Mortgage to realize on assets subject to the lien of the First Mortgage upon an event of default under the First Mortgage is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the trustee repossessed and disposed of the pledged assets. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral subject to the lien of the First Mortgage will be sufficient to pay obligations under the First Mortgage Bonds, including the new bonds, in full or at all.

Credit rating downgrades could adversely affect the trading price of the new bonds.

The trading price for the new bonds may be affected by our credit rating, and our credit rating may be affected by the credit rating of DPL and/or AES. Credit ratings are continually revised. There is no assurance that any particular credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be downgraded, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Holders of the new bonds will have no recourse against us in the event of a change in or suspension or withdrawal of such ratings. Any downgrade in our credit rating or the credit rating of DPL and/or AES could adversely affect the trading price of the new bonds or the trading markets for the new bonds to the extent trading markets for the new bonds develop.

DPL beneficially owns approximately 70% of our issued and outstanding equity, and may take actions that conflict with your interests.

DPL beneficially owns approximately 70% of our issued and outstanding equity interests. As a result of this equity ownership, DPL has the power to direct votes and the election of our Board of Directors, as well as transactions involving a potential change of control of AES Ohio. The interests of DPL could conflict with your interests as a holder of the new bonds. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of DPL as the beneficial owner of approximately 70% of our equity might conflict with your interests as a holder of the new bonds. DPL may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that would enhance the value of their equity position in our company. Corporate opportunities may arise in the area of potential competitive business activities that may be attractive to us as well as to DPL or its affiliates, including through potential acquisitions by DPL or its affiliates of competing businesses. Any competition could intensify if an affiliate or subsidiary of DPL were to enter into or acquire a business similar to our business. Further, DPL has no obligation to provide us, directly or indirectly, with any equity or debt financing.

The collateral securing the new bonds might not be sufficient to satisfy all the obligations secured by the collateral.

Our obligations under the new bonds are secured by the Mortgage. The Mortgage is also for the benefit of all holders of other series of our First Mortgage Bonds. See “Description of the Bonds-Priority and Security.” As of September 30, 2025, we have approximately $1,380 million aggregate principal amount of First Mortgage Bonds outstanding. The value of the Mortgage in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the mortgaged property have been prepared by us or on its behalf in connection with this offering. Since no appraisals have been performed in connection with this offering, we cannot assure you that the proceeds of any sale of the mortgaged assets following an acceleration of maturity of the new bonds would be sufficient to satisfy amounts due on the new bonds and the other debt secured by the mortgaged assets.

We may choose to redeem the new bonds prior to maturity.

We may choose to redeem the new bonds prior to maturity. See “Description of the New Bonds—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, holders of the new bonds may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate on the new bonds being redeemed. Our redemption right may also adversely affect holders’ ability to sell their new bonds. See “Description of the New Bonds—Optional Redemption.”

Risks Associated with our Operations

We may be negatively affected by a lack of growth or a decline in the number of customers.

Customer growth is affected by a number of factors outside our control, such as population changes, job and income growth, housing starts, new business formation and the overall level of economic activity. A significant lack of growth, or decline, in the number of customers in our service territory could have a material adverse effect on our results of operations, financial condition and cash flows and may cause us to fail to fully realize anticipated benefits from investments and expenditures.

Our business is sensitive to weather and seasonal variations.

Weather conditions significantly affect the demand for electric power and, accordingly, our business is affected by variations in general weather conditions and unusually severe weather. As a result of these factors, our operating revenue and associated operating expenses are not generated evenly by month during the year. We forecast electric sales based on normal weather, which represents a long-term historical average. Significant variations from normal weather (such as warmer winters and cooler summers) could have a material impact on our revenue, operating income and net income and cash flows. In addition, severe or unusual weather, such as floods, tornadoes and ice or snowstorms, may cause outages and property damage that may require us to incur additional costs that may not be insured or recoverable from customers. While we are permitted to seek recovery of storm damage costs, if we are unable to fully recover such costs in a timely manner, it could have a material adverse effect on our results of operations, financial condition and cash flows.

Our membership in an RTO presents risks that could have a material adverse effect on our results of operations, financial condition and cash flows.

On October 1, 2004, in compliance with Ohio law, we turned over control of our transmission functions and fully integrated into PJM, an RTO.

The rules governing the various regional power markets may also change from time to time which could affect our costs and revenue and have a material adverse effect on our results of operations, financial condition and cash flows. We may be required to expand our transmission system according to decisions made by PJM rather than our internal planning process. Various proposals and proceedings before the Federal Energy Regulatory Commission (the “FERC”) may cause transmission rates to change from time to time. In addition, PJM developed and continues to refine rules associated with the allocation and methodology of assigning costs associated with improved transmission reliability, reduced transmission congestion and firm transmission rights that may have a financial effect on us. We also incur fees and costs to participate in PJM.

Non-market-based RTO-related charges are being recovered from all retail customers through the Transmission Rider. If in the future, however, we are unable to recover all of these costs in a timely manner this could have a material adverse effect on our results of operations, financial condition and cash flows.

As a member of PJM, we are also subject to certain additional risks including those associated with the allocation of losses caused by unreimbursed defaults of other participants in PJM markets among PJM members and those associated with complaint cases filed against PJM that may seek refunds of revenue previously earned by PJM members including us. These amounts could be significant and have a material adverse effect on our results of operations, financial condition and cash flows.

Costs associated with new transmission projects could have a material adverse effect on our results of operations, financial condition and cash flows.

Annually, PJM performs a review of the capital additions required to provide reliable electric transmission services throughout its territory. PJM traditionally allocated the costs of constructing these facilities to those entities that benefited directly from the additions. Over the last several years, however, some of the costs of constructing large, new transmission facilities have been “socialized” across PJM without a direct relationship between the costs assigned to and benefits received by particular PJM members. To date, the additional costs charged to us for large, new transmission approved projects have not been material. Over time, as more new transmission projects are constructed and if the allocation method is not changed, the annual costs could become material. We are recovering the Ohio retail jurisdictional share of these allocated costs from its retail customers through the Transmission Rider. To the extent that any costs in the future are material and we are unable to recover them from our customers, such costs could have a material adverse effect on our results of operations, financial condition and cash flows.

Our transmission and distribution system is subject to operational, reliability and capacity risks.

The ongoing reliable performance of our transmission and distribution system is subject to risks due to, among other things, weather damage, intentional or unintentional damage, equipment or process failure, catastrophic events, such as fires and/or explosions, facility outages, labor disputes, accidents or injuries, operator error or inoperability of key infrastructure internal or external to us and events occurring on third party systems that interconnect to and affect our system. The failure of our transmission and distribution system to fully operate and deliver the energy demanded by customers could have a material adverse effect on our results of operations, financial condition and cash flows, and if such failures occur frequently and/or for extended periods of time, could result in adverse regulatory action. In addition, the advent and quick adoption of new products and services that require increased levels of electrical energy cannot be predicted and could result in insufficient transmission and distribution system capacity timely enough to accommodate the potential increased demand. Also, as a result of the above risks and other potential risks and hazards associated with transmission and distribution operations, we may from time to time become exposed to significant liabilities for which we may not have adequate insurance coverage. We maintain an amount of insurance protection that we believe is adequate, but there can be no assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject. Further, any increased costs or adverse changes in the insurance markets may cause delays or inability in maintaining insurance coverage on terms similar to those presently available to us or at all. A successful claim for which we are not fully insured could have a material adverse effect on our results of operations, financial condition and cash flows.

Current and future conditions in the economy may adversely affect our customers, suppliers and other counterparties in a way which could materially and adversely affect our results of operations, financial condition and cash flows.

Our business, results of operations, financial condition and cash flows have been and will continue to be affected by general economic conditions. Slowing economic growth, credit market conditions, fluctuating consumer and business confidence, fluctuating commodity prices and other challenges currently affecting the general economy, have caused and may continue to cause some of our customers to experience deterioration of their businesses, cash flow shortages and difficulty obtaining financing. As a result, existing customers may reduce their electricity consumption and may not be able to fulfill their payment obligations to us in a normal, timely fashion. In addition, some existing commercial and industrial customers may discontinue their operations. Sustained downturns, recessions or a sluggish economy generally affect the markets in which we operate and negatively influence our energy operations. A contracting, slow or sluggish economy could reduce the demand for energy in areas in which we are doing business. For example, during economic downturns, our commercial and industrial customers may see a decrease in demand for their products, which in turn may lead to a decrease in the amount of energy they require. Furthermore, projects which may result in potential new customers may be delayed until economic conditions improve. Some of our suppliers, customers, other counterparties and others with whom we transact business experience financial difficulties, which may impact their ability to fulfill their obligations to us. For example, our counterparties on forward purchase contracts and financial institutions involved in our credit facility may become unable to fulfill their contractual obligations to us or result in their declaring bankruptcy or similar insolvency-like proceedings. We may not be able to enter into replacement agreements on terms as favorable as our existing agreements. Reduced demand for our electric services, failure by our customers to timely remit full payment owed to us and supply delays or unavailability could have a material adverse effect on our results of operations, financial condition and cash flows. In particular, the projected economic growth and total employment in our service territory are important to the realization of our forecasts for annual energy sales.

Economic conditions relating to the asset performance and interest rates of our pension and postemployment benefit plans could materially and adversely impact our results of operations, financial condition and cash flows.

Pension costs are based upon a number of actuarial assumptions, including an expected long-term rate of return on pension plan assets, level of employer contributions, the expected life span of pension plan beneficiaries and the discount rate used to determine the present value of future pension obligations. Any of these assumptions could prove to be wrong, resulting in a shortfall of our pension and postemployment benefit plan assets compared to obligations under our pension and postemployment benefit plans. Further, the performance of the capital markets affects the values of the assets that are held in trust to satisfy future obligations under our pension and postemployment benefit plans. These assets are subject to market fluctuations and will yield uncertain returns, which may fall below our projected return rates. A decline in the market value of the pension and postemployment benefit plan assets will increase the funding requirements under our pension and postemployment benefit plans if the actual asset returns do not recover these declines in value in the foreseeable future. Future pension funding requirements, and the timing of funding payments, may also be subject to changes in legislation. We are responsible for funding any shortfall of our pension and postemployment benefit plans’ assets compared to obligations under the pension and postemployment benefit plans, and a significant increase in our pension liabilities could materially and adversely impact our results of operations, financial condition and cash flows. We are subject to the Pension Protection Act of 2006, which requires underfunded pension plans to improve their funding ratios within prescribed intervals based on the level of their underfunding. As a result, our required contributions to these plans, at times, have increased and may increase in the future. In addition, our pension and postemployment benefit plan liabilities are sensitive to changes in interest rates. When interest rates decrease, the discounted liabilities increase benefit expense and funding requirements. Further, changes in demographics, including increased numbers of retirements or changes in life expectancy assumptions, may also increase the funding requirements for the obligations related to the pension and other postemployment benefit plans. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus. Declines in market values and increased funding requirements could have a material adverse effect on our results of operations, financial condition and cash flows.

Counterparties providing materials or services may fail to perform their obligations, which could materially and adversely impact our results of operations, financial condition and cash flows.

We enter into transactions with and rely on many counterparties in connection with our business, including for purchased power, for our capital improvements and additions and to provide professional services, such as actuarial calculations, payroll processing and various consulting services. If any of these counterparties fails to perform its obligations to us or becomes unavailable, our business plans may be materially disrupted, we may be forced to discontinue certain operations if a cost-effective alternative is not readily available or we may be forced to enter into alternative arrangements at then-current market prices that may exceed our contractual prices and cause delays. Although our agreements are designed to mitigate the consequences of a potential default by the counterparty, our actual exposure may be greater than relief provided by these mitigation provisions. Any of the foregoing could result in regulatory actions, cost overruns, delays or other losses, any of which (or a combination of which) could have a material adverse effect on our results of operations, financial condition and cash flows.

Further, our construction program calls for extensive expenditures for capital improvements and additions, including the installation of upgrades, additions and improvements to transmission and distribution facilities, as well as other initiatives. As a result, we may engage contractors and enter into agreements to acquire necessary materials and/or obtain required construction related services. In addition, some contracts may provide for us to assume the risk of price escalation and availability of certain metals and key components. This could force us to enter into alternative arrangements at then-current market prices that may exceed our contractual prices or cause construction delays in a significant manner. It could also subject us to enforcement action by regulatory authorities to the extent that such a contractor failure resulted in a failure by us to comply with requirements or expectations, particularly with regard to the cost of the project. If these events were to occur, we might incur losses or delays in completing construction.

Highly infectious or contagious disease outbreaks could impact our business and operations.

Regional or global outbreaks of infectious or contagious diseases, such as COVID-19 or another pandemic could have material and adverse effects on our results of operations, financial condition and cash flows due to, among other factors:

•	decline in customer demand as a result of general decline in business activity;

•

destabilization of the markets and decline in business activity negatively impacting our customer growth or the number of customers in our service territory as well as our customers’ ability to pay for our services when due (or at all);

•

delay or inability in obtaining regulatory actions and outcomes that could be material to our business, including for recovery of COVID-19 related expenses and losses such as uncollectible customer amounts and the review and approval of our applications, rates and charges by the PUCO;

•

difficulty accessing the capital and credit markets on favorable terms, or at all, a disruption and instability in the global financial markets, or deteriorations in credit and financing conditions which could affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis;

•

negative impacts on the health of our essential personnel, especially if a significant number of them are affected, and on our operations as a result of implementing stay-at-home, quarantine and other social distancing measures;

•	a deterioration in our ability to ensure business continuity during a disruption, including increased cybersecurity attacks related to a work-from-home environment;

•	delays or inability to access, transport and deliver materials to our facilities due to restrictions on business operations or other factors affecting us and our third-party suppliers;

•	delays or inability to access equipment or the availability of personnel to perform planned and unplanned maintenance, which can, in turn, lead to disruption in operations;

•	delays or inability in achieving our financial goals, growth strategy and digital transformation; and

•	delays in the implementation of expected rules and regulations.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

Failure to maintain an effective system of internal controls over financial reporting could result in material misstatements in our financial statements, the disallowance of cost recovery, or incorrect payment processing.

Our internal controls, accounting policies and practices and internal information systems are designed to enable us to capture and process transactions and information in a timely and accurate manner in compliance with GAAP in the United States of America, laws and regulations, taxation requirements and federal securities laws and regulations in order to, among other things, disclose and report financial and other information in connection with the recovery of our costs and with our reporting requirements under federal securities, tax and other laws and regulations and to properly process payments. We have also implemented corporate governance, internal control and accounting policies and procedures in connection with the Sarbanes-Oxley Act of 2002. Our internal controls and policies have been and continue to be closely monitored by management and our Board of Directors. While we believe these controls, policies, practices and systems are adequate to verify data integrity, the identification of significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner could lead to undetected errors that could result in material misstatements in our financial statements, the disallowance of cost recovery, or incorrect payment processing. The consequences of these events could have a material adverse effect on our results of operations, financial condition and cash flows.

If we are unable to maintain a qualified and properly motivated workforce, it could have a material adverse effect on our results of operations, financial condition and cash flows.

One of the challenges we face is to retain a skilled, efficient and cost-effective workforce while recruiting new talent to replace losses in knowledge and skills due to resignations, terminations or retirements. This undertaking could require us to make additional financial commitments and incur increased costs. If we are unable to successfully attract and retain an appropriately qualified workforce, it could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, we have employee compensation plans that reward the performance of our employees. We seek to ensure that our compensation plans encourage acceptable levels for risk and high performance through pay mix, performance metrics and timing. We may not be able to successfully train new personnel as current workers with significant knowledge and expertise retire. We also may be unable to staff our business with qualified personnel in the event of significant absenteeism related to a pandemic illness. Excessive risk-taking by our employees to achieve performance targets, through mitigated by policies and procedures, could result in events that have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to collective bargaining agreements that could adversely affect our business, results of operations, financial condition and cash flows.

We are subject to collective bargaining agreements with employees who are members of a union. Over half of our employees are represented by a collective bargaining agreement. While we believe that we maintain a satisfactory relationship with our employees, it is possible that labor disruptions affecting some or all of our operations could occur during the period of the collective bargaining agreement or at the expiration of the collective bargaining agreement before a new agreement is negotiated. Work stoppages by, or poor relations or ineffective negotiations with, our employees or other workforce issues could have a material adverse effect on our results of operations, financial condition and cash flows.

The use of non-derivative and derivative instruments in the normal course of business could result in losses that could materially and adversely impact our results of operations, financial position and cash flows.

We sometimes use non-derivative and derivative instruments, such as swaps, options, futures and forwards, to manage financial risks. These trades are affected by a range of factors, including fluctuations in interest rates and optimization opportunities. We have attempted to manage our commodities price risk exposure by establishing and enforcing risk limits and risk management policies. Despite our efforts, however, these risk limits and management policies may not work as planned and fluctuating prices and other events could adversely affect our results of operations, financial condition and cash flows. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these instruments can involve management’s judgment or the use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of some of these contracts. We could also recognize financial losses as a result of volatility in the market values of these contracts, a counterparty failing to perform or the underlying transactions which the instruments are intended to hedge failing to materialize, which could result in a material adverse effect on our results of operations, financial condition and cash flows.

Cyber-attacks and data security breaches could harm our business.

Our business relies on electronic systems and network technologies to operate our transmission and distribution infrastructure. We also use various financial, accounting and other infrastructure systems. We also store and use customer, employee, and other personal information and other confidential and sensitive information. Our infrastructure may be targeted by nation states, hacktivists, criminals, insiders or terrorist groups. In particular, there has been an increased focus on the U.S. energy grid believed to be related to the Russia/Ukraine conflict. Such an attack, by hacking, malware or other means, may interrupt our operations, cause property damage, affect our ability to control our infrastructure assets, cause the release of sensitive customer information or limit communications with third parties. Any loss or corruption of confidential or proprietary data through a breach of our systems or certain of our third-party vendor systems may:

•	impact our operations, revenue, strategic objectives, customer and vendor relationships;

•	expose us to negative publicity, legal claims, regulatory investigations and proceedings and associated penalties or liabilities;

•	require extensive repair and restoration costs for additional security measures to avert future attacks;

•	impair our reputation and limit our competitiveness for future opportunities; and

•	impact our financial and accounting systems and, subsequently, our ability to correctly record, process and report financial information.

We have implemented measures to help prevent unauthorized access to our systems and facilities, including certain measures to comply with mandatory regulatory reliability standards.

To date, cyber breaches have not had a material impact on our operations or financial results. We continue to assess potential threats and vulnerabilities and make investments to address them, including global monitoring of networks and systems, identifying and implementing new technology, improving user awareness through employee security training, and updating our security policies as well as those for third-party providers.

We cannot guarantee the extent to which our security measures will prevent future cyber-attacks and security breaches or that our insurance coverage will adequately cover any losses we may experience.

Failure or disruption in our information systems or those of businesses we rely on, or implementation of new processes and information systems could, if significant, interrupt our operations and adversely affect our business, results of operations, financial condition and cash flows in a material manner.

Our business depends on numerous information systems to manage our operations and business processes, financial information, and customer billings. From time to time, we have experienced, and may in the future experience, damage or disruptions in our information technology and computer systems from various risks including, but not limited to, power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, vandalism, theft, natural disasters, catastrophic events, human error and potential cyber threats, and our disaster recovery planning cannot account for all eventualities.

In addition, we are currently making, and expect to continue to make, investments in our information technology systems and infrastructure, some of which are significant. In 2024, we implemented certain replacement information systems, including our customer information and billing system. Failure to manage the ongoing implementations associated with this initiative, including with respect to our systems for billing and collecting from our customers, could, if significant, result in a material adverse effect on our results of operations, financial condition and cash flows.

Risks Associated with Governmental Regulation and Laws

We may not always be able to recover our costs to deliver electricity to our retail customers. The costs we can recover and the return on capital we are permitted to earn for the most substantial part of our business are regulated and governed by the laws of Ohio and the rules, policies and procedures of the PUCO.

In Ohio, transmission and distribution businesses are regulated. Even though rate regulation is premised on full recovery of prudently incurred costs and a reasonable rate of return on invested capital, there can be no assurance that the PUCO will agree that all of our costs have been prudently incurred or are recoverable. There can be no assurance that the regulatory process in which rates are determined will always result in rates that will produce a full or timely recovery of our costs or permitted rates of return. Accordingly, the revenue we receive may or may not match our expenses at any given time.

Changes in or reinterpretations of, or the unexpected application of the laws, rules, policies and procedures that set or govern electric rates, permitted rates of return, rate structures, operation of a competitive bid structure to supply retail generation service to SSO customers, reliability initiatives, capital expenditures and investments and the recovery of these and other costs on a full or timely basis through rates, power market prices and the frequency and timing of rate increases, could have a material adverse effect on our results of operations, financial condition and cash flows.

Our increased costs due to renewable energy requirements may not be fully recoverable in the future.

The renewable energy standards have increased our costs and are expected to continue to increase (and could materially increase) these costs. We are currently entitled to recover costs associated with our renewable energy compliance. If, in the future, we are unable to timely or fully recover these costs, it could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, if we were found not to be in compliance with these standards, monetary penalties could apply. These penalties are not permitted to be recovered from customers and significant penalties could have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to numerous environmental laws, rules and regulations that require capital expenditures, increase our cost of operations and may expose us to environmental liabilities.

We are subject to various federal, state, regional and local environmental protection and health and safety laws and regulations governing, among other things, the remediation of retired generation and other facilities, storage, handling, use, storage, disposal and transportation of coal combustion residuals and other materials, some of which may be defined as hazardous materials, the emission and discharge of hazardous and other materials or items into the environment, such as GHGs; and the health and safety of our employees. Such laws, rules and regulations can become stricter over time, and we could also become subject to additional environmental laws, rules and regulations and other requirements in the future. Environmental laws, rules and regulations also require us to comply with inspections and obtain and comply with a wide variety of environmental licenses, permits, inspections and other governmental authorizations. These laws, rules and regulations often require a lengthy and complex process of obtaining and renewing licenses, permits and other governmental authorizations from federal, state and local agencies. If we are not able to timely comply with inspections and obtain, maintain or comply with all environmental laws, rules and regulations and all licenses, permits and other government authorizations required to operate our business, then our operations could be prevented, delayed or subject to additional costs. A violation of environmental laws, rules, regulations, licenses, permits or other requirements can result in substantial fines, penalties, other sanctions, permit revocation, facility shutdowns, the imposition of stricter environmental standards and controls or other injunctive measures affecting operating assets. In addition, any actual or alleged violation of these laws, rules or regulations and other requirements may require us to expend significant resources to defend against any such actual or alleged violations. We have an ownership interest in OVEC, which operates generating stations. We generally are responsible for our respective pro rata share of expenditures for complying with environmental laws, rules, regulations, licenses, permits and other requirements at this generating station, but have limited control over the compliance measures taken by the operator. Under certain environmental laws, we could also be held strictly, jointly and severally responsible for costs relating to contamination at our past or present facilities and at third-party waste disposal sites. We could also be held liable for human exposure to such hazardous substances or for other environmental damage.

In particular, we are subject to potentially significant remediation expenses, enforcement initiatives, private-party lawsuits and reputational risk associated with CCR, which consists of bottom ash, fly ash, boiler slag and flue gas desulfurization materials generated from burning coal generated at our formerly owned coal-fired generation plant sites. CCR currently remains onsite at OVEC’s facilities, including in CCR ponds. Compliance with the CCR rule, amendments to the federal CCR rule, or other federal, state, or foreign rules or programs addressing CCR may require us to incur substantial costs. In addition, CCR, particularly with respect to its beneficial use and regulation as nonhazardous solid waste, has been the subject of interest from environmental non-governmental organizations and the media. Any of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.

From time to time we are subject to enforcement and litigation actions for claims of noncompliance with environmental laws, rules and regulations or other environmental requirements. We cannot assure that we will be successful in defending against any claim of noncompliance. Any actual or alleged violation of these laws, rules, regulations and other requirements may require us to expend significant resources to defend against any such actual or alleged violations and expose us to unexpected costs. Our costs and liabilities relating to environmental matters could have a material adverse effect on our results of operations, financial condition and cash flows. See the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters” and “Business—Environmental Matters” included herein.

Concerns about greenhouse gas (“GHG”) emissions and the potential risks associated with climate change have led to increased regulation and other actions that could impact our business.

Although we have exited our generation business, our continuing operations face risks from regulatory developments related to climate change, as well as the physical impacts of climate change. At the federal, state and regional levels, policies related to climate change and GHG emissions have been rapidly evolving and are increasingly difficult to predict, particularly in light of recent announcements and actions by the U.S. government to reconsider air-related regulations and policies. There currently is no U.S. federal legislation imposing mandatory GHG emission reductions (including for CO2) that affects our current operations.

In December 2015, the parties to the United Nations Framework Convention on Climate Change convened for the 21st Conference of the parties and the resulting Paris Agreement established a long-term goal of keeping the increase in global average temperature well below 2°C above pre-industrial levels. The international community has and continues to gather annually for Conference to the Parties of the United Nations Framework Convention on Climate Change. We anticipate that the Paris Agreement will continue the trend toward efforts to de-carbonize the global economy. The United States’ withdrawal from the Paris Agreement became effective on November 4, 2020. On January 20, 2021, President Biden signed and submitted an instrument for the United States to rejoin the Paris Agreement, which, became effective for the United States on February 19, 2021. On January 20, 2025, President Trump issued an Executive Order titled “Putting America First in International Environmental Agreements” directing the U.S. Ambassador to the United Nations to formally withdraw from the Paris Agreement.

Any existing or future international, federal, state or regional legislation or regulation of GHG emissions, to the extent directly or indirectly applicable to our electric transmission and distribution operations, could have a material adverse impact on our financial performance.

Furthermore, according to the Intergovernmental Panel on Climate Change, physical risks from climate change could include, but are not limited to, increased runoff and earlier spring peak discharge in many glacier and snow-fed rivers, warming of lakes and rivers, an increase in sea level, changes and variability in precipitation and in the intensity and frequency of extreme weather events. Physical impacts may have the potential to significantly affect our business and operations. For example, extreme weather events could result in increased downtime and operation and maintenance costs at our electric power transmission and distribution assets and facilities. Variations in weather conditions, primarily temperature and humidity, would also be expected to affect the energy needs of customers. A decrease in energy consumption could decrease our revenue. In addition, while revenue would be expected to increase if the energy consumption of customers increased, such increase could prompt the need for additional investment in generation capacity.

If any of the foregoing risks materialize, we expect our costs to increase or revenue to decrease and there could be a material adverse effect on our business and on our results of operations, financial condition, cash flows and reputation if such changes are significant. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters” and “Business—Environmental Matters” included herein.

If we were found not to be in compliance with the mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties, which likely would not be recoverable from customers through regulated rates.

As an owner of a bulk power transmission system, we are subject to mandatory reliability standards promulgated by the NERC and enforced by the FERC. The standards are based on the functions that need to be performed to ensure the bulk power system operates reliably and is guided by reliability and market interface principles. In addition, we are subject to Ohio reliability standards and targets. Compliance with reliability standards may subject us to higher operating costs or increased capital expenditures. Although we expect to recover costs and expenditures from customers through regulated rates, there can be no assurance that the PUCO will approve full recovery in a timely manner. If we were found not to be in compliance with the mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties, which could have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to extensive laws and local, state and federal regulation, as well as litigation and other proceedings that affect our operations and costs.

We are subject to extensive regulation at the federal, state, and local levels. For example, at the federal level, we are regulated by the FERC and the NERC and, at the state level, by the PUCO. The regulatory power of the PUCO over us is both comprehensive and typical of the traditional form of regulation generally imposed by state public utility commissions. We face the risk of unexpected or adverse regulatory action. Regulatory discretion is reasonably broad in Ohio. We are subject to regulation by the PUCO as to our services and facilities, the valuation of property, the construction, purchase, or lease of electric facilities, the classification of accounts, rates of depreciation, the increase or decrease in retail rates and charges, the issuance of securities and incurrence of debt, the acquisition and sale of some public utility properties or securities and certain other matters. As a result of the Energy Policy Act of 2005 and subsequent legislation affecting the electric utility industry, we have been required to comply with rules and regulations in areas including mandatory reliability standards, cybersecurity, transmission expansion and energy efficiency. Complying with the regulatory environment to which we are subject requires us to expend a significant amount of funds and resources. The failure to comply with this regulatory environment could subject us to substantial financial costs and penalties and changes, either forced or voluntary, in the way we operate our business that could have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to litigation, regulatory proceedings, administrative proceedings, audits, settlements, investigations and claims from time to time that require us to expend significant funds to address. There can be no assurance that the outcome of these matters will not have a material adverse effect on our business, results of operations, financial condition and cash flows. Asbestos and other regulated substances are, and may continue to be, present at our facilities, and we have been named as a defendant in asbestos litigation. The continued presence of asbestos and other regulated substances at these facilities could result in additional litigation being brought against us, which could have a material adverse effect on our results of operations, financial condition and cash flows. See “Business—Regulation And Market Structure” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters” and “Business—Environmental Matters” in this prospectus and Note 8, “Contingencies—Legal Matters” in the unaudited Condensed Financial Statements and Note 9, “Contractual Obligations, Commercial Commitments And Contingencies—Legal Matters” in the audited Financial Statements of AES Ohio included in this prospectus for a summary of significant regulatory matters and legal proceedings involving us.

Tax legislation initiatives or challenges to our tax positions could adversely affect our operations and financial condition.

We are subject to the tax laws and regulations of the U.S. federal, state and local governments. From time to time, legislative measures may be enacted that could adversely affect our overall tax positions regarding income or other taxes. There can be no assurance that our effective tax rate or tax payments will not be adversely affected by these legislative measures.

In addition, U.S. federal, state and local tax laws and regulations are extremely complex and subject to varying interpretations. There can be no assurance that our tax positions will be sustained if challenged by relevant tax authorities and if not sustained, there could be a material impact on our results of operations, financial condition and cash flows.

Risks Related to Our Indebtedness and Financial Condition

The level of our indebtedness, and the security provided for this indebtedness, could adversely affect our financial flexibility, and a material change in market interest rates could adversely affect our results of operations, financial condition and cash flows.

As of September 30, 2025 we had aggregate principal amounts of long-term debt outstanding of $1,396.5 million. Of our indebtedness, there was $1,380.0 million of First Mortgage Bonds, which are secured by the pledge of substantially all of our assets under the terms of our First and Refunding Mortgage. This level of indebtedness and related security has important consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•

requiring us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund other corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	limiting, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds, as needed.

If we issue additional debt in the future, we will be subject to the terms of such debt agreements and be required to obtain regulatory approvals. To the extent we increase our leverage, the risks described above would also increase. Further, actual cash requirements in the future may be greater than expected. Accordingly, our cash flows from operations may not be sufficient to repay all of the outstanding debt as it becomes due and, in that event, we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt as it becomes due. Additionally, any failure to comply with covenants in the instruments governing our debt could result in an event of default thereunder. For a further discussion of our outstanding debt obligations, see Note 5. “Debt” to the audited Financial Statements of AES Ohio included in this prospectus and Note 4. “Debt” to the unaudited Condensed Financial Statements included in this prospectus.

We have variable rate debt that bears interest based on a prevailing rate that is reset based on a market index that can be affected by market demand, supply, market interest rates and other market conditions. We also maintain both cash on deposit and investments in cash equivalents from time to time that could be impacted by interest rate fluctuations. As such, any event which impacts market interest rates could have a material effect on our results of operations, financial condition and cash flows. In addition, rating agencies issue ratings on our credit and our debt that affect our borrowing costs under our financial arrangements and affect our potential pool of investors and funding sources. Credit ratings also govern the collateral provisions of certain of our contracts. If rating agencies downgrade our credit ratings, our borrowing costs would likely increase, our potential pool of investors and funding resources could be reduced, and we could be required to post additional collateral under select contracts. These events would likely reduce our liquidity and profitability and could have a material adverse effect on our results of operations, financial condition and cash flows.

We rely on access to the financial markets. General economic conditions and disruptions in the financial markets could adversely affect our ability to raise capital on favorable terms, or at all, and cause increases in our interest expense.

From time to time we rely on access to the capital and credit markets as a source of liquidity for capital requirements not satisfied by operating cash flows. These capital and credit markets experience volatility and disruption from time to time and the ability of corporations to raise capital can be negatively affected. Disruptions in the capital and credit markets make it harder and more expensive to raise capital. Our ability to raise capital on favorable terms, or at all, can be adversely affected by unfavorable market conditions or declines in our creditworthiness, and we may be unable to access adequate funding to refinance our debt as it becomes due or finance capital expenditures. The extent of any impact will depend on several factors, including our operating cash flows, financial condition and prospects, the overall supply and demand in the credit markets, our credit ratings, credit capacity, the cost of financing, the financial condition, performance and prospects of other companies in our industry or with similar financial circumstances and other general economic and business conditions. It may also depend on the performance of credit counterparties and financial institutions with which we do business. Access to funds under our existing financing arrangements is also dependent on the ability of our counterparties to meet their financing commitments and our satisfying conditions to borrowing. Our inability to obtain financing on reasonable terms, or at all, with creditworthy counterparties could adversely affect our results of operations, financial condition and cash flows. If our available funding is limited or we are forced to fund our operations at a higher cost, these conditions may require us to curtail our business activities and increase our cost of funding, both of which would adversely impact our profitability. See Note 4. “Debt” to the unaudited Condensed Financial Statements of AES Ohio included in this prospectus and Note 5. “Debt” to the audited Financial Statements of AES Ohio included in this prospectus for information regarding indebtedness.

Our ownership by AES subjects us to potential risks that are beyond our control.

All of our common stock is owned by AES Ohio Holdings, Inc., all of whose common stock is owned by AES Ohio Investments, Inc. 85% and Astrid Holdings L.P., a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec (“CDPQ”) 15%. DPL owns 82.35% of the issued and outstanding shares of AES Ohio Investments, Inc. with CDPQ owning the remaining shares. DPL is an indirect wholly-owned subsidiary of AES. Due to our relationships with DPL and AES, any adverse developments and announcements concerning them may impair our ability to access the capital markets and to otherwise conduct business. In particular, downgrades in DPL or AES’s credit ratings could likely result in our credit ratings being downgraded. Our common stock is pledged to secure certain indebtedness of DPL.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain “forward-looking statements” that involve many risks and uncertainties. Forward-looking statements express an expectation or belief and contain a projection, plan or assumption with regard to, among other things, our future revenue, income, expenses or capital structure. Such statements of future events or performance are not guarantees of future performance and involve estimates, assumptions and uncertainties. The words “could,” “may,” “predict,” “anticipate,” “would,” “believe,” “estimate,” “expect,” “forecast,” “project,” “objective,” “intend,” “continue,” “should,” “plan,” and similar expressions, or the negatives thereof, are intended to identify forward-looking statements unless the context requires otherwise. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter the forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

•	impacts of weather on retail sales;

•	growth in our service territory and changes in demand and demographic patterns;

•	weather-related damage to our electrical system;

•	performance of our suppliers;

•	transmission and distribution system reliability and capacity;

•	regulatory actions and outcomes, including, but not limited to, the review and approval of our rates and charges by the PUCO;

•	federal and state legislation and regulations;

•	changes in our credit ratings or the credit ratings of DPL or The AES Corporation (“AES”), a diversified power generation and utility company, the ultimate parent company of AES Ohio;

•	fluctuations in the value of pension plan assets, fluctuations in pension plan expenses and our ability to fund defined benefit pension plans;

•	changes in financial or regulatory accounting policies;

•	environmental matters, including costs of compliance with, and liabilities related to, current and future environmental and climate change laws and requirements;

•	interest rates and the use of interest rate hedges, inflation rates and other costs of capital;

•	the availability of capital;

•	level of creditworthiness of counterparties to contracts and transactions;

•	labor strikes or other workforce factors, including the ability to attract and retain key personnel;

•	facility or equipment maintenance, repairs and capital expenditures;

•	significant delays or unanticipated cost increases associated with construction or other projects;

•	the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material;

•	local economic conditions;

•	costs and effects of legal and administrative proceedings, audits, settlements, investigations and claims and the ultimate disposition of litigation;

•	industry restructuring, deregulation and competition;

•

issues related to our participation in PJM Interconnection, LLC (“PJM”), a regional transmission organization (“RTO”), including the cost associated with membership, allocation of costs, costs associated with transmission expansion, the recovery of costs incurred and the risk of default of other PJM participants;

•	changes in tax laws and the effects of our tax strategies;

•	product development, technology changes and changes in prices of products and technologies;

•	cyberattacks and information security breaches or information system failures;

•	the use of derivative contracts;

•

catastrophic events such as fires, explosions, terrorist acts, acts of war, pandemic events, or natural disasters such as floods, earthquakes, tornadoes, severe winds, ice or snowstorms, droughts, or other similar occurrences, including as a result of climate change; and

•	the risks and other factors discussed in this prospectus and other filings with the SEC.

Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results, and many are beyond our control. See “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a more detailed discussion of the foregoing and certain other factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new bonds. The new bonds will be exchanged for old bonds as described in this prospectus upon our receipt of old bonds. We will cancel all of the old bonds surrendered in exchange for the new bonds.

Our net proceeds from the sale of the old bonds were approximately $371.1 million, after deduction of the initial purchasers’ discounts and commissions and other expenses of the offering. We used those net proceeds to repay amounts outstanding under our $150 million 364-day term loan agreement, to repay amounts outstanding under our Credit Agreement and for general corporate purposes.

CAPITALIZATION

The following table sets forth a summary of our capitalization as of September 30, 2025. This table should be read in conjunction with the discussions under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included herein.

$ in millions	As of September 30, 2025
Short-term and current portion of long-term debt	$0.2
Long-term debt:
First Mortgage Bonds due 2049 (Interest Rate: 3.95%)	425.0
First Mortgage Bonds due 2040 (Interest Rate: 3.20%)	140.0
First Mortgage Bonds due 2033 (Interest Rate: 5.70%)	107.5
First Mortgage Bonds due 2033 (Interest Rate: 5.19%)	100.0
First Mortgage Bonds due 2030 (Interest Rate: 4.55%)	375.0
First Mortgage Bonds due 2028 (Interest Rate: 5.49%)	92.5
Tax-exempt First Mortgage Bonds due 2027 (Interest Rate: 4.25%)	100.0
Tax-exempt First Mortgage Bonds due 2027 (Interest Rate: 4.00%)	40.0
U.S. Government note due 2061 (Interest Rate: 4.20%)	16.5
Unamortized deferred financing costs	(9.6)
Unamortized debt discounts	(2.5)

Total long-term debt	1,384.4

Less: current portion	(0.2)

Total long-term debt	1,384.2

Common shareholder’s equity:
Common stock, at par value of $0.01 per share	0.4
50,000,000 shares authorized, 41,172,173 shares issued and outstanding
Other paid-in capital	1327.7
Accumulated other comprehensive loss	(24.9)
Retained earnings	59.3

Total common shareholder’s equity	1,362.5

Total capitalization	$3,531.9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of AES Ohio should be read in conjunction with the financial statements and the related notes thereto in this prospectus. This discussion contains forward-looking statements that involve risk and uncertainties. Factors that could cause or contribute to such differences include, but are not limited to, those identified under the sections entitled “Risk Factors” and “Forward-Looking Statements” contained elsewhere in this prospectus.

Business Overview

We are a public utility incorporated in 1911 under the laws of Ohio. We have the exclusive right to provide regulated transmission and distribution services to our approximately 530,000 customers located in West Central Ohio. We also provide retail standard service offer (“SSO”) electric service to residential, commercial, industrial and governmental customers in a 6,000-square mile area of West Central Ohio. We source all of the generation for our SSO customers through a competitive bid process. In addition to our electric transmission and distribution businesses, we have a 4.9% interest in the Ohio Valley Electric Corporation (“OVEC”), an electric generating company. OVEC has two electric generating stations located in Cheshire, Ohio and Madison, Indiana with a combined generation capacity of 2,109 megawatts (“MW”). Our share of this generation capacity is 103 MW.

The principal industries located in our service territory include automotive, food processing, paper, plastic, manufacturing and defense. Our sales reflect general economic and competitive conditions, seasonal weather patterns of the area and the growth of energy efficiency initiatives.

We strive to achieve stable, long-term growth through efficient operations and strong customer and regulatory relations. More specifically, our strategy is to utilize the transmission and distribution assets that transfer electricity at the most efficient cost, and to maintain the highest level of customer service and reliability. Our total revenue and net income for the nine months ended September 30, 2025 were $772.4 million and $33.1 million, respectively. In addition, as of September 30, 2025, we had total assets of approximately $3.5 billion. Our business is not dependent on any single customer or group of customers.

Our electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, we apply the accounting standards for regulated operations to our electric transmission and distribution businesses and record regulatory assets when incurred costs are expected to be recovered in future customer rates, and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.

Additional information relating to our risks is contained in “Risk Factors” elsewhere in this prospectus.

The following discussion should be read in conjunction with the accompanying financial statements and related notes included elsewhere in this prospectus.

Financial Overview

The results of operations for AES Ohio are discussed in more detail in the following pages.

RESULTS OF OPERATIONS HIGHLIGHTS

$ in millions	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue:
Retail	$241.2	$190.3	$620.4	$546.2
Wholesale	6.4	4.5	20.9	12.3
RTO ancillary	37.1	27.0	113.9	89.0
Capacity revenue	2.2	0.3	3.3	0.7
Miscellaneous revenue	5.8	3.3	13.9	8.4

Total revenue	292.7	225.4	772.4	656.6

Operating costs and expenses
Purchased power:
Purchased power	68.5	52.7	184.4	171.9
RTO charges	45.1	31.4	106.5	70.9

Net purchased power	113.6	84.1	290.9	242.8
Operation and maintenance	70.4	66.3	199.1	187.8
Depreciation and amortization	29.4	25.2	87.2	68.0
Taxes other than income taxes	36.3	28.1	100.2	84.2
Loss on asset disposal	—	—	—	1.1

Total operating costs and expenses	249.7	203.7	677.4	583.9

Operating income	43.0	21.7	95.0	72.7

Other income / (expense), net:
Interest expense, net	(14.6)	(11.8)	(43.0)	(34.7)
Other income / (expense)	(0.6)	0.7	(2.3)	3.2

Total other expense, net	(15.2)	(11.1)	(45.3)	(31.5)

Income before income tax (a)	27.8	10.6	49.7	41.2

Income tax expense / (benefit)	10.9	(1.9)	16.6	4.2

Net Income (a)	$16.9	$12.5	$33.1	$37.0

(a)

For purposes of discussing operating results, we present and discuss INCOME BEFORE INCOME TAX and NET INCOME. This format is useful to investors because it allows analysis and comparability of operating trends and includes the same information that is used by management to make decisions regarding our financial performance.

Revenue

Retail customers, especially residential and commercial customers, consume more electricity on warmer and colder days. Therefore, our retail sales demand is affected by the number of heating and cooling degree-days occurring during a year. Cooling degree-days typically have a more significant effect than heating degree-days since some residential customers do not use electricity to heat their homes. Additionally, our retail revenue is affected by regulated rates and riders including the changes to our ESP.

HEATING AND COOLING DEGREE-DAYS (a)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Actual
Heating degree-days	41	18	3,264	2,627
Cooling degree-days	744	815	1,124	1,258
30-year average (b)
Heating degree-days	67	68	3,384	3,389
Cooling degree-days	689	691	1,004	1,003

(a)

Heating and cooling degree-days are a measure of the relative heating or cooling required for a home or business. The heating degrees in a day are calculated as the degrees that the average actual daily temperature is below 65 degrees Fahrenheit. For example, if the average temperature on March 20th was 40 degrees Fahrenheit, the heating degrees for that day would be the 25-degree difference between 65 degrees and 40 degrees. Similarly, cooling degrees in a day are calculated as the degrees that the average actual daily temperature is above 65 degrees Fahrenheit.

(b)	30-year average is computed from observed degree-days in the Dayton area on a trailing 30-year basis.

Our electric sales and billed customers were as follows:

ELECTRIC SALES AND CUSTOMERS

	Three months ended September 30,		Nine months ended September 30,
kWh sales (in millions):	2025	2024	2025	2024
Retail electric sales (a)
Residential	1,472	1,456	4,183	4,076
Commercial	1,054	1,003	2,845	2,782
Industrial	981	925	2,748	2,716
Governmental	355	330	927	916
Other	9	13	27	33

Total retail electric sales	3,871	3,727	10,730	10,523
Wholesale electric sales (b)	128	120	408	345

Total electric sales	3,999	3,847	11,138	10,868

(a)

DPL and AES Ohio retail electric sales represent the total transmission and distribution retail sales for the periods presented. SSO sales were 583 kWh and 487 kWh for the three months ended and 1,620 kWh and 1,481 kWh for the nine months ended September 30, 2025 and 2024, respectively.

(b)	Wholesale electric sales are AES Ohio’s 4.9% share of the generation output of OVEC

During the three months ended September 30, 2025, revenue increased $67.3 million to $292.7 million compared to $225.4 million in the same period of the prior year, and, during the nine months ended September 30, 2025, revenue increased $115.8 million to $772.4 million compared to $656.6 million in the same period of the prior year. These changes were primarily the result of changes in the components of revenue shown below:

$ in millions	Three months ended September 30, 2025 vs. 2024	Nine months ended September 30, 2025 vs. 2024
Retail
Rate
Increase in the TCRR	$15.8	$37.6
Increase in the TSCR	13.0	13.0
Increase in the DIR	1.8	11.5
Increase in the PRO	4.0	7.8
Increase / (decrease) in the Competitive Bid Revenue Rider Rate	5.4	(15.2)
Other	(4.7)	(1.5)

Net change in retail rate	35.3	53.2

Volume
Increase in volume primarily due to higher retail SSO load, along with weather and demand versus the comparable period	14.9	21.6

Net change in retail volume	14.9	21.6

Other miscellaneous	0.7	(0.6)

Net retail change	50.9	74.2
Wholesale
Increase primarily due to higher rates and volumes on power sales at OVEC	1.9	8.6
RTO ancillary and capacity revenue
Increase due to higher transmission revenue driven by an increase in transmission investments	12.0	27.5
Other
Miscellaneous revenue	2.5	5.5

Net change in revenue	$67.3	$115.8

Net Purchased Power

During the three months ended September 30, 2025, net purchased power increased $29.5 million to $113.6 million compared to $84.1 million in the same period of the prior year, and, during the nine months ended September 30, 2025, net purchased power increased $48.1 million to $290.9 million compared to $242.8 million in the same period of the prior year. These changes were primarily the result of changes in the cost of purchased power shown below.

$ in millions	Three months ended September 30, 2025 vs. 2024	Nine months ended September 30, 2025 vs. 2024
Net purchased power
Purchased power
Rate
Increase primarily due to higher prices in the competitive bid process	$4.2	$(16.9)
Volume
Increase in volume of purchased power primarily due to higher retail SSO demand versus the comparable period	11.6	29.4

Total purchased power change	15.8	12.5
RTO charges
Increase primarily due to increase in TCRR rates	13.7	35.6

Net change in purchased power	$29.5	$48.1

Operation and Maintenance

During the three and nine months ended September 30, 2025, Operation and Maintenance expense increased $4.1 million and $11.3 million, respectively, compared to the same periods in the prior year. The main drivers of these changes are as follows:

$ in millions	Three months ended September 30, 2025 vs. 2024	Nine months ended September 30, 2025 vs. 2024
Increase due to higher expected credit losses	$4.5	$5.7
Increase in USF rider (a)	1.8	4.7
Other	(2.2)	0.9

Net change in operation and maintenance expense	$4.1	$11.3

(a)	There is a corresponding offset in Revenue associated with these costs and minimal operating margin impact.

Depreciation and Amortization

During the three and nine months ended September 30, 2025, Depreciation and amortization increased $4.2 million and $19.2 million, respectively, compared to the same periods in the prior year, primarily due to additional assets placed in service.

Taxes Other Than Income Taxes

During the three and nine months ended September 30, 2025, Taxes other than income taxes increased $8.2 million and $16.0 million, respectively, compared to the same periods in the prior year. The increase was primarily the result of higher property taxes due to higher assessed values driven by our capital expenditure plan, net of regulatory deferrals.

Interest Expense, Net

During the three and nine months ended September 30, 2025, Interest expense, net increased $2.8 million and $8.3 million, respectively, compared to the same periods in the prior year. The increases were primarily due to higher outstanding debt balances versus the comparable periods in the prior year.

Other Income / (Expense), Net

During the three and nine months ended September 30, 2025, Other income / (expense), net decreased $1.3 million and $5.5 million, respectively, compared to the same periods in the prior year, primarily due to lower AFUDC equity.

Income Tax Expense / (Benefit)

$ change in millions	Three months ended September 30, 2025 vs. 2024	Nine months ended September 30, 2025 vs. 2024
Income tax expense / (benefit)	$12.8	$12.4

The increases in income tax expense / (benefit) of $12.8 million and $12.4 million during the three and nine months ended September 30, 2025, respectively, compared to the same periods of the prior year were primarily driven by an increase in the net tax expense related to the reversal of excess deferred taxes as a result of the flowthrough tax expense associated with the PUCO Order on the TSCR issued on July 9, 2025, a decrease in the tax benefit related to AFUDC equity, and lower pre-tax income in the prior year.

KEY TRENDS AND UNCERTAINTIES

During 2025 and beyond, we expect our financial results will be primarily impacted by retail demand and weather. In addition, our financial results are likely to be driven by other factors including, but not limited to:

•	regulatory outcomes;

•	the passage of new legislation, implementation of regulations or other changes in regulation; and

•	the timely recovery of transmission and distribution expenditures.

If favorable outcomes related to these factors do not occur, or if the challenges described below and elsewhere in this prospectus impact us more significantly than we currently anticipate, then these factors, or other factors unknown to us, may impact our operating income, net income and cash flows. We continue to monitor our operations and address challenges as they arise. For a discussion of the risks related to our business, see “Business” and “Risk Factors” elsewhere in this prospectus.

Operational

Customer Information and Billing System Implementation

During the third quarter of 2024, we implemented our new customer information and billing system, SAP IS-U, a software solution that SAP developed for businesses operating in the utility industries. In connection with this implementation, a temporary pause of customer disconnections and certain collection efforts and write-off processes was instituted, which has resulted in a higher allowance for credit losses as of September 30, 2025. We reinstituted the customer disconnections process and collection efforts and write-off processes in late June 2025.

Capital Projects

Our construction projects have experienced some indications of delays and price increases due to supply chain disruptions; however, they are currently proceeding without material delays. For further discussion of our capital requirements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Capital Resources and Liquidity.”

Macroeconomic and Political

U.S. Utilities Load Growth and Large Load Customers

The expansion of data center needs related to the growing use of generative artificial intelligence has the potential to be a significant accelerant to the load growth of the U.S. utilities market. We are working with several companies to provide solutions for the electric service needs of data centers and we see these relationships growing as utilization of generative artificial intelligence drives the expansion of data center use within our service territory. As part of this process, we are evaluating cost effective options to reliably serve these large data center customers.

Trump Administration Actions

On January 25, 2025, President Trump issued an Executive Order titled “Declaring a National Energy Emergency” directing agencies to, among other tasks, identify and exercise any lawful emergency authorities available to them to facilitate the identification, leasing, siting, production, transportation, refining, and generation of domestic energy resources.

Tax

The macroeconomic and political environments in the United States have changed in recent years. This could result in significant impacts to future tax law. In the United States, the Inflation Reduction Act included a 15% corporate alternative minimum tax (CAMT) based on adjusted financial statement income. In June 2025, the IRS released interim guidance for CAMT and announced its intention to revise regulations that were proposed in September 2024. The impact to the Company in 2025 is not expected to be material. We will continue to monitor the issuance of CAMT revised guidance.

On July 4, 2025, the United States enacted H.R. 1 (the “2025 Act”). The legislation included amendments to, and extensions of, various U.S. corporate income tax provisions, which may impact our effective tax rate in future periods. However, the impact to the effective tax rate is not expected to be material. Our interpretation of the 2025 Act may change as the U.S. Treasury and the IRS issue additional guidance.

Inflation

In the markets in which we operate, there have been higher rates of inflation recently. If inflation increases in our market, it may increase our expenses that we may not be able to pass through to customers. We may have the ability to recover operations and maintenance costs through the regulatory process; however, timing impacts on recovery may vary. In addition, the SSO auction process has reflected current macroeconomic conditions in terms of pricing.

Interest Rates

In the United States there has been a rise in interest rates since 2021, and interest rates are expected to remain volatile in the near term. Although all of our existing long-term debt is at fixed rates, an increase in interest rates can have several impacts on our business. For our existing short-term debt under floating rate structures and any future debt refinancings or future new money financings, rising interest rates will increase future financing costs. Our floating rate debt is currently limited to short-term borrowings under our Credit Agreement.

Regulatory

Our facilities and operations are subject to a wide range of regulations and laws by federal, state and local authorities. As well as imposing continuing compliance obligations, these laws and regulations authorize the imposition of substantial penalties for noncompliance, including fines, injunctive relief and other sanctions. In the normal course of business, we have investigatory and remedial activities underway at these facilities and operations in an effort to comply, or to determine compliance, with such regulations. We record liabilities for losses that are probable and can be reasonably estimated. See Note 2. “Regulatory Matters” of the notes to the unaudited Condensed Financial Statements of AES Ohio and to the audited Financial Statements of AES Ohio included in this prospectus.

Ohio Energy Legislation

On April 30, 2025, the Ohio legislature passed new energy legislation (House Bill 15) that was signed by the Governor and became effective August 14, 2025. The legislation allows Ohio’s electric utilities to file three-year forecasted base distribution rate cases, which would replace electric security plans (ESPs) and associated recovery riders. We currently anticipate that remaining recovery rider balances would be included in future base rates. Among other provisions, the legislation eliminates as of its effective date, the LGR, which previously allowed for recovery of net OVEC costs and revenue. Changes to the regulatory framework from this legislation, including the recovery of future net OVEC costs and revenue or remaining recovery rider balances, could be material to our results of operations, financial condition and cash flows.

AES Ohio ESP Appeal and Smart Grid Comprehensive Settlement

The OCC has appealed to the Ohio Supreme Court the PUCO’s decision approving the reversion to ESP 1 as well as argued for a refund of the RSC revenue dating back to August 2021. Additionally, the OCC has appealed to the Ohio Supreme Court the PUCO’s decision approving the Smart Grid Comprehensive Settlement as it relates to the 2018 and 2019 SEET. Oral arguments regarding these appeals were held in April 2025, and on August 22, 2025, the Ohio Supreme Court reversed the PUCO’s opinion and order with respect to the methodology used by the PUCO to support its findings related to the 2018 and 2019 SEET, and remanded the case to the PUCO to conduct further analysis of the SEET for those years. We filed testimony with the PUCO proposing a refund of $1.6 million based on analysis by its external financial consultant. The PUCO commenced an evidentiary hearing on this issue October 28, 2025, and a PUCO decision is pending. The appeal concerning the PUCO’s decision approving the reversion to ESP 1 remains pending at the Ohio Supreme Court.

Smart Grid Phase 2 Plan

In February 2024, we filed a Smart Grid Phase 2 with the PUCO proposing a ten-year investment plan to begin after Smart Grid Phase 1 ends. On September 13, 2024, we reached a settlement with the PUCO staff and other parties on the pending Smart Grid Phase 2 application and an evidentiary hearing was held on October 29, 2024. A fundamental premise of the Application was the continued availability of rider recovery of Smart Grid investments through the plan period. However, with the recent enactment of House Bill 15 described above, which prohibits us from applying for a new electric security plan which includes certain rider recovery mechanisms, as well as the near-term financial uncertainty created by the statute, we withdrew our Smart Grid Phase 2 Application on May 23, 2025. On July 9, 2025, the PUCO approved the withdrawal and closed the case. This withdrawal will provide us flexibility as to the timing and scope of Smart Grid investments to continue to deliver benefits to customers.

2024 Distribution Rate Case Application

On November 29, 2024, we filed a distribution rate case with the PUCO. The investments reflected in this distribution rate case include investments to enhance the safety, reliability, and resilience of the distribution system. The application is based on a date certain of September 30, 2024 and a test period of June 1, 2024–May 31, 2025.

On June 27, 2025, the PUCO Staff submitted their Report and Recommendations. On August 13, 2025, we entered into an unopposed Stipulation and Recommendation (the “Settlement”) with various intervening parties and the Staff of the PUCO and on November 5, 2025, the PUCO issued an order approving the Settlement without modification. The approved Settlement provides for updated base rates for electric distribution service customers in our service territory and among other matters includes: (i) an increase to our annual distribution revenue requirement of $167.9 million, which incorporates certain investments that are currently recovered through the Distribution Investment Rider and (ii) a return on equity of 9.999% and a cost of long-term debt of 4.49% on a distribution rate base of $1.25 billion and based on a capital structure of 53.87% equity and 46.13% long-term debt. The rates went into effect on November 6, 2025.

AES Ohio’s distribution rate review docket, which will include a copy of the approval order, is available at the website of the PUCO at www.puco.ohio.gov by searching Case No. 24-1009-EL-AIR. The information on the website of the PUCO is not incorporated herein.

Three-Year Rate Plan

To comply with House Bill 15, we filed an application with the PUCO on November 10, 2025 to establish a Three-Year Rate Plan. This plan describes the investments necessary to strengthen and modernize our infrastructure and expand support for our customers. To enable these ongoing investments, the application also proposes rates for future electric distribution service in 2027, 2028 and 2029.

Environment

We have several pending environmental matters associated with our previously-owned stations. Some of these matters could have a material adverse effect on our results of operations, financial condition and cash flows.

As a result of us no longer directly owning or operating any generating stations, the following environmental matters, regulations and requirements are not expected to have a material impact on us:

•	MATS and any associated regulatory or judicial processes;

•	NAAQS; and

•	recently finalized CAA Section 111(d) regulations for GHG from existing electric generating units.

Trump Administration Actions Affecting Environmental Regulations

On January 20, 2025, President Trump issued an Executive Order titled “Unleashing American Energy” directing Agencies to, among other tasks, review regulations issued under the prior administration to determine whether they should be suspended, revised, or rescinded. The Trump Administration also issued a memorandum titled “Regulatory Freeze Pending Review” directing agencies to refrain from proposing or issuing any rules until the Trump Administration has reviewed and approved those rules. In accordance with these and other Trump Administration Executive Orders, on March 12, 2025, EPA released a list of environmental regulations that will be targeted for reconsideration and other deregulatory action. These and other actions, including other Executive Orders and directives from the Trump Administration, may have an impact on regulations that may affect our business, financial condition, or results of operations.

Clean Water Act—Regulation of Water Discharge

The concept of “Waters of the U.S.” (“WOTUS”) defines the geographic reach and authority of the U.S. Army Corps of Engineers and the EPA (the “Agencies”) to regulate streams, wetlands, and other water bodies under the CWA. There have been multiple Supreme Court decisions and dueling regulatory definitions over the past several years concerning the proper standard for how to properly determine whether a wetland or stream that is not navigable is considered a WOTUS. On May 25, 2023, the U.S. Supreme Court rendered a decision (the “Decision”) in the case of Sackett v. Environmental Protection Agency, addressing the definition of WOTUS with regards to the CWA. The Decision provides a clear standard that substantially restricts the Agencies’ ability to regulate certain types of wetlands and streams. Specifically, wetlands that do not have a continuous surface connection with traditional interstate navigable waters is not federally jurisdictional.

On September 8, 2023, the Agencies published final rule amendments in the Federal Register to amend the final “Revised Definition of ‘Waters of the United States’” rule. This final rule conforms the definition of WOTUS to the definition adopted in the Decision. The Agencies have amended key aspects of the regulatory text to conform the rule to the Decision. On March 12, 2025, the Agencies issued a joint guidance memorandum for implementing the “continuous surface connection” consistent with the Decision and related issues. The Federal Register notice was published on March 24, 2025 outlining a process to gather recommendations for implementation of WOTUS. It is too early to determine whether any outcome of litigation or current or future revisions to rules interpreting federal jurisdiction over waters over the United States may have a material adverse effect on our results of operations, financial condition and cash flows.

Regulation of CCR

On October 19, 2015, an EPA rule regulating CCR under the Resource Conservation and Recovery Act as nonhazardous solid waste became effective (“CCR Rule”). The rule established nationally applicable minimum criteria for the disposal of CCR in new and currently operating landfills and surface impoundments, including location restrictions, design and operating criteria, groundwater monitoring, corrective action and closure requirements and post-closure care. The 2016 Water Infrastructure Improvements for the Nation Act (“WIIN Act”), includes provisions to implement the CCR Rule through a state permitting program, or if the state chooses not to participate, a possible federal permit program. The EPA has indicated that they will implement a phased approach to amending the CCR Rule, which is ongoing. On February 20, 2020, the EPA published a proposed rule to establish a federal CCR permit program that would operate in states without approved CCR permit programs. With the sale of our coal-fired generating stations, we expect that the impact of these regulations would be limited to our interest in OVEC.

On August 28, 2020, the EPA published the CCR Part A Rule that, among other amendments, required certain CCR units to cease waste receipt and initiate closure by April 11, 2021. The CCR Part A Rule also allowed for extensions of the April 11, 2021 deadline if EPA determines certain criteria are met. Facilities seeking such an extension were required to submit a demonstration to EPA by November 30, 2020. On January 11, 2022, EPA released its first in a series of proposed determinations regarding nine CCR Part A Rule demonstrations, including for OVEC’s Clifty Creek and four compliance-related letters notifying certain other facilities of their compliance obligations under the federal CCR regulations. The determinations and letters include interpretations regarding implementation of the CCR Rule. On April 8, 2022, petitions for review were filed challenging these EPA actions. The petitions were consolidated in Electric Energy, Inc. v. EPA. On June 28,

2024, the court dismissed the petitions for review, finding that the EPA actions were an application of the existing CCR regulations. It is too early to determine the direct or indirect impact of this ruling or if additional litigation might be pursued.

On May 8, 2024, the EPA published final revisions to the CCR Rule, which were effective on November 8, 2024. The final revisions expand the scope of CCR units regulated by the CCR Rule to include legacy surface impoundments, inactive surface impoundments, and CCR management units. The May 8, 2024 revisions to the CCR Rule are currently subject to legal challenges and on November 1, 2024, the D.C. Circuit Court denied a motion to stay these revisions to the CCR Rule. On November 5, 2024, an application for stay of the CCR Rule revisions was filed with the U. S. Supreme Court, which was denied by the court on December 11, 2024. On July 22, 2025, EPA published both a direct final rule and a proposed rule that, if finalized, would extend certain deadlines for coal combustion residual management units associated with its May 8, 2024 revisions to the CCR Rule. On September 4, 2025, EPA withdrew the direct final rule due to receipt of adverse comment. It is too early to determine any potential impact from the July 22, 2025 proposed revisions to the CCR Rule.

Capital Resources and Liquidity

We had unrestricted cash and cash equivalents of $78.7 million as of September 30, 2025. At that date, we did not have any short-term investments. we had aggregate principal amounts of long-term debt outstanding of $1,396.5 million.

From time to time, we may elect to repurchase our outstanding debt through cash purchases, privately negotiated transactions or otherwise when management believes such repurchases are favorable to make. The amounts involved in any such repurchases may be material.

We depend on timely and continued access to capital markets to manage our liquidity needs. The inability to raise capital on favorable terms, to refinance existing indebtedness or to fund operations and other commitments during times of political or economic uncertainty could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, changes in the timing of tariff increases or delays in regulatory determinations could affect the cash flows and results of operations of our businesses. We must first seek approval from the PUCO to issue new stocks, bonds, notes and other evidences of indebtedness. We last received approval in July 2025 to, among other things, issue up to $450 million of long-term indebtedness.

Cash Flows

The following table summarizes our cash flows:

	Nine months ended September 30,
$ in millions	2025	2024
Net cash provided by operating activities	$88.6	$117.5
Net cash used in investing activities	(265.0)	(472.2)
Net cash provided by financing activities	230.5	358.8

Net increase in cash, cash equivalents and restricted cash	54.1	4.1
Balance at beginning of period	24.7	15.6

Cash, cash equivalents, and restricted cash at end of period	$78.8	$19.7

Net Cash from Operating Activities

	Nine months ended September 30,
$ in millions	2025	2024
Net income	$33.1	$37.0
Depreciation and amortization	87.2	68.0
Deferred income taxes	18.1	4.2
Other adjustments to net income	1.0	(3.2)

Net income, adjusted for non-cash items	139.4	106.0
Net change in operating assets and liabilities and other	(50.8)	(11.5)

Net cash provided by operating activities	$88.6	$117.5

The net change in operating assets and liabilities during the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 was driven by the following:

$ in millions	$ change
Decrease from accounts payable primarily due to the timing of invoices and payments	$(31.5)
Decrease from higher net accounts receivable driven by timing of collections, billing delays and a temporary pause of customer disconnections and certain collection efforts and write-off processes after the implementation of our customer billing system upgrade in the third quarter of 2024	(29.0)
Other	(1.8)

Net change in operating assets and liabilities and other	$(62.3)

Net cash from investing activities

Net cash used in investing activities decreased $207.2 million during the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024, primarily driven by the following:

$ in millions	$ change
Lower capital expenditures on our T&D projects primarily due to timing of invoices and payments in the comparative periods and lower digital related investment due to the implementation of our customer billing system upgrade in the third quarter of 2024	$193.5
Lower cost of removal payments	13.4
Other	0.3

Net change in investing activities	$207.2

Net cash from financing activities

Net cash provided by financing activities decreased $128.3 million during the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024, primarily driven by the following:

$ in millions	$ change
Decrease due to issuance of short-term debt in the prior year, which was repaid in the current year	$(300.0)
Decrease due to higher net repayments on our Credit Agreement	(170.0)
Decrease due to lower equity contributions from parent in the comparable periods	(50.0)
Increase due to higher issuances of long-term debt	375.0
Increase due to lower distributions to parent in the comparable periods	21.0
Other	(4.3)

Net change in investing activities	$(128.3)

Liquidity

We expect our existing cash balances, cash generated from operating activities and borrowing capacity on our existing credit facilities will be adequate to meet our anticipated operating needs, including interest expense on our debt and any dividends to our equity owners. Our business is capital intensive, requiring significant resources to fund operating expenses, construction expenditures, scheduled debt maturities and carrying costs, taxes and any dividend payments. For 2025 and subsequent years, we expect to satisfy these requirements with a combination of cash from operations, funds from debt financing and funds from capital contributions as our internal liquidity needs and market conditions warrant. We also expect that the borrowing capacity under our Credit Agreement will continue to be available to manage working capital requirements during those periods. The absence of adequate liquidity could adversely affect our ability to operate our business and have a material adverse effect on our results of operations, financial condition and cash flows.

At September 30, 2025, we have access to the following revolving credit facility:

$ in millions	Type	Maturity	Commitment	Amounts available as of September 30, 2025
Credit Agreement	Revolving	March 2030	350.0	350.0

For our Credit Agreement, as of September 30, 2025, there were $0.0 million in borrowings under the facility, with the remaining $350.0 million available to us. For more information on our Credit Agreement, see Note 5. “Debt” to the audited Financial Statements of AES Ohio included in this prospectus.

Debt Covenants

For information regarding our long-term debt covenants, see Note 4. “Debt” to the unaudited Condensed Financial Statements of AES Ohio included in this prospectus.

Capital Requirements

Capital Expenditure Program

Our capital expenditure program, including development and permitting costs, for the three-year period from 2025 through 2027 is currently estimated to cost up to $1.4 billion, and includes estimates as follows:

$ in millions	2025	2026	2027	For the three-year period from 2025 through 2027
Distribution-related additions, improvements and extensions	$168.0	$147.0	$197.0	$512.0
Transmission-related additions and improvements	164.0	328.0	328.0	820.0
Smart Grid Phase 1 improvements and additions	35.0	—	—	35.0
Other	18.0	10.0	10.0	38.0

Total	385.0	485.0	535.0	1,405.0

Our projection includes expected spending under its Smart Grid Phase 1 included in the comprehensive settlement approved by the PUCO on June 16, 2021, as well as new transmission and distribution projects. With the recent enactment of House Bill 15, we withdrew our Smart Grid Phase 2 Application and are currently reevaluating our capital expenditure programs. Our spending programs are contingent on, among other events, successful regulatory outcomes in pending proceedings. See more information in Note 2. “Regulatory Matters” of the notes to the unaudited Condensed Financial Statements of AES Ohio and to the audited Financial Statements of AES Ohio included in this prospectus.

We are subject to the mandatory reliability standards of NERC and Reliability. First Corporation, one of the six NERC regions, of which we are a member. Anticipated costs related to these standards are included in the overall capital projections above.

Debt Covenants

For information regarding our long-term debt covenants, Note 5. “Debt” to the audited Financial Statements of AES Ohio included in this prospectus.

Credit Ratings

The following table outlines our debt ratings and outlook.

Debt ratings	AES Ohio	Outlook
Fitch Ratings	BBB+ (a)	Stable
Moody’s Investors Service, Inc.	Baa1 (a)	Stable
Standard & Poor’s Financial Services LLC	BBB+ (a)	Stable

(a)	Rating relates to AES Ohio’s Senior secured debt.

The following table outlines our credit ratings and outlook, along with the effective or affirmed date of each rating.

Credit ratings	AES Ohio	Outlook
Fitch Ratings	BBB-	Stable
Moody’s Investors Service, Inc.	Baa3	Stable
Standard & Poor’s Financial Services LLC	BBB-	Stable

If the rating agencies were to reduce our debt or credit ratings, our borrowing costs may increase, our potential pool of investors and funding resources may be reduced and we may be required to post additional collateral under certain contracts. These events may have an adverse effect on our results of operations, financial condition and cash flows. In addition, any such reduction in our debt or credit ratings may adversely affect the trading price of our outstanding debt securities. Non-investment grade companies may experience higher costs to issue new securities.

Off-Balance Sheet Arrangements

For information on guarantees, commercial commitments, and contractual obligations, see Note 8, “Commitments and Contingencies” to the unaudited Condensed Financial Statements of AES Ohio included in this prospectus.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our financial statements are prepared in accordance with GAAP. In connection with the preparation of these financial statements, our management is required to make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosure of contingent liabilities. These assumptions, estimates and judgments are based on our historical experience and assumptions that we believe to be reasonable at the time. However, because future events and their effects cannot be determined with certainty, the determination of estimates requires the exercise of judgment. Our critical accounting estimates are those which require assumptions to be made about matters that are highly uncertain. Our significant accounting policies are described in Note 1 of the unaudited Condensed Financial Statements of AES Ohio included in this prospectus.

Different estimates could have a material effect on our financial results. Judgments and uncertainties affecting the application of these policies and estimates may result in materially different amounts being reported under different conditions or circumstances. Significant items subject to such judgments include: the carrying value of property, plant and equipment; unbilled revenue; the valuation of insurance and claims liabilities; the valuation of allowances for credit losses and deferred income taxes; regulatory assets and liabilities; liabilities recorded for income tax exposures; litigation; contingencies; assets and liabilities related to employee benefits and intangible assets.

Revenue Recognition

At the end of each month, amounts of energy delivered to customers since the date of the last meter reading are estimated and the corresponding unbilled revenue is accrued. In making our estimates of unbilled revenue, we use complex models that consider various factors including known amounts of energy usage by nearly all residential, small commercial and industrial customers; estimated line losses; and estimated customer rates based on prior period billings. Given the use of these models, and that customers are billed on a monthly cycle, we believe it is unlikely that materially different results will occur in future periods when revenue is billed. For further information regarding the nature of our revenue streams and our critical accounting policies affecting revenue recognition, see Note 1. “Overview and Summary of Significant Accounting Policies” and Note 12. “Revenue” to the audited Financial Statements of AES Ohio included in this prospectus.

Credit Losses

We use a forward-looking “expected loss” model to recognize allowances for credit losses on customer and other receivables. The allowance for credit losses primarily relates to utility customer receivables, including unbilled amounts. Expected credit loss estimates are developed by disaggregating customers into those with similar credit risk characteristics and using historical credit loss experience. In addition, we also consider how current and future economic conditions are expected to impact the collectability, as applicable, of our receivables balance. Our determination of the allowance for credit losses requires us to make estimates and judgments regarding our customers’ ability to pay amounts due, which have required a higher degree of estimation given the temporary pause of customer disconnections and certain collection efforts and write-off processes after the implementation of our customer billing system upgrade in the third quarter of 2024. We believe such estimates and judgments are reasonable and the related allowance for credit losses is adequate as of December 31, 2024; however, changes in such estimates and judgments could result in a different conclusion, which could be material. See Note 1. “Overview and Summary of Significant Accounting Policies – Accounts Receivable and Allowance for Credit Losses” to the audited Financial Statements of AES Ohio included in this prospectus for further information on our receivable balances.

Income Taxes

We are subject to federal and state income taxes. Our income tax provision requires significant judgment and is based on calculations and assumptions that are subject to examination by the U.S. Internal Revenue Service and other tax authorities. We regularly assess the potential outcome of tax examinations when determining the adequacy of our income tax provisions by considering the technical merits of the filing position, case law, and results of previous tax examinations. Accounting guidance for uncertainty in income taxes prescribes a more-likely-than-not recognition threshold and measurement requirements for financial statement reporting of our income tax positions. Tax reserves have been established which we believe to be adequate in relation to the potential for additional assessments. Once established, reserves are adjusted only when there is more information available or when an event occurs necessitating a change to the reserves. While we believe that the amount of the tax reserves is reasonable, it is possible that the ultimate outcome of current or future examinations may be materially different than the reserve amounts.

Regulatory Assets and Liabilities

Application of the provisions of GAAP relating to regulatory accounting requires us to reflect the effect of rate regulation in our financial statements. For regulated businesses subject to federal or state cost-of-service rate regulation, regulatory practices that assign costs to accounting periods may differ from accounting methods generally applied by non-regulated companies. When it is probable that regulators will permit the recovery of current costs through future rates charged to customers, we defer these costs as regulatory assets that otherwise would be expensed by non-regulated companies. Likewise, we recognize regulatory liabilities when it is probable that regulators will require customer refunds through future rates and when revenue is collected from customers for expenses that are not yet incurred. Regulatory assets are amortized into expense and regulatory liabilities are amortized into income over the recovery period authorized by the regulator.

We evaluate our regulatory assets to determine whether or not they are probable of recovery through future rates and make various assumptions in our analyses. The expectations of future recovery are generally based on orders issued by regulatory commissions or historical experience, as well as discussions with applicable regulatory authorities. If recovery of a regulatory asset is determined to be less than probable, it will be expensed in the period the assessment is made. We currently believe the recovery of our regulatory assets is probable. See Note 2. “Regulatory Matters” to the audited Financial Statements of AES Ohio included in this prospectus.

Pension Plans

The valuation of our benefit obligation, fair value of plan assets, and net periodic benefit costs requires various estimates and assumptions, the most significant of which include the discount rate and expected return on plan assets. We review these and other assumptions, such as mortality, on an annual basis. See Note 1. “Overview and Summary of Significant Accounting Policies” and Note 7. “Benefit Plans” to the audited Financial Statements of AES Ohio included in this prospectus for further information on our accounting policies regarding the Pension Plans.

Contingent and Other Obligations

During the conduct of our business, we are subject to a number of federal and state laws and regulations, as well as other factors and conditions that potentially subject us to environmental, litigation, insurance and other risks. We periodically evaluate our exposure to such risks and record estimated liabilities for those matters where the chance of a loss occurring is probable and can be reasonably estimated in accordance with GAAP. In recording such estimated liabilities, we may make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities and expenses as they relate to contingent and other obligations. These assumptions and estimates are based on historical experience and assumptions and may be subject to change. We believe such estimates and assumptions are reasonable.

New Accounting Standards

See Note 1. “Overview and Summary of Significant Accounting Policies” of the audited Financial Statements of AES Ohio included in this prospectus for a discussion of new accounting pronouncements and the potential impact to our results of operations, financial condition and cash flows.

BUSINESS

We are a public utility incorporated in 1911 under the laws of Ohio. We have the exclusive right to provide regulated transmission and distribution services to our approximately 530,000 customers located in West Central Ohio. We also provide retail standard service offer (“SSO”) electric service to residential, commercial, industrial and governmental customers in a 6,000-square mile area of West Central Ohio. We source all of the generation for our SSO customers through a competitive bid process. In addition to our electric transmission and distribution businesses, we have a 4.9% interest in the Ohio Valley Electric Corporation (“OVEC”), an electric generating company. OVEC has two electric generating stations located in Cheshire, Ohio and Madison, Indiana with a combined generation capacity of 2,109 megawatts (“MW”). Our share of this generation capacity is 103 MW.

The principal industries located in our service territory include automotive, food processing, paper, plastic, manufacturing and defense. Our sales reflect general economic and competitive conditions, seasonal weather patterns of the area and the growth of energy efficiency initiatives.

We strive to achieve stable, long-term growth through efficient operations and strong customer and regulatory relations. More specifically, our strategy is to utilize the transmission and distribution assets that transfer electricity at the most efficient cost, and to maintain the highest level of customer service and reliability. Our total revenue and net income for the nine months ended September 30, 2025 were $772.4 million and $33.1 million, respectively. In addition, as of September 30, 2025, we had total assets of approximately $3.5 billion. Our business is not dependent on any single customer or group of customers.

Our electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, we apply the accounting standards for regulated operations to our electric transmission and distribution businesses and record regulatory assets when incurred costs are expected to be recovered in future customer rates, and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.

Seasonality

The power delivery business is seasonal, and weather patterns have a material effect on energy demand. In the region we serve, demand for electricity is generally greater in the summer months associated with cooling and in the winter months associated with heating compared to other times of the year. Our sales typically reflect the seasonal weather patterns but can also be impacted by service territory economic activity and the number of retail customers we have, as well as customer-initiated energy efficiency efforts.

Storm activity can also have an adverse effect on our operating performance. Severe storms often damage transmission and distribution equipment, thereby causing power outages, which reduce revenue and increase repair costs. Partially mitigating this impact is our ability to timely recover certain O&M repair costs related to severe storms.

Regulation and Market Structure

Retail Rate Regulation

Our distribution service to all retail customers as well as the provisions of its SSO service are regulated by the PUCO. In addition, certain costs are considered to be non-bypassable and are therefore assessed to all our retail customers, under the regulatory authority of the PUCO, regardless of the customer’s retail electric supplier. Our transmission rates are subject to regulation by the FERC under the Federal Power Act.

Ohio law establishes the process for determining SSO and non-bypassable rates charged by public utilities. Regulation of retail rates encompasses the timing of applications, the effective date of rate changes, the cost basis upon which the rates are set and other service-related matters. Ohio law also established the Office of the Ohio Consumers’ Counsel, which has the authority to represent residential consumers in state and federal judicial and administrative rate proceedings.

Ohio legislation extends the jurisdiction of the PUCO to the records and accounts of certain public utility holding company systems, including DPL. The legislation extends the PUCO’s supervisory powers to a holding company system’s general condition and capitalization, among other matters, to the extent that such matters relate to the costs associated with the provision of public utility service. Based on existing PUCO and FERC authorization, regulatory assets and liabilities are recorded on the balance sheets of both DPL and AES Ohio.

For additional discussion of the regulatory environment related to our business, see the discussion in Note 2. “Regulatory Matters” to the unaudited Condensed Financial Statements of AES Ohio included in this prospectus.

Ohio Retail Rates

Our rates for transmission and distribution electric service currently remain the lowest among Ohio investor-owned utilities.

On September 26, 2022, we filed our latest ESP (ESP 4) with the PUCO. ESP 4 is a comprehensive plan to enhance and upgrade its network and improve service reliability, provide greater safeguards for price stability and continue investments in local economic development. On April 10, 2023, we entered into a Stipulation and Recommendation with the PUCO Staff and seventeen parties with respect to our ESP 4 application, and, on August 9, 2023, the PUCO approved this settlement without modification. With approval of this settlement, the distribution rates that were approved by the PUCO on December 14, 2022, and are described in the paragraph below, became effective on September 1, 2023.

On December 14, 2022, the PUCO issued an order on our distribution rate case application that was filed on November 30, 2020. Among other matters, the order established a revenue increase of $75.6 million for our base rates for electric distribution service and provided for a return on equity of 9.999% and a cost of long-term debt of 4.4% on a distribution rate base of $783.5 million and based on a capital structure of 53.87% equity and 46.13% long-term debt. These rates went into effect on September 1, 2023 with the approval of our ESP 4.

On November 29, 2024, we filed a distribution rate case application with the PUCO. The investments reflected in this distribution rate case include investments to enhance the safety, reliability, and resilience of the distribution system. The application is based on a date certain of September 30, 2024 and a test period of June 1, 2024—May 31, 2025.

On June 27, 2025, the PUCO Staff submitted their Report and Recommendations. On August 13, 2025, we entered into an unopposed Stipulation and Recommendation (the “Settlement”) with various intervening parties and the Staff of the PUCO and on November 5, 2025, the PUCO issued an order approving the Settlement without modification. The approved Settlement provides for updated base rates for electric distribution service customers in our service territory and among other matters includes:

•	(i) an increase to our annual distribution revenue requirement of $167.9 million, which incorporates certain investments that are currently recovered through the Distribution Investment Rider

•

and (ii) a return on equity of 9.999% and a cost of long-term debt of 4.49% on a distribution rate base of $1.25 billion and based on a capital structure of 53.87% equity and 46.13% long-term debt. The rates went into effect on November 6, 2025.

To comply with House Bill 15, we filed an application with the PUCO on November 10, 2025 to establish a Three-Year Rate Plan. This plan describes the investments necessary to strengthen and modernize our infrastructure and expand support for our customers. To enable these ongoing investments, the application also proposes rates for future electric distribution service in 2027, 2028 and 2029.

Ohio law and the PUCO rules contain targets relating to renewable energy standards. We are currently in full compliance with renewable energy standards and recovers the costs of its compliance with Ohio renewable energy standards through its Standard Offer Rate Tariff, which is reviewed and audited by the PUCO.

The costs associated with providing high voltage transmission service and wholesale electric sales and ancillary services are subject to FERC jurisdiction. We implemented a formula-based rate for its transmission service, effective May 3, 2020.

As a member of PJM, We also receive revenue from the RTO related to our transmission assets and incurs costs associated with its load obligations for retail customers. Ohio law includes a provision that would allow Ohio electric utilities to seek and obtain a reconcilable rider to recover RTO-related costs and credits. We continue to recover non-market-based transmission and ancillary costs through its non-bypassable Transmission Cost Recovery Rider.

For more information regarding our ESP and distribution rate cases and other regulatory items, see the discussion in Note 2. “Regulatory Matters” to the unaudited Condensed Financial Statements of AES Ohio included in this prospectus.

Ohio Competition

Since January 2001, our electric customers have been permitted to choose their retail electric generation supplier. The SSO generation supply is provided by third parties through a competitive bid process. We continues to have the exclusive right to provide delivery service in our state-certified territory and the obligation to procure and provide electricity to SSO customers that do not choose an alternative supplier. The PUCO maintains jurisdiction over our delivery of electricity, SSO and other retail electric services.

As part of Ohio’s electric deregulation law, all of the state’s investor-owned utilities were required to join an RTO. We are a member of the PJM RTO. The role of the RTO is to administer a competitive wholesale market for electricity and ensure reliability of the transmission grid. PJM ensures the reliability of the high-voltage electric power system serving more than 65 million people in all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia. PJM coordinates and directs the operation of the region’s transmission grid, administers the world’s largest competitive wholesale electricity market and plans regional transmission expansion improvements to maintain grid reliability and relieve congestion.

Environmental Matters

We are subject to various federal, state, regional and local environmental protection and health and safety laws and regulations governing, among other things, the generation, storage, handling, use, disposal and transportation of regulated materials, including ash; the use and discharge of water used in generation boilers and for cooling purposes; the emission and discharge of hazardous and other materials, including GHGs, into the environment; climate change; and the health and safety of our employees. These laws and regulations often require a lengthy and complex process of obtaining and renewing permits and other governmental authorizations from federal, state and local agencies. Violation of these laws, regulations or permits can result in substantial fines, other sanctions, suspension or revocation of permits and/or facility shutdowns. There can be no assurance that we have been or will be at all times in full compliance with such laws, regulations and permits.

For further information about these risks, see “Risk Factors” elsewhere in this prospectus. Our operations are subject to significant government regulation and could be adversely affected by changes in the law or regulatory schemes; several of our businesses are subject to potentially significant remediation expenses, enforcement initiatives, private party lawsuits and reputational risk associated with CCR; our businesses are subject to stringent environmental laws, rules and regulations; and concerns about GHG emissions and the potential risks associated with climate change have led to increased regulation and other actions that could impact our businesses.

Where no accrued liability has been recognized, it is reasonably possible that some matters could have unfavorable outcomes for us and could require us to pay damages or make expenditures in amounts that could be material but could not be estimated as of December 31, 2024.

We have taken steps to limit our exposure to environmental claims that could be raised with respect to our previously-owned and operated coal-fired generation units, but we cannot predict whether any such claims will be raised and, if they are, the extent to which they may have a material adverse effect on our results of operations, financial condition and cash flows.

From time to time, we are subject to enforcement actions for claims of noncompliance with environmental laws and regulations. We cannot assure that we will be successful in defending against any claim of noncompliance. However, we do not believe any currently open environmental investigations will result in fines material to our results of operations, financial condition and cash flows.

Under certain environmental laws, we could be held responsible for costs relating to contamination at our past or present facilities and at third-party waste disposal sites. We could also be held liable for human exposure to hazardous substances or for other environmental damage. Our costs of complying with current and future environmental and health and safety laws, and our liabilities arising from past or future releases of, or exposure to, hazardous substances may adversely affect our business, results of operations, financial condition and cash flows. A discussion of the legislative and regulatory initiatives most likely to affect us follows.

Trump Administration Actions Affecting Environmental Regulations

On January 20, 2025, President Trump issued an Executive Order titled “Unleashing American Energy” directing Agencies to, among other tasks, review regulations issued under the prior Administration to determine whether they should be suspended, revised, or rescinded. The Trump Administration also issued a Memorandum titled “Regulatory Freeze Pending Review” directing Agencies to refrain from proposing or issuing any rules until the Trump Administration has reviewed and approved those rules. In accordance with these and other Trump Administration Executive Orders, on March 12, 2025, the EPA released a list of environmental regulations that will be targeted for reconsideration and other deregulatory action. These and other actions, including other Executive Orders and directives from the Trump Administration, may have an impact on regulations and permitting processes that may affect our business, financial condition, or results of operations.

Environmental Matters Related to Air Quality

As a result of AES Ohio no longer directly owning or operating any generating stations, the following environmental matters, regulations and requirements are now not expected to have a material impact on AES Ohio:

•	the Clean Air Act (“CAA”) and the following regulations:

•	Cross-State Air Pollution Rule (“CSAPR”) and associated updates;

•	Mercury and Air Toxics Standards (“MATS”) and any associated regulatory or judicial processes;

•	National Ambient Air Quality Standards (“NAAQS”); and

•	GHG regulations established under CAA Section 111(d) for electric generation units.

Environmental Matters Related to Water Quality, Waste Disposal and Ash Ponds

As a result of AES Ohio no longer directly owning or operating any generating stations, the following environmental matters, regulations and requirements are now not expected to have a material impact on AES Ohio (although certain other requirements related to water quality, waste disposal and ash ponds are discussed further below):

•	water intake regulations, including those finalized by the EPA on May 19, 2014;

•

revised technology-based regulations governing water discharges from steam electric generating facilities, finalized by the EPA on November 3, 2015 (and subsequently revised) and commonly referred to as the ELG rules; and

•	Clean Water Act rules for selenium.

Notice of Potential Liability for Third Party Disposal Site

In December 2003, we and other parties received notices that the EPA considered us and other parties PRPs for the Tremont City Landfill site, located near Dayton, Ohio. On October 16, 2019, we received another notice from the EPA claiming that we are a PRP for the portion of the site known as the barrel fill.

While a review of our records indicates that we did not contribute hazardous materials to the site, we are currently unable to predict the outcome of this matter. If we were required to contribute to the clean-up of the site, it could have an adverse effect on our business, financial condition or results of operations.

Regulation of Waste Disposal

In 2002, we and other parties received a special notice that the EPA considered us to be a PRP for the clean-up of hazardous substances at a third-party landfill known as the South Dayton Dump (“Landfill”). Several of the parties voluntarily accepted some of the responsibility for contamination at the Landfill and, in May 2010, three of those parties, Hobart Corporation, Kelsey-Hayes Company and NCR Corporation (“PRP Group”), filed a civil complaint in Ohio federal court against us and numerous other defendants, alleging that the defendants contributed to the contamination at the landfill and were liable for contribution to the PRP group for costs associated with the investigation and remediation of the site.

While we were able to get the initial case dismissed, the PRP Group subsequently, in 2013, entered into an additional Administrative Settlement Agreement and Order on Consent (“ASAOC”) with the EPA relating to vapor intrusion and again filed suit against us and other defendants. Plaintiffs also entered into an additional ASAOC in 2016 pertaining to the investigation and remediation of all hazardous substances present in the Landfill—potentially including undefined areas outside the original dump footprint—and added claims relating to this ASAOC to the vapor intrusion trial proceeding. The 2013 vapor intrusion ASAOC settled in early 2020, but the 2016 ASAOC remains to be adjudicated after completion of the remedial investigation feasibility study. While we are unable to predict the outcome of these matters, if we were required to contribute to the clean-up of the site, it could have a material adverse effect on our results of operations, financial condition and cash flows.

Regulation of CCR

On October 19, 2015, an EPA rule regulating CCR under the Resource Conservation and Recovery Act as nonhazardous solid waste became effective (“CCR Rule”). The rule established nationally applicable minimum criteria for the disposal of CCR in new and currently operating landfills and surface impoundments, including location restrictions, design and operating criteria, groundwater monitoring, corrective action and closure requirements and post-closure care. The 2016 Water Infrastructure Improvements for the Nation Act (“WIIN Act”), includes provisions to implement the CCR Rule through a state permitting program, or if the state chooses not to participate, a possible federal permit program. The EPA has indicated that they will implement a phased approach to amending the CCR Rule, which is ongoing. On February 20, 2020, the EPA published a proposed rule to establish a federal CCR permit program that would operate in states without approved CCR permit programs. With the sale of our coal-fired generating stations, we expect that the impact of these regulations would be limited to our interest in OVEC.

On August 28, 2020, the EPA published the CCR Part A Rule that, among other amendments, required certain CCR units to cease waste receipt and initiate closure by April 11, 2021. The CCR Part A Rule also allowed for extensions of the April 11, 2021 deadline if EPA determines certain criteria are met. Facilities seeking such an extension were required to submit a demonstration to EPA by November 30, 2020. On

January 11, 2022, EPA released its first in a series of proposed determinations regarding nine CCR Part A Rule demonstrations, including for OVEC’s Clifty Creek and four compliance-related letters notifying certain other facilities of their compliance obligations under the federal CCR regulations. The determinations and letters include interpretations regarding implementation of the CCR Rule. On April 8, 2022, petitions for review were filed challenging these EPA actions. The petitions were consolidated in Electric Energy, Inc. v. EPA. On June 28, 2024, the court dismissed the petitions for review, finding that the EPA actions were an application of the existing CCR regulations. It is too early to determine the direct or indirect impact of this ruling or if additional litigation might be pursued.

On May 8, 2024, the EPA published final revisions to the CCR Rule, which were effective on November 8, 2024. The final revisions expand the scope of CCR units regulated by the CCR Rule to include legacy surface impoundments, inactive surface impoundments, and CCR management units. The May 8, 2024 revisions to the CCR Rule are currently subject to legal challenges and on November 1, 2024, the D.C. Circuit Court denied a motion to stay these revisions to the CCR Rule. On November 5, 2024, an application for stay of the CCR Rule revisions was filed with the U. S. Supreme Court, which was denied by the court on December 11, 2024. On July 22, 2025, EPA published both a direct final rule and a proposed rule that, if finalized, would extend certain deadlines for coal combustion residual management units associated with its May 8, 2024 revisions to the CCR Rule. On September 4, 2025, EPA withdrew the direct final rule due to receipt of adverse comment. It is too early to determine any potential impact from the July 22, 2025 proposed revisions to the CCR Rule.

The CCR Rule, current or proposed amendments to, or EPA interpretations of, the CCR Rule, the results of groundwater monitoring data or the outcome of CCR-related litigation could have a material adverse effect on our results of operations, financial condition and cash flows.

Clean Water Act—Regulation of Water Discharge

On April 23, 2020, the U.S. Supreme Court issued a decision in the Hawaii Wildlife Fund v. County of Maui case related to whether a Clean Water Act permit is required when pollutants originate from a point source but are conveyed to navigable waters through a nonpoint source such as groundwater. The U.S. Supreme Court held that discharges to groundwater require a permit if the addition of the pollutants through groundwater is the functional equivalent of a direct discharge from the point source into navigable waters. A number of legal cases relevant to the determination of “functional equivalent” are ongoing in various jurisdictions. On November 27, 2023, the EPA issued draft guidance regarding functional equivalent discharge. It is too early to determine whether the Supreme Court decision or the result of litigation related to “functional equivalent” may have a material adverse effect on our results of operations, financial condition and cash flows.

The concept of “Waters of the U.S.” (“WOTUS”) defines the geographic reach and authority of the U.S. Army Corps of Engineers and the EPA (the “Agencies”) to regulate streams, wetlands, and other water bodies under the CWA. There have been multiple Supreme Court decisions and dueling regulatory definitions over the past several years concerning the proper standard for how to properly determine whether a wetland or stream that is not navigable is considered a WOTUS. On May 25, 2023, the U.S. Supreme Court rendered a decision (the “Decision”) in the case of Sackett v. Environmental Protection Agency, addressing the definition of WOTUS with regards to the CWA. The Decision provides a clear standard that substantially restricts the Agencies’ ability to regulate certain types of wetlands and streams. Specifically, wetlands that do not have a continuous surface connection with traditional interstate navigable water are not federally jurisdictional.

On September 8, 2023, the Agencies published final rule amendments in the Federal Register to amend the final “Revised Definition of ‘Waters of the United States’” rule. This final rule conforms the definition of WOTUS to the definition adopted in the Decision. On March 12, 2025, the Agencies issued a joint guidance memorandum for implementing the “continuous surface connection” consistent with the Decision and related issues. The Federal Register notice was published on March 24, 2025 outlining a process to gather recommendations for implementation of WOTUS. The Agencies have amended key aspects of the regulatory text to conform the rule to the Decision. It is too early to determine whether any outcome of litigation or current or future revisions to rules interpreting federal jurisdiction over waters over the United States may have a material adverse effect on our results of operations, financial condition and cash flows.

Climate Change Legislation and Regulation

Although we have exited our generation business, our continuing operations face certain risks related to existing and potential international, federal, state, regional and local GHG legislation and regulations, including risks related to increased capital expenditures or other compliance costs which could have a material adverse effect on our results of operations, financial condition and cash flows. Except as noted in the discussion below, at this time, we cannot estimate the costs of compliance with existing, proposed or potential international, federal, state or regional GHG emissions reductions legislation or initiatives due in part to the fact that many of these proposals are in earlier stages of development and any final laws or regulations, if adopted, could vary drastically from current proposals. Any international, federal, state or regional legislation adopted in the United States that would require the reduction of GHG emissions could have a material adverse effect on our results of operations, financial condition and cash flows.

On the international level, on December 12, 2015, 195 nations, including the United States, finalized the text of an international climate change accord in Paris, France (the “Paris Agreement”), which agreement was signed and officially entered into on April 22, 2016. The Paris Agreement calls for countries to set their own GHG emissions targets, make these emissions targets more stringent over time and be transparent about the GHG emissions reporting and the measures each country will use to achieve its GHG emissions targets. A long-term goal of the Paris Agreement is to limit global temperature increase to well below two degrees Celsius from temperatures in the pre-industrial era. The United States’ withdrawal from the Paris Agreement became effective on November 4, 2020. However, on January 20, 2021, President Biden signed and submitted an instrument for the United States to rejoin the Paris Agreement, which became effective on February 19, 2021. On January 20, 2025, President Trump issued an Executive Order titled “Putting America First in International Environmental Agreements” directing the U.S. Ambassador to the United Nations to formally withdraw from the Paris Agreement. The international community has and continues to gather annually for the Conference to the Parties on the UN Framework Convention on Climate.

DESCRIPTION OF THE NEW BONDS

General

The new bonds are to be issued under the First and Refunding Mortgage, dated as of October 1, 1935, between us and The Bank of New York Mellon, as successor trustee (the “Trustee”), as amended and supplemented by all supplemental indentures prior to the date hereof and as amended and supplemented by a Fifty-Sixth Supplemental Indenture relating to the new bonds (collectively referred to as the “Mortgage”).

The statements herein concerning the new bonds and the Mortgage are a summary and do not purport to be complete. The statements make use of defined terms and are qualified in their entirety by express reference to the definitions in, and the appropriate sections and articles of, the Mortgage, a copy of which will be made available upon request to the Trustee.

Maturity, Interest and Payment

The new bonds will mature on August 15, 2030, and will bear interest from the date of original issuance thereof at the rate per annum set forth in their title, payable semiannually on February 15 and August 15 of each year to bondholders of record at the close of business on the February 1 and August 1 immediately preceding the interest payment date, the first interest payment date being February 15, 2026. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which principal or interest is payable on the new bonds is not a business day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. The term “business day” means any day, other than a Saturday or Sunday, or which is not a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed (or which is not a day on which the corporate trust office of the Trustee is closed for business). We have agreed to pay interest on any overdue principal and, if such payment is enforceable under applicable law, on any overdue installment of interest on the new bonds at the rate per annum set forth in its title.

The new bonds will be issued only in minimum denominations of $2,000 and integral multiples of $1,000. We will make principal, premium, if any, and interest payments on the new bonds, other than certificated new bonds, to Cede & Co. (as nominee of The Depository Trust Company (“DTC”)) so long as Cede & Co. is the registered owner. Disbursement of such payments to DTC’s participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners of the new bonds is the responsibility of DTC participants and indirect participants in DTC, all as described below under “—Book-Entry, Delivery and Form.”

The new bonds will not have the benefit of any sinking fund.

Optional Redemption

Prior to July 15, 2030 (one month prior to the maturity date) (the “Par Call Date”), we may redeem the new bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a)

the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the new bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

100% of the principal amount of the new bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the new bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the new bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Company will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee may rely upon the redemption price contained in any such notice and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 20 days but not more than 60 days before the redemption date to each holder of new bonds to be redeemed at its registered address.

Notice of any redemption of the new bonds may, at the Company’s discretion, be given prior to the completion of a corporate transaction (including a sale of the Company’s common stock, an incurrence of indebtedness or other corporate transaction) and any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

If fewer than all the new bonds are to be redeemed, selection of new bonds for redemption will be made by the Trustee in the manner specified in the mortgage.

Notwithstanding the foregoing, upon the notice and in the manner and with the effect provided in the mortgage, the new bonds shall be redeemable by us prior to the maturity of the new bonds out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in the mortgage, at the principal amount of the new bonds to be redeemed and accrued interest to the date of redemption.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the new bonds or portions thereof called for redemption.

Priority and Security

The new bonds will rank equally and ratably with all other First Mortgage Bonds at any time outstanding under the Mortgage. As of September 30, 2025, after giving effect to the issuance of the new bonds and the use of proceeds therefrom as described under “Use of Proceeds,” we would have had approximately $1,380.0 million aggregate principal amount of First Mortgage Bonds outstanding.

All outstanding First Mortgage Bonds will be secured, equally and ratably, by the lien of the Mortgage on substantially all properties owned by us (other than property excepted from such lien and such property as may be released from such lien in accordance with the terms of the Mortgage), and improvements, extensions and additions to, and renewals and replacements of, such properties.

The lien under the Mortgage is subject to certain exclusions, including liens for taxes assessed but not then due or payable, vendor’s liens, liens of purchase money mortgages, liens for paving, conservancy or other assessments, any mortgage or other lien on any property hereafter acquired by us which may exist on the date of such acquisition, prior liens and excepted encumbrances. “Excepted encumbrances” include the following:

•

any liens, neither assumed by us nor on which we customarily pay interest charges, existing upon real estate or rights in or relating to real estate we acquired for substation, transmission line, distribution line or right of way purposes;

•

rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, permit or by any provision of law to purchase or recapture or to designate a purchaser of any of our property;

•	rights reserved to or vested in others to take or receive any part of the power developed or generated by any of our property;

•	easements or reservation in any of our property created at or before the time we acquired that property for the purpose of roads, pipe lines, transmission lines and other like purposes;

•	rights reserved to or vested in any municipality or public authority to use or control or regulate any of our properties; or

•	any obligations or duties affecting our property to any municipality or public authority with respect to any franchise, grant, license or permit.

The Mortgage provides that we will maintain the mortgaged property in working order and condition and equipped with suitable equipment and appliances; that we will make regular charges to expense for the establishment of reasonably adequate reserves for depreciation and will make all needed and proper repairs, retirements, renewals and replacements of the mortgaged property; that we will not charge to our property, plant and equipment accounts any expenditures that are properly chargeable to maintenance or repairs or to any other permitted expense account; and that we may promptly retire property that has permanently ceased to be used or useful in our business.

Release of Property

When not in default, we may obtain the release of any of the mortgaged and pledged property, including, without limiting the generality of the foregoing, any one or more of our heating, gas or water properties substantially as an entirety (provided, however, that our electric property shall not in any event be released substantially as an entirety (other than the assets and operations which formed part of our generation business that were transferred by us in connection with the separation of our generation business from our transmission and distribution assets in 2017 in compliance with an order of the PUCO) and, further, that prior lien bonds deposited with the Trustee shall not be released except as provided by the Mortgage) upon deposit with the Trustee of cash equivalent to the amount (if any) by which the value of the property to be released exceeds certain credits, including the cost or fair value to us, whichever is less, of any Property Additions acquired or constructed prior to or concurrently with such release that have not been used as a basis to issue additional First Mortgage Bonds. Money received by the Trustee upon any release may be withdrawn against Property Additions or against the deposit of bonds or prior lien bonds, or at our request, may be applied to purchase First Mortgage Bonds or to redeem First Mortgage Bonds that are redeemable by their terms at that time.

“Property Additions” means property acquired or constructed after September 30, 1945, to be used in the electric, natural gas, steam or water business.

“Funded Property” includes Property Additions used to satisfy requirements of bond issuances and obligations or bond retirements.

Issuance of Additional First Mortgage Bonds

The Mortgage permits us to issue an unlimited amount of First Mortgage Bonds from time to time in one or more series. All First Mortgage Bonds of one series need not be issued at the same time, and a series may be reopened for issuances of additional First Mortgage Bonds of such series. This means that we may from time to time, without the consent of the existing holders of the new bonds, create and issue additional First Mortgage Bonds having the same terms and conditions as the new bonds in all respects, except for issue date, issue price and, if applicable, the initial interest payment on the new bonds. Additional First Mortgage Bonds issued in this manner will be consolidated with, and will form a single series with, the previously outstanding First Mortgage Bonds of such series, including, if applicable, the new bonds.

Additional First Mortgage Bonds, including additional First Mortgage Bonds of an existing series, may be issued:

•

upon the basis of Property Additions which are not then Funded Property in a principal amount which, together with any prior lien bonds outstanding on such Property Additions, will not exceed 60% of the cost or fair value to us of such Property Additions, whichever is less;

•	against deposits or retirement of prior lien bonds deducted in determining the amount of First Mortgage Bonds issuable upon the basis of Property Additions;

•

upon payment, retirement, redemption, cancellation or surrender to the Trustee for cancellation (except when canceled pursuant to certain provisions of the Mortgage as amended) of other First Mortgage Bonds issued under the Mortgage or upon deposit with the Trustee of the money necessary for their purchase or payment, in principal amount equivalent to the First Mortgage Bonds paid, retired, redeemed, canceled or surrendered or for which money has been so deposited; or

•

upon deposit with the Trustee of cash equal to the principal amount of the First Mortgage Bonds to be issued; such cash may be withdrawn in lieu of First Mortgage Bonds, which we may be entitled to have authenticated and delivered to us.

The issuance of additional First Mortgage Bonds (other than bonds issued on the basis of prior bond retirements, as described above) is also limited by a net earnings test, under which no First Mortgage Bonds may be issued upon the basis of Property Additions or under certain other circumstances unless our adjusted net earnings for 12 consecutive calendar months in the 18 calendar months preceding the application for the issue of such First Mortgage Bonds shall be at least two times annual interest charges on all First Mortgage Bonds outstanding (except any for the payment of which the First Mortgage Bonds applied for are to be issued), on the additional First Mortgage Bonds and on the principal amount of all other indebtedness (except indebtedness for the payment of which the First Mortgage Bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior to the lien of the Mortgage upon property subject to the lien of the Mortgage with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding in the hands of the public and secured by a lien prior to the lien of the Mortgage upon property subject to the lien of the Mortgage, if said indebtedness has been assumed by us or if we customarily pay the interest upon the principal thereof.

As of September 30, 2025, approximately $414.4 million of First Mortgage Bonds would have been permitted to be issued as a result of prior bond retirements and pro forma for the use of proceeds of the new bonds offered hereby approximately $39.4 million of First Mortgage Bonds will be permitted to be issued as a result of prior bond retirements. The new bonds will be issued upon the basis of prior bond retirements.

Modification of Mortgage

Our rights and obligations and those of the holders of the First Mortgage Bonds may be modified upon the written consent of the holders of at least a majority of the First Mortgage Bonds then outstanding, but no such modification shall extend the maturity of or reduce the rate of interest on or otherwise modify the terms of payment of principal of or interest on First Mortgage Bonds or permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property. If any proposed modification shall affect the rights of holders of the First Mortgage Bonds of one or more, but not all, series, then only holders of First Mortgage Bonds of the series to be affected shall be required to consent to or shall have authority to approve such modification. Any waiver of a completed default shall be deemed to affect the First Mortgage Bonds of all series, and, subject to the foregoing, any modification of the provisions of any sinking fund established in respect of a particular series shall be deemed to affect only the First Mortgage Bonds of that series. The determination of the Trustee as to what series of First Mortgage Bonds are affected by any modification shall be conclusive.

Events of Default

Among the events which constitute a “completed default” by us under the Mortgage are the following: (a) default in the payment of the principal of any First Mortgage Bond; (b) default for 90 days in the payment of interest on any First Mortgage Bond; (c) default for 90 days in the payment of amounts required for any sinking fund established in respect of a particular series; (d) certain events in bankruptcy, insolvency or reorganization; and (e) default, for 90 days after notice to us from the Trustee, in the performance of any other covenant, agreement or condition contained in the Mortgage. Upon the occurrence of any such completed default, the Trustee or the holders of not less than 25% in principal amount of the First Mortgage Bonds of all series outstanding under the Mortgage may declare the principal of, and any accrued interest on, all such First Mortgage Bonds immediately due and payable, subject to the right of the holders of a majority in principal amount of all such First Mortgage Bonds to annul such declaration if before any sale of the mortgaged property the default is cured. We are not required to furnish periodically to the Trustee evidence as to the absence of default or as to compliance with the terms of the Mortgage, but such evidence is required in connection with the issuance of any additional First Mortgage Bond under the Mortgage and in certain other circumstances. In addition, we are required by law to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.

No bondholder may institute any action, suit or proceeding for any remedy under the Mortgage unless it shall have previously given to the Trustee written notice of a default by us and, in addition, (i) the holders of not less than 25% in principal amounts of the First Mortgage Bonds outstanding under the Mortgage shall have made a written request to the Trustee to exercise its powers under the Mortgage or to institute such action, suit or proceeding in its own name, (ii) such holders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby and (iii) the Trustee shall have refused to exercise such powers or to institute such action in its own name or shall have failed to do so for an unreasonable time. Bondholders, however, have an absolute and unconditional right, without such notice to the Trustee, to enforce the payment of the principal of and the interest on their First Mortgage Bonds at and after the maturity thereof.

No personal liability of directors, officers, employees, managers and stockholders

No personal liability whatever shall attach to, or be incurred by, any incorporator or any past, present or future subscriber to capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, or any of them, because of the incurring of the indebtedness authorized by the Mortgage, or under or by reason of any of the obligations, covenants or agreements contained in the Mortgage or in any indenture supplemental thereto or in any of the First Mortgage Bonds, or implied therefrom. Each holder of First Mortgage Bonds by accepting a First Mortgage Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Bonds. The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge of the Mortgage

Upon our making due provision for the payment of all First Mortgage Bonds and paying all other sums due under the Mortgage, the Mortgage shall cease to be of further effect and may be satisfied and discharged of record.

Merger, Consolidation and Sale

Subject to the conditions listed in the next paragraph, we may consolidate with or merge into any corporation having corporate authority to carry on any of the businesses of generating, manufacturing, transmitting, distributing or supplying (i) electricity or gas for light, heat, power or other purposes, (ii) steam or hot water for power or heat or other purposes or (iii) water for domestic or public use and consumption. The Mortgage also allows conveyance or transfer of all of the mortgaged and pledged property substantially as an entirety to any corporation that is lawfully entitled to acquire and operate such property.

The consolidation, merger, conveyance or transfer of all of the mortgaged and pledged property substantially as an entirety must satisfy the following conditions: (i) it must be upon such terms as to preserve and in no respect impair the lien or security of the Mortgage, or any rights or powers of the Trustee or the holders of First Mortgage Bonds; and (ii) the person formed by such consolidation, or into which we shall have been merged, or acquiring all the mortgaged and pledged property substantially as an entirety must expressly assume in writing the due and punctual payment of the principal and interest of all First Mortgage Bonds and the due and punctual performance and observance of all covenants and conditions of the Mortgage.

After such consolidation, merger, conveyance or transfer, the lien of the Mortgage will generally not cover the property of the successor corporation, other than the property that it acquires from us with certain exceptions.

Dividend Covenant

The Mortgage does not restrict our ability to pay dividends on our common stock.

Defeasance

Any new bonds, or any portion of the principal amount thereof, will be deemed to have been paid for all purposes of the Mortgage, and the entirety of our indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any paying agent (other than us) for such purpose, in trust:

•	money (including funded cash not otherwise applied pursuant to the Mortgage, to the extent permitted by the Mortgage) in an amount which will be sufficient; or

•

in the case of a deposit made prior to the date on which principal is due, eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such paying agent pursuant to the first bullet point, will be sufficient; or

•	a combination of options in the preceding bullet points,

which in each case, will be sufficient, without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification delivered to the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such new bonds or portions thereof. For this purpose, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depository receipts or other instruments, which may be issued by the Trustee that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Notwithstanding the foregoing, no new bond shall be deemed to have been paid as aforesaid unless we shall have delivered to the Trustee either:

•

an opinion of counsel in the United States who is reasonably acceptable to the Trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Mortgage, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the outstanding new bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

•

an instrument wherein we, notwithstanding the satisfaction and discharge of our indebtedness in respect of new bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional eligible obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or eligible obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such new bonds or portions thereof; provided, however, that such instrument may state that our obligation to make additional deposits as aforesaid shall be subject to the delivery to us by a holder of a Bond of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof; and

•

an opinion of tax counsel in the United States who is reasonably acceptable to the Trustee to the effect that the beneficial owners of the outstanding new bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Regarding the Trustee

The Trustee under the Mortgage is The Bank of New York Mellon. We, DPL, AES and their other subsidiaries also maintain various banking, lending, trust and other relationships with The Bank of New York Mellon and its affiliates.

The Mortgage provides that our obligations to compensate the Trustee and reimburse the Trustee for expenses (including any indemnity obligations) will be secured by a lien generally prior to that of the First Mortgage Bonds on the Mortgage trust estate and the proceeds thereof.

Book-Entry, Delivery and Form

The new bonds will be issued in the form of fully registered securities in global form (the “global securities”). The global securities will be deposited with, or on behalf of, DTC, or the depositary, and registered in the name of the depositary or its nominee.

Upon issuance of the global securities, the depositary or its nominee will credit, on its book entry registration and transfer system, the number of new bonds sold to QIBs pursuant to Rule 144A represented by such global securities and the number of new bonds sold to certain persons in offshore transactions in reliance on Regulation S under the Securities Act represented by such global securities to the account of institutions that have accounts with the depositary or its nominee participants (the “DTC participants”), including indirectly to the accounts of institutions that have accounts with the Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear System and Clearstream Banking, S.A. (“Clearstream”), or their respective nominee participants (the “Euroclear and Clearstream participants” and, collectively with the DTC participants, the “participants”). The accounts to be credited shall be designated by the initial purchasers. Prior to the 40th day after the closing date, any resale or transfer of beneficial interests in the Regulation S global securities will not be permitted during that period unless the resale or transfer is made pursuant to Rule 144A or Regulation S. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to the participants’ interests) for such global securities, or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities. Investors may hold their interests in a Regulation S global security directly through Clearstream or

Euroclear, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests in the Regulation S global securities on behalf of their participants through the depositary.

So long as the depositary, or its nominee, is the registered holder of any global securities, the depositary or such nominee, as the case may be, will be considered the sole legal owner of such securities for all purposes under the Mortgage and the new bonds. Except as set forth below, owners of beneficial interests in global securities will not be entitled to have such global securities registered in their names, will not receive or be entitled to receive physical delivery in exchange therefor and will not be considered to be the owners or holders of such global securities for any purpose under the new bonds or the Mortgage. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any action that the depositary, as the holder of such global security, is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any payment of principal, premium, if any, or interest due on the new bonds on any interest payment date, redemption date, or at maturity will be made available by us to the Trustee by such date. As soon as possible thereafter, the Trustee will make such payments to the depositary or its nominee, as the case may be, as the registered owner of the global securities representing such new bonds in accordance with existing arrangements between the Trustee and the depositary.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest in respect of the global securities, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants.

Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and will be settled in same-day funds. Transfers between Euroclear and Clearstream participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

None of us, the Trustee, or any paying agent for the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owning through such participants.

Unless and until exchanged in whole or in part for securities in definitive form in accordance with the terms of the new bonds, the global securities may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary of any such nominee to a successor of the depositary or a nominee of each successor.

Settlement for the new bonds will be made by the initial purchasers in immediately available funds. So long as the depositary continues to make its settlement system available to us, all payments of principal of, premium, if any, and interest on the global securities will be made by us in immediately available funds.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of the depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor we will have any responsibility for the performance by the depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the depositary for all purposes.

The global securities shall be exchangeable for corresponding certificated new bonds registered in the name of persons other than the depositary or its nominee only if (a) the depositary (i) notifies us that it is unwilling or unable to continue as depositary for any of the global securities or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (b) there shall have occurred and be continuing an event of default under the Mortgage with respect to the related series of new bonds or (c) we execute and deliver to the Trustee, an order that the global securities shall be so exchangeable. Any certificated new bonds will be issued only in fully registered form and shall be issued without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Any certificated new bonds so issued will be registered in such names as the depositary shall request.

Principal, premium, if any, and interest on all certificated new bonds in registered form will be payable at the office or agency of the Trustee in The City of New York or at such other offices or agencies as the Trustee may designate from time to time, except that, at our option, payment of any interest (except interest due at maturity) may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

The depositary has advised us as follows: The depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “a clearing agency” registered under the Exchange Act. The depositary was created to hold securities of institutions that have accounts with the depositary and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to the depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

THE EXCHANGE OFFER

General

We hereby offer to exchange a like principal amount of new bonds for any or all outstanding old bonds on the terms and subject to the conditions set forth in this prospectus. We often refer to this offer as the “exchange offer.” You may tender some or all of your outstanding old bonds pursuant to this exchange offer. As of the date of this prospectus, $375,000,000 aggregate principal amount of the old bonds are outstanding. Our obligation to accept old bonds for exchange pursuant to the exchange offer is subject to certain conditions set forth hereunder.

Purpose and Effect of the Exchange Offer

In connection with the offering of the old bonds, which was consummated on August 19, 2025, we entered into a registration rights agreement with the initial purchasers of the old bonds, under which we agreed:

(1) to use our reasonable best efforts to cause to be filed a registration statement with respect to an offer to exchange the old bonds for a new issue of securities, with terms substantially the same as of the old bonds but registered under the Securities Act;

(2) to use our reasonable best efforts to cause the registration statement to be declared effective by the SEC and remain effective until the closing of the exchange offer; and

(3) to use our reasonable best efforts to consummate the exchange offer and issue the new bonds within 390 days after the closing of the old bonds offering.

The registration rights agreement provides that, if (a) we do not consummate the exchange offer registration on or prior to the date that is 390 days following the issuance of the old bonds (the “exchange offer closing deadline”) or (b) we have not caused to become effective a shelf registration statement by the 90th day after such obligation arises (the “shelf effectiveness deadline”) (which in no event, however, shall be earlier than the exchange offer closing deadline), the interest rate for the bonds will increase by a rate of 0.25% per annum from the exchange offer closing deadline or the shelf effectiveness deadline, as applicable, during the first 90 day period, and shall further increase by 0.25% per annum beginning on the 91st day following either of the foregoing, until the exchange offer is completed, in the case of an exchange offer, or the shelf registration statement is declared effective. The additional interest rate for the old bonds will not at any time exceed 0.50% per annum notwithstanding our failure to meet more than one of these requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old bonds in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction. Furthermore, each holder of old bonds that wishes to exchange their old bonds for new bonds in this exchange offer will be required to make certain representations as set forth herein.

Terms of the Exchange Offer; Period for Tendering Old Bonds

This prospectus contains the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus, we will accept for exchange old bonds which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

•

When you tender to us old bonds as provided below, our acceptance of the old bonds will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus.

•

For each $2,000 principal amount of old bonds (and $1,000 principal amount of old bonds in excess thereof) surrendered to us in the exchange offer, we will give you $2,000 principal amount of new bonds (and $1,000 principal amount of new bonds in excess thereof). Outstanding bonds may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•

We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the old bonds. We are sending this prospectus on or about the date of this prospectus to all of the registered holders of old bonds at their addresses listed in the trustee’s security register with respect to the old bonds.

•

The exchange offer expires at 5:00 P.M., New York City time, on     , 2025; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term “expiration date” means or, if extended by us, the latest time and date to which the exchange offer is extended.

•

As of the date of this prospectus, $375,000,000 aggregate principal amount of the old bonds were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old bonds being tendered.

•	Our obligation to accept old bonds for exchange in the exchange offer is subject to the conditions that we describe in the section called “Conditions to the Exchange Offer” below.

•

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old bonds, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old bonds previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old bonds not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the exchange offer.

•

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old bonds that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer” are not satisfied. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

•

We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old bonds promptly. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to Dow Jones and Company News Agency and/or other similar news service.

•	Holders of old bonds do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•

Old bonds which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

Important rules concerning the exchange offer

You should note that:

•

All questions as to the validity, form, eligibility, time of receipt and acceptance of old bonds tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

•

We reserve the absolute right to reject any and all tenders of any particular old bonds not properly tendered or to not accept any particular old bonds which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•

We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old bonds either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old bonds in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of old bonds for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

•	Our interpretation of the terms and conditions of the exchange offer as to any particular old bonds either before or after the expiration date shall be final and binding on all parties.

•

Neither AES Ohio, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old bonds for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Old Bonds

What to submit and how

If you, as the registered holder of an old bonds, wish to tender your old bonds for exchange in the exchange offer, you must contact a DTC participant to complete the book-entry transfer procedures described below on or prior to the expiration date.

In addition,

(1) a timely confirmation of a book-entry transfer of old bonds, if such procedure is available, into the exchange agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or

(2) you must comply with the guaranteed delivery procedures described below.

The method of delivery of notices of guaranteed delivery is at your election and risk. In all cases, sufficient time should be allowed to assure timely delivery.

How to sign your documents

Signatures on a notice of withdrawal must be guaranteed unless the old bonds being surrendered for exchange are tendered for the account of an eligible institution.

If signatures on a notice of withdrawal are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

•	a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or

•	a commercial bank or trust company having an office or correspondent in the United States.

Acceptance of Old Bonds for Exchange; Delivery of New Bonds

Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all old bonds properly tendered and will issue the new bonds promptly after the expiration of the exchange offer. See “Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

In all cases, we will issue new bonds in exchange for old bonds that are accepted for exchange only after timely receipt by the exchange agent of a timely book-entry confirmation of transfer of old bonds into the exchange agent’s account at DTC using the book-entry transfer procedures described below.

If we do not accept any tendered old bonds for any reason included in the terms and conditions of the exchange offer, non-exchanged old bonds will be credited to an account maintained with DTC promptly following the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old bonds at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of old bonds by causing DTC to transfer old bonds into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program procedures for transfer. However, the exchange for the old bonds so tendered will only be made after timely confirmation of book-entry transfer of old bonds into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent’s message must state that DTC has received an express acknowledgment from the participant tendering old bonds that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the prospectus, and that we may enforce the agreement against that participant.

Although delivery of old bonds may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under “¯Exchange Agent” on or prior to the expiration date.

If your old bonds are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant,” which will instruct the DTC participant through whom you hold your securities of your intention to tender your old bonds or not tender your old bonds. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of bonds until the exchange agent receives an agent’s message and a book-entry confirmation from DTC with respect to your bonds. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures

If you are a registered holder of old bonds and you want to tender your old bonds but your old bonds are not immediately available, or time will not permit an agent’s message or your old bonds to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution,

•

prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, stating:

•	the name and address of the holder of old bonds;

•	the amount of old bonds tendered;

•	the tender is being made by delivering that notice; and

•

guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation will be deposited by that eligible institution with the exchange agent, and

•	a book-entry confirmation is received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

You can withdraw your tender of old bonds at any time on or prior to the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under “Exchange Agent.” Any notice of withdrawal must specify:

•	the name of the person having tendered the old bonds to be withdrawn

•	the old bonds to be withdrawn

•	the principal amount of the old bonds to be withdrawn; and

•	any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old bonds and otherwise comply with the procedures of that facility.

Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any old bonds so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. If you have properly withdrawn old bonds and wish to re-tender them, you may do so by following one of the procedures described under “Procedures for Tendering Old Bonds” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new bonds in exchange for, any old bonds and may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer:

•	that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC; or

•

any holder of the old bonds exchanged in the exchange offer has not represented that all new bonds to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the exchange offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new bonds and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available.

The conditions described above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old bonds tendered, and no new bonds will be issued in exchange for any old bonds, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

Deliver To:

By Registered, Regular or Certified Mail or Overnight Delivery:

The Bank of New York Mellon

500 Ross Street, Suite 625

Pittsburgh, PA 15262

Attn: Corporate Trust Reorg—Sanela Sadikovic

Email:  ct_reorg_unit_inquiries@bny.com

To Confirm by Telephone or for Information: 412-236-4893

Delivery to an address other than as listed above or transmission of instructions via email other than as listed above does not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be $270,000.

Accounting Treatment

We will record the new bonds in our accounting records at the same carrying value as the old bonds, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of this exchange offer. We will capitalize the expenses of this exchange offer and amortize them over the life of the bonds.

Transfer Taxes

Holders who tender their old bonds for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new bonds in the name of, or request that old bonds not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Bonds

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new bonds would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of old bonds who is an “affiliate” of AES Ohio or who intends to participate in the exchange offer for the purpose of distributing the new bonds

(1) will not be able to rely on the interpretation of the staff of the SEC,

(2) will not be able to tender its old bonds in the exchange offer and

(3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.

In addition, in connection with any resales of new bonds, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new bonds, other than a resale of an unsold allotment from the original sale of the old bonds, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new bonds.

Failure to Exchange

Holders of old bonds who do not exchange their old bonds for new bonds under the exchange offer will remain subject to the restrictions on transfer of such old bonds as set forth in the legend printed on the bonds as a consequence of the issuance of the old bonds pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, and otherwise set forth in the confidential offering memorandum distributed in connection with the private offering of the old bonds.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are strongly urged to consult your financial, legal and tax advisors in making your own decision on what action to take.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The exchange of old bonds for new bonds in the exchange offer will not be a taxable event for holders for U.S. federal income tax purposes. When a holder exchanges an old bond for a new bond in the exchange offer, the holder will have the same adjusted tax basis and holding period in the new bond as in the old bond immediately before the exchange.

Persons considering the exchange of old bonds for new bonds should consult their own tax advisers concerning the U.S. federal income tax consequences in light of their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or any other U.S. federal tax laws, such as estate and gift tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new bonds received in exchange for old bonds where old bonds were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new bonds received by it in exchange for old bonds.

We will not receive any proceeds from any sale of new bonds by broker-dealers.

New bonds received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new bonds; or

•	a combination of those methods of resale,

•	at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made:

•	directly to purchasers; or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new bonds.

Any broker-dealer that resells new bonds that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new bonds may be considered to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of those new bonds and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

VALIDITY OF SECURITIES

Davis Polk & Wardwell LLP will opine for us on whether the new bonds are valid and binding obligations of The Dayton Power and Light Company and will rely on the opinion of Brian Hylander, General Counsel of The Dayton Power and Light Company with respect to certain matters under the laws of the State of Ohio.

EXPERTS

The financial statements of The Dayton Power and Light Company at December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and the related notes and schedule appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-4 under the Securities Act with respect to our offering of the new bonds. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the company and the new bonds, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including exhibits and schedules thereto, is available to the public on the SEC’s website at https://www.sec.gov.

If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or we do not otherwise report on an annual or quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we are still required under the indenture to deliver (which may be accomplished through posting on the internet) to the trustee and to holders of the bonds, without any cost to any holder: (1) within 90 days after the end of each fiscal year, audited financial statements and (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly unaudited financial statements. We are also required under the indenture to provide without charge upon the written request of (1) a holder of any bonds or (2) a prospective holder of any of the bonds who is a “qualified institutional buyer” within the meaning of Rule 144A and is designated by an existing holder of any of the bonds with the information with respect to the Company required to be delivered under Rule 144A(d)(f) under the Securities Act to enable resales of the bonds to be made pursuant to Rule 144A.

Any such requests should be directed to us at: The Dayton Power and Light Company, 1065 Woodman Drive, Dayton, Ohio 45432, Phone: (937) 259-7215, Attention: Treasurer.

We also maintain an Internet site at https://www.aes-ohio.com. Our website and the information contained therein or connected thereto shall not be deemed to be a part of this prospectus or the registration statement of which it forms a part.

Report of Independent Registered Public Accounting Firm
To the Shareholder and the Board of Directors of The Dayton Power & Light Company
Opinion on the Financial Statements
We have audited the accompanying balance sheets of The Dayton Power & Light Company, d/b/a AES Ohio, (the Company) as of December 31, 2024 and 2023, the related statements of operations, statements of comprehensive income, statements of shareholder’s equity and statements of cash flows for each of the three years in the period ended December 31, 2024, and the related notes and financial statement schedule listed in the Index at Item 15 (collectively, referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024 in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the Board of Directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Regulatory Accounting

Description of the Matter	As described in Note 1 to the consolidated financial statements, the Company applies the provisions of FASB Accounting Standards Codification 980 “Regulated Operations”, which gives recognition to the ratemaking and accounting practices of the Public Utilities Commission of Ohio and the Federal Energy Regulatory Commission.

Regulatory assets generally represent incurred costs that have been deferred because such costs are probable of future recovery in customer rates. Regulatory assets can also represent performance incentives permitted by the regulator. Regulatory liabilities generally represent obligations to provide refunds or future rate reductions to customers for previous overcollections or the deferral of revenues collected for costs that the Company expects to incur in the future. Accounting for the economics of rate regulation affects multiple consolidated financial statement line items, including property, plant, and equipment; regulatory assets and liabilities; revenues; and depreciation expense, and related disclosures in the Company’s consolidated financial statements.

Auditing the Company’s regulatory accounting was complex due to the significant knowledge and experience required to assess the impact of regulatory orders on the consolidated financial statements including understanding the nature of the rate orders issued, or expected to be issued, and to assess the relevance and reliability of audit evidence to support the impacted account balances and disclosures.

How We Addressed the Matter in Our Audit	Our audit procedures related to regulatory assets and liabilities included testing the effectiveness of management’s controls, such as the Company’s evaluation of regulatory orders and other developments that may affect the calculation of recorded amounts, the likelihood of recovering regulatory assets and the sufficiency of regulatory liabilities. Our procedures also included testing management’s calculations of recorded amounts, obtaining, reading, and evaluating relevant regulatory orders issued by the PUCO to DP&L, and considering regulatory precedents established by the PUCO, to evaluate the likelihood of recovering regulatory assets, the sufficiency of regulatory liabilities and the accuracy and completeness of required disclosures related to the impacts of rate regulation and regulatory developments.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2012.

Indianapolis, Indiana
March 4, 2025

AES Ohio
Statements of Operations

	Years ended December 31,
$ in millions	2024	2023	2022
REVENUE	$867.6	$852.0	$860.1
OPERATING COSTS AND EXPENSES:
Net purchased power	315.4	346.0	469.0
Operation and maintenance	258.3	229.8	185.1
Depreciation and amortization	93.4	80.7	78.7
Taxes other than income taxes	113.4	100.6	85.1
Other, net	0.9	—	(0.6)

Total operating costs and expenses	781.4	757.1	817.3

Operating income	86.2	94.9	42.8

OTHER EXPENSE, NET:
Interest expense, net	(48.2)	(25.8)	(28.8)
Other income, net	2.1	5.8	1.8

Total other expense, net	(46.1)	(20.0)	(27.0)

INCOME BEFORE INCOME TAX	40.1	74.9	15.8
Income tax expense / (benefit)	3.2	13.5	(3.1)

NET INCOME	$36.9	$61.4	$18.9

See Notes to Financial Statements.

AES Ohio
Statements of Comprehensive Income

	Years ended December 31,
$ in millions	2024	2023	2022
Net income	$36.9	$61.4	$18.9
Unfunded pension and other postretirement activity:
Prior service cost for the period, net of income tax effect of ($0.1), $0.1 and $0.0 for each respective period	0.1	(0.3)	0.1
Net gain / (loss) for the period, net of income tax effect of $0.1, $0.4 and $(0.6) for each respective period	(0.1)	(1.2)	2.2
Reclassification to earnings, net of income tax effect of ($ 0.5 ), $(0.2) and $(0.9) for each respective period	1.5	0.4	2.7

Net change in unfunded pension and other postretirement obligations	1.5	(1.1)	5.0

Other comprehensive income / (loss)	1.5	(1.1)	5.0

Net comprehensive income	$38.4	$60.3	$23.9

See Notes to Financial Stateme
nts.

AES Ohio
Balance Sheets

$ in millions	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24.6	$15.5
Accounts receivable, net of allowance for credit losses of $6.1 and $0.9, respectively (Note 1)	106.6	93.1
Inventories	69.0	44.5
Taxes applicable to subsequent years	137.1	112.9
Regulatory assets, current (Note 2)	82.0	56.6
Taxes receivable	24.9	24.4
Prepayments and other current assets	8.4	8.1

Total current assets	452.6	355.1

NON-CURRENT ASSETS
Property, plant and equipment, net of accumulated depreciation of $1,115.5 and $1,098.1, respectively (Note 3)	2,546.2	2,195.9
Regulatory assets, non-current (Note 2)	140.0	155.7
Intangible assets, net of amortization	173.2	111.4
Other non-current assets	43.2	52.9

Total non-current assets	2,902.6	2,515.9

Total assets	$3,355.2	$2,871.0

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Short-term and current portion of long-term debt (Note 5)	$290.1	$15.2
Accounts payable	132.1	163.8
Accrued taxes	115.2	101.4
Accrued interest	10.2	4.2
Customer deposits	14.2	12.7
Regulatory liabilities, current (Note 2)	10.3	18.0
Accrued and other current liabilities	32.2	20.2

Total current liabilities	604.3	335.5

NON-CURRENT LIABILITIES:
Long-term debt (Note 5)	1,012.7	1,012.3
Deferred income taxes (Note 6)	217.6	206.1
Taxes payable	137.5	113.4
Regulatory liabilities, non-current (Note 2)	169.4	182.1
Accrued pension and other postretirement obligations (Note 7)	30.7	37.7
Other non-current liabilities	5.2	4.7

Total non-current liabilities	1,573.1	1,556.3

Total liabilities	2,177.4	1,891.8

COMMITMENTS AND CONTINGENCIES (Note 9)
COMMON SHAREHOLDER’S EQUITY
Common stock, par value of $0.01 per share	0.4	0.4
50,000,000 shares authorized, 41,172,173 shares issued and outstanding
Other paid-in capital	1,177.6	977.4
Accumulated other comprehensive loss	(26.4)	(27.9)
Retained earnings	26.2	29.3

Total common shareholder’s equity	1,177.8	979.2

Total liabilities and shareholder’s equity	$3,355.2	$2,871.0

See Notes to Financial Statements.

AES Ohio
Statements of Cash Flows

	Years ended December 31,
$ in millions	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME	$36.9	$61.4	$18.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93.4	80.7	78.7
Amortization of deferred financing costs and debt discounts	1.4	1.7	0.8
Deferred income taxes	3.4	9.0	(2.3)
Loss on asset disposal	1.1	—	—
Allowance for equity funds used during construction	(6.2)	(5.0)	(1.0)
Changes in certain assets and liabilities:
Accounts receivable, net	(13.5)	(0.7)	(20.5)
Inventories	(13.8)	(17.7)	(12.5)
Taxes applicable to subsequent years	(24.2)	(19.0)	(10.9)
Current and non-current regulatory assets and liabilities, net	(14.2)	(75.1)	38.4
Other non-current assets	18.6	(4.9)	5.6
Accounts payable	21.1	(19.9)	13.6
Accrued taxes payable / receivable	37.5	37.3	12.5
Accrued interest	6.0	0.8	0.8
Accrued and other current liabilities	6.8	(2.0)	2.6
Accrued pension and other postretirement obligations	(7.0)	(4.1)	(11.4)
Other non-current liabilities	1.9	(3.0)	4.9
Other	1.4	(4.1)	(0.6)

Net cash provided by operating activities	150.6	35.4	117.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(547.9)	(384.3)	(283.7)
Cost of removal payments	(27.5)	(26.8)	(22.4)
Other investing activities, net	(0.9)	0.2	0.4

Net cash used in investing activities	(576.3)	(410.9)	(305.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from revolving credit facilities	485.0	315.0	255.0
Repayment of borrowings from revolving credit facilities	(360.0)	(420.0)	(135.0)
Issuance of short-term debt	150.0	—	—
Issuance of long-term debt	—	300.0	140.0
Equity contributions from parent	200.0	260.0	—
Distributions to parent	(40.0)	(83.0)	(64.0)
Other financing activities, net	(0.2)	(0.7)	(2.6)

Net cash provided by financing activities	434.8	371.3	193.4

Cash, cash equivalents and restricted cash:
Net increase / (decrease) in cash, cash equivalents and restricted cash	9.1	(4.2)	5.3
Cash, cash equivalents and restricted cash at beginning of year	15.6	19.8	14.5

Cash, cash equivalents and restricted cash at end of year	24.7	15.6	19.8

Supplemental cash flow information:
Interest paid, net of amounts capitalized	$42.6	$34.4	$15.9
Non-cash financing and investing activities:
Accruals for capital expenditures	$48.8	$101.5	$47.0
See Notes to Financial Statements.

AES Ohio
Statements of Shareholder’s Equity

	Common Stock
$ in millions	Outstanding Shares	Amount	Other Paid- in Capital	Accumulated Other Comprehensive Loss	Retained Earnings / (Accumulated Deficit)	Total
Balance at January 1, 2022	41,172,173	$0.4	$822.5	$(31.8)	$(8.9)	$782.2
Net income	—	—	—	—	18.9	18.9
Other comprehensive income	—	—	—	5.0	—	5.0
Distributions to parent	—	—	(49.0)	—	(15.0)	(64.0)
Equity contributions from parent	—	—	—	—	—	—
Other	—	—	0.1	—	(0.4)	(0.3)

Balance at December 31, 2022	41,172,173	0.4	773.6	(26.8)	(5.4)	741.8
Net income	—	—	—	—	61.4	61.4
Other comprehensive loss	—	—	—	(1.1)	—	(1.1)
Distributions to parent	—	—	(56.3)	—	(26.7)	(83.0)
Equity contributions from parent	—	—	260.0	—	—	260.0
Other	—	—	0.1	—	—	0.1

Balance at December 31, 2023	41,172,173	0.4	977.4	(27.9)	29.3	979.2
Net income	—	—	—	—	36.9	36.9
Other comprehensive income	—	—	—	1.5	—	1.5
Distributions to parent	—	—	—	—	(40.0)	(40.0)
Equity contributions from parent	—	—	200.0	—	—	200.0
Other	—	—	0.2	—	—	0.2

Balance at December 31, 2024	41,172,173	$0.4	$1,177.6	$(26.4)	$26.2	$1,177.8

See Notes to Financial Statements.

AES Ohio
Notes to Financial Statements
For the years ended December 31, 2024, 2023 and 2022
1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
DP&L, which does business as AES Ohio, is a public utility incorporated in 1911 under the laws of Ohio. Beginning in 2001, Ohio law gave consumers the right to choose the electric generation supplier from whom they purchase retail generation service; however, transmission and distribution services are still regulated. AES Ohio has the exclusive right to provide such service to its approximately 537,000 customers located in West Central Ohio. Principal industries located in AES Ohio’s service territory include automotive, food processing, paper, plastic, manufacturing and defense. AES Ohio also provides retail SSO electric service to residential, commercial, industrial and governmental customers in a 6,000 square mile area of West Central Ohio. AES Ohio sources all of the generation for its SSO customers through a competitive bid process AES Ohio’s sales reflect the general economic conditions, seasonal weather patterns of the area, the market price of electricity and customer energy efficiency initiatives. AES Ohio owns numerous transmission facilities. AES Ohio records revenue and expenses for its proportional share of energy and capacity from its investment in OVEC. AES Ohio has only one reportable segment, the Utility segment. In addition to AES Ohio’s electric transmission and distribution businesses, the Utility segment includes revenue and costs associated with AES Ohio’s investment in OVEC. The terms “we,” “us,” “our” and “ours” are used to refer to AES Ohio.
AES Ohio’s electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, AES Ohio applies the accounting standards for regulated operations to its electric transmission and distribution businesses and records regulatory assets when incurred costs are expected to be recovered in future customer rates and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.
Agreement to Sell Minority Interest in AES Ohio
On September 13, 2024, DPL entered into (i) a Purchase and Sale Agreement with Astrid Holdings LP (“Investor”), a wholly-owned subsidiary of Caisse de dépôt et placement du Québec (“CDPQ”), pursuant to which DPL agreed to sell to Investor 15% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Holdings, Inc. (“Ohio Holdings” and, such agreement, the “Ohio Holdings Purchase Agreement”) for a purchase price of approximately $273 million, subject to adjustment, and (ii) a Purchase and Sale Agreement with Investor, pursuant to which DPL agreed to sell to Investor 17.65% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Investments, Inc. (“Ohio Investments” and, such agreement, the “Ohio Investments Purchase Agreement” and together with the Ohio Holdings Purchase Agreement, the “Purchase Agreements”) for a purchase price of approximately $273 million, subject to adjustment. Upon consummation of the transactions contemplated by the Ohio Holdings Purchase Agreement and the Ohio Investments Purchase Agreement together, the (“Closings”), CDPQ will own an aggregate indirect equity interest in AES Ohio of approximately 30%, with total proceeds to DPL of approximately $546 million, subject to adjustment.
It is anticipated that the Closings will occur on the same day in the first half of 2025. There will be no change in management or operational control of DPL, Ohio Investments, Ohio Holdings or AES Ohio as a result of these transactions.
The purchases and sales of the shares of capital stock of each of Ohio Holdings and Ohio Investments contemplated under each of the Purchase Agreements are subject to the satisfaction of certain customary conditions described in the Purchase Agreements, including, among others, receipt of the approval of the PUCO, the FERC and completion of review by the Committee on Foreign Investments in the United States (“CFIUS”). As of the filing of this report, approval has been received from the FERC and CFIUS has completed its review. In addition, each of the parties to the Purchase Agreements has agreed to customary covenants therein.

In connection with the Closings, Investor, Ohio Investments and DPL will enter into a Shareholders’ Agreement with respect to Ohio Investments (the “Shareholders’ Agreement”), the form of which has been agreed to by the parties. The Shareholders’ Agreement will establish the general framework governing the relationship between and among Investor and the Company, and their respective successors and transferees, as shareholders of Ohio Investments. In addition, Investor, Ohio Holdings and Ohio Investments will also enter into a Shareholders’ Agreement with respect to Ohio Holdings with substantially identical terms.
Financial Statement Presentation
AES Ohio does not have any subsidiaries. We have evaluated subsequent events through the date this report was issued.
Reclassifications
Certain amounts from prior periods have been reclassified to conform to the current period presentation.
Use of Management Estimates
The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the revenue and expenses of the periods reported. Actual results could differ from these estimates and assumptions. Significant items subject to such estimates and assumptions include: the carrying value of Property, plant and equipment; unbilled revenue; the valuation of allowances for receivables and deferred income taxes; regulatory assets and liabilities; reserves recorded for income tax exposures; litigation; contingencies; and assets and liabilities related to employee benefits.
Cash and Cash Equivalents
Cash and cash equivalents are stated at cost, which approximates fair value. All highly liquid short-term investments with original maturities of three months or less are considered cash equivalents.
Restricted Cash
Restricted cash includes cash which is restricted as to withdrawal or usage. The nature of the restrictions includes restrictions imposed by agreements related to deposits held as collateral.
The following table summarizes cash, cash equivalents and restricted cash amounts reported within the Balance Sheets that reconcile to the total of such amounts as shown on the Statements of Cash Flows:

	December 31,
$ in millions	2024	2023
Cash and cash equivalents	$24.6	$15.5
Restricted cash (included in Prepayments and other current assets )	0.1	0.1

Total cash, cash equivalents and restricted cash	$24.7	$15.6

Accounts Receivable and Allowance for Credit Losses
The following table summarizes accounts receivable as of December 31, 2024 and 2023:

	December 31,
$ in millions	2024	2023
Accounts receivable, net
Customer receivables	$79.0	$70.0
Unbilled revenue	24.1	19.4
Amounts due from affiliates	3.6	2.4
Other	6.0	2.2
Allowance for credit losses	(6.1)	(0.9)

Total accounts receivable, net	$106.6	$93.1

The following table is a rollforward of our allowance for credit losses related to the accounts receivable balances for the years ended December 31, 2024 and 2023:

	December 31,
$ in millions	2024	2023
Allowance for credit losses:
Beginning balance	$0.9	$0.5
Current period provision	8.3	5.4
Write-offs charged against allowances	(3.7)	(6.0)
Recoveries collected	0.6	1.0

Ending balance	$6.1	$0.9

The allowance for credit losses primarily relates to utility customer receivables, including unbilled amounts. Expected credit loss estimates are developed by disaggregating customers into those with similar credit risk characteristics and using historical credit loss experience. In addition, we also consider how current and future economic conditions are expected to impact collectability, as applicable, of our receivables balance. Amounts are written off when reasonable collections efforts have been exhausted. During 2024, the current period provision and allowance for credit losses increased due to a temporary pause of customer disconnections and certain collection efforts and write-off
processes after the implementation of our customer billing system upgrade in the third quarter of 2024. We currently anticipate reinstituting the customer disconnections process and collection efforts and write-off
processes by the end of the third quarter of 2025.
Inventories
Inventories are carried at average cost, net of reserves, and include materials and supplies used for utility operations.
Regulatory Accounting
As a regulated utility, AES Ohio applies the provisions of ASC 980 -
Regulated Operations
, which gives recognition to the ratemaking and accounting practices of the PUCO and the FERC. Regulatory assets generally represent incurred costs that have been deferred because such costs are probable of future recovery in customer rates. Regulatory assets can also represent performance incentives permitted by the regulator. Regulatory assets have been included as allowable costs for ratemaking purposes, as authorized by the PUCO or established regulatory practices. Regulatory liabilities generally represent obligations to make refunds or future rate reductions to customers for previous over collections or the deferral of revenue collected for costs that AES Ohio expects to incur in the future.

The deferral of costs (as regulatory assets) is appropriate only when the future recovery of such costs is probable. In assessing probability, we consider such factors as specific orders from the PUCO or the FERC, regulatory precedent and the current regulatory environment. To the extent recovery of costs is no longer deemed probable, related regulatory assets would be required to be expensed in current period earnings. Our regulatory assets and liabilities have been created pursuant to a specific order of the PUCO or the FERC or established regulatory practices, such as other utilities under the jurisdiction of the PUCO or the FERC being granted recovery of similar costs. It is probable, but not certain, that these regulatory assets will be recoverable, subject to approval by the PUCO or the FERC. Regulatory assets and liabilities are classified as current or non-current
based on the term in which recovery is expected. See Note 2.
Regulatory Matters
for more information.
Property, Plant and Equipment
New property, plant and equipment additions are stated at cost. For regulated transmission and distribution property, cost includes direct labor and material, allocable overhead expenses and AFUDC. AFUDC represents the cost of borrowed funds and equity used to finance regulated construction projects. Capitalization of AFUDC and interest ceases at either project completion or at the date specified by regulators.
For substantially all depreciable property, when a unit of property is retired, the original cost of that property, less any salvage value, is charged to
Accumulated depreciation and amortization
, consistent with composite depreciation practices. Depreciation expense is calculated using the straight-line method, which allocates the cost of property over its estimated useful life. For AES Ohio’s transmission and distribution assets, straight-line depreciation is applied monthly on an average composite basis using group rates.
Depreciation and amortization
expense in the Statements of Operations is presented net of regulatory deferrals of depreciation expense and also includes amortization of intangible assets and amortization of previously deferred regulatory costs. The following table presents average composite group rates and depreciation expense for each respective period.

	Years ended December 31,
$ in millions	2024	2023	2022
Composite group rates	2.4%	2.6%	2.8%
Depreciation expense	$84.1	$76.8	$75.6
AES Ohio may receive contributions in aid of construction (“CIAC”) from customers that are intended to defray all or a portion of the costs for certain capital projects, to the extent the project does not benefit regulated customers in general. AES Ohio accounts for CIAC as a reduction to property, plant and equipment.
AFUDC
In accordance with the Uniform System of Accounts prescribed by FERC, AES Ohio capitalizes an allowance for the net cost of funds (interest on borrowed funds and a reasonable rate of return on equity funds) used for construction purposes during the period of construction with a corresponding credit to income. AFUDC equity and AFUDC debt were as follows for the years ended December 31, 2024, 2023 and 2022:

	Years ended December 31,
$ in millions	2024	2023	2022
AFUDC equity	$6.2	$5.0	$5.7
AFUDC debt	$7.7	$6.5	$1.3
Impairment of Long-lived Assets
GAAP requires that we test long-lived assets for impairment when indicators of impairment exist. If an asset is deemed to be impaired, we are required to write down the asset to its fair value with a charge to current earnings. The net book value of our property, plant, and equipment was $2,546.2 million and $2,195.9 million as of

December 31, 2024 and 2023, respectively. We do not believe any of these assets are currently impaired. In making this assessment, we consider such factors as: the overall condition and distribution capacity of the assets; the expected ability to recover additional expenditures in the assets; and the anticipated demand and relative pricing of retail electricity in our service territory.
Intangible Assets
Intangibles include software and renewable energy credits. Renewable energy credits are carried on a weighted average cost basis and amortized as they are used or retired. Finite-lived intangible assets include capitalized software amortized on a straight-line basis over their estimated useful lives. These capitalized software intangible assets have a 12.6 year-weighted average amortization period.
The following table presents information related to the Company’s capitalized software balances, including the gross amount capitalized and related amortization:

	December 31,
$ in millions	2024	2023
Capitalized software	$193.8	$142.2
Accumulated amortization	$(20.7)	$(30.8)

	Years ended December 31,
	2024	2023	2022
Amortization expense	$9.3	$3.9	$3.1

Estimated future amortization
Years ending December 31,
2025	$15.3
2026	15.1
2027	14.8
2028	14.6
2029	14.5

Total	$74.3

Implementation Costs Related to Software as a Service
AES Ohio has recorded prepayments for implementation costs related to software as a service in support of utility customer services which are recorded within
Prepayments and other current assets
and
Other
non-current
assets
on the accompanying Balance Sheets as follows:

	December 31,
$ in millions	2024	2023
Implementation costs	$4.0	$14.8
Debt Issuance Costs
Costs incurred in connection with the issuance of long-term debt are deferred and presented as a direct reduction from the face amount of that debt and amortized over the related financing period using the effective interest method. Debt issuance costs related to a line-of-credit
or revolving credit facility are deferred and presented as an asset and amortized over the related financing period. Make-whole payments in connection with early debt retirements are classified as cash flows from financing activities.
Contingencies
AES Ohio accrues for loss contingencies when the amount of the loss is probable and estimable. We are subject to various environmental regulations and are involved in certain legal proceedings. If AES Ohio’s actual environmental and/or legal obligations are different from our estimates, the recognition of the actual amounts may have a material impact on our results of operations, financial condition and cash flows; although that has not been the case during the periods covered by this report. Accruals for loss contingencies were not material as of December 31, 2024 and 2023. See Note 9.
Contractual Obligations, Commercial Commitments and Contingencies
for additional information.
Financial Instruments
Our Master Trust investments in debt and equity financial instruments of publicly traded entities are classified as equity investments. These equity securities are carried at fair value and unrealized gains and losses on these securities are recorded in
Other income
. As these financial instruments are held to be used for the benefit of employees or former employees participating in employee benefit plans and are not used for general operating purposes, they are recorded within
Other
non-current
assets
on the accompanying Balance Sheets. See Note 4.
Fair Value
for more information.
Financial Derivatives
We have contracts involving the physical delivery of energy. These contracts qualify for the normal purchases and normal sales scope exception in ASC 815 -
Derivatives and Hedging
, thus we have elected to account for them as accrual contracts, which are not adjusted for changes in fair value.
Leases
We have operating leases primarily for office space in which we are the lessee. Operating leases with an initial term of 12 months or less are not recorded on the balance sheet, but are expensed on a straight-line basis over the lease term. Our leases do not contain any material residual value guarantees, restrictive covenants or subleases.
Right-of-use
assets represent our right to use an underlying asset for the lease term while lease liabilities represent our obligation to make lease payments arising from the lease.
Right-of-use
assets and lease liabilities are recognized on commencement of the lease based on the present value of lease payments over the lease term. Generally, the rate implicit in the lease is not readily determinable; as such, we use the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We determine discount rates based on the existing credit rates of our borrowings which are then adjusted for the appropriate lease term. The right-of-use
asset also includes any lease payments made and excludes lease incentives that are paid or payable to the lessee at commencement. The lease term includes periods covered by the option to extend if it is reasonably certain that the option will be exercised and periods covered by an option to terminate if it is reasonably certain that the option will not be exercised.

Accumulated other comprehensive loss
The changes in the components of
Accumulated other comprehensive loss
during the years ended December 31, 2024 and 2023 are as follows:

$ in millions	Change in Accumulated other comprehensive loss
Balance at January 1, 2023	$(26.8)

Other comprehensive income before reclassifications	(1.5)
Amounts reclassified from accumulated other comprehensive loss to earnings	0.4

Net current period other comprehensive income	(1.1)

Balance at December 31, 2023	(27.9)

Other comprehensive loss before reclassifications	—
Amounts reclassified from accumulated other comprehensive loss to earnings	1.5

Net current period other comprehensive income	1.5

Balance at December 31, 2024	$(26.4)

Insurance and Claims Costs
In addition to insurance obtained from third-party providers, MVIC, a wholly-owned captive subsidiary of DPL, provides insurance coverage solely to us and other DPL subsidiaries for workers’ compensation, general liability and property damage on an ongoing basis. Estimates of the liabilities for insurance and claims costs associated with MVIC and the liabilities for medical, life, disability and other reserves for claims costs below certain coverage thresholds of third-party providers are as follows:

	Balance Sheet	December 31,
$ in millions	Classification	2024	2023
Estimated liabilities for medical, life disability and other reserves	Accrued and other current liabilities and Other non-current liabilities	$3.7	$3.5
The estimated liabilities for workers’ compensation, medical, life and disability costs at AES Ohio are actuarially determined using certain assumptions. There is uncertainty associated with these loss estimates, and actual results may differ from the estimates. Modification of these loss estimates based on experience and changed circumstances is reflected in the period in which the estimate is re-evaluated.
Revenue Recognition
Revenue is recognized from retail and wholesale electricity sales and electricity transmission and distribution delivery services. Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. Energy sales to customers are based on the reading of their meters that occurs on a systematic basis throughout the month. We recognize the revenue on our Statements of Operations using an accrual method for retail and other energy sales that have not yet been billed, but where electricity has been consumed. This is termed “unbilled revenue” and is a widely recognized and accepted practice for utilities. At the end of each month, unbilled revenue is determined by the estimation of unbilled energy provided to customers since the date of the last meter reading, estimated line losses, the assignment of unbilled energy provided to customer classes and the average rate per customer class. For more information, see Note 11.
Business Segments
.
Accounting for Taxes Collected from Customers and Remitted to Governmental Authorities
AES Ohio collects certain excise taxes levied by state or local governments from its customers. AES Ohio’s excise taxes and certain other taxes are accounted for on a net basis and recorded as a reduction in revenue in the accompanying Statements of Operations. The amounts of such taxes were as follows:

	Years ended December 31,
$ in millions	2024	2023	2022
Excise taxes collected	$48.7	$46.6	$49.2
Repair and Maintenance Costs
Costs associated with maintenance activities are recognized at the time the work is performed. These costs, which include labor, materials and supplies and outside services required to maintain equipment and facilities, are capitalized or expensed based on defined units of property.
Pension and Postretirement Benefits
We recognize in our Balance Sheets an asset or liability reflecting the funded status of pension and other postretirement plans with current-year changes from actuarial gains or losses related to our regulated operations, which would otherwise be recognized in AOCL, recorded as a regulatory asset as this can be recovered through future rates. Such changes that are not related to our regulated operations are recognized in AOCL. All plan assets are recorded at fair value. We follow the measurement date provisions of the accounting guidance, which require a year-end
measurement date of plan assets and obligations for all defined benefit plans.
We account for and disclose pension and postretirement benefits in accordance with the provisions of GAAP relating to the accounting for pension and other postretirement plans. These GAAP provisions require the use of assumptions, such as the discount rate for liabilities and long-term rate of return on assets, in determining the obligations, annual cost and funding requirements of the plans. Consistent with the requirements of ASC
715 -
 Compensation - Retirement Benefits
, we apply a disaggregated discount rate approach for determining service cost and interest cost for our defined benefit pension plans and postretirement plans.
See Note 7.
Benefit Plans
for more information.
Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of the existing assets and liabilities and their respective income tax bases. We establish an allowance when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Our tax positions are evaluated under a more likely than not recognition threshold and measurement analysis before they are recognized for financial statement reporting. Uncertain tax positions have been classified as noncurrent income tax liabilities unless expected to be paid within one year. Our policy for interest and penalties is to recognize interest and penalties as a component of the provision for income taxes in the Statements of Operations.
Income taxes payable, which are includable in allowable costs for ratemaking purposes in future years, are recorded as regulatory assets or liabilities with a corresponding deferred tax liability or asset. Investment tax credits that reduced federal income taxes in the years they arose have been deferred and are being amortized to income over the useful lives of the properties in accordance with regulatory treatment. See Note 2.
Regulatory Matters
for more information.

AES Ohio files U.S. federal income tax returns
as part of the consolidated U.S. income tax return filed by AES. The consolidated tax liability is allocated to each subsidiary based on the separate return method as specified in our tax allocation agreement, and which provides a consistent, systematic and rational approach. See Note 6.
Income Taxes
for more information.
Related Party Transactions
In the normal course of business, AES Ohio enters into transactions with other subsidiaries of DPL or AES. See Note 10.
Related Party Transactions
for more information.
New accounting pronouncements adopted in 2024
The following table provides a brief description of recent accounting pronouncements that had an impact on our financial statements. Accounting pronouncements not listed below were assessed and determined to be either not applicable or did not have a material impact on our financial statements.

ASU Number and Name	Description	Date of Adoption	Effect on the financial statement upon adoption
2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures	The amendments in this section are designed to improve the disclosures related to Segment reporting on an interim and annual basis. Public companies must disclose significant segment expenses and an amount for other segment items. This will also require that a company disclose its annual disclosures under Topic 280 in each interim period. Furthermore, companies will need to disclose the Chief Operating Decision Maker (CODM) and how the CODM assesses the performance of a segment. Lastly, public companies that have a single reportable segment must report the required disclosures under topic 280.	December 31, 2024	We adopted this standard on a retrospective basis. Please refer to Note 11, “Business Segments” for impact.
New accounting pronouncements Issued but not yet effective
The following table provides a brief description of recent accounting pronouncements that could have an impact on our financial statements. Accounting pronouncements not listed below were assessed and determined to be either not applicable or did not have a material impact on our Financial Statements.

ASU Number and Name	Description	Date of Adoption	Effect on the financial statements upon adoption
2023-06 Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative	In U.S. Securities and Exchange Commission (SEC) Release
No. 33-10532,
	Disclosure Update and Simplification, issued August 17, 2018, the SEC referred certain of its disclosure requirements that overlap with, but require incremental information to, generally accepted accounting principles (GAAP) to the FASB for potential incorporation into the Codification. The	The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure becomes effective, with early adoption	We will provide the required disclosures on a prospective basis on the date each amendment becomes effective. We do not expect ASU 2023-06 will have any impact on our Financial Statements.

ASU Number and Name	Description	Date of Adoption	Effect on the financial statements upon adoption

amendments in this Update are the result of the Board’s decision to incorporate into the Codification 14 of the 27 disclosures referred by the SEC.

The amendments in this Update represent changes to clarify or improve disclosure and presentation requirements of a variety of Topics. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations.
prohibited. The amendments in this Update should be applied prospectively

2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures	The amendments in this Update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. Furthermore, companies are required to disclose a disaggregated amount of income taxes paid at a federal, state, and foreign level as well as a break down of income taxes paid in a jurisdiction that comprises 5% of a company’s total income taxes paid. Lastly, this ASU requires that companies disclose income (loss) from continuing operations before income tax at a domestic and foreign level and that companies disclose income tax expense from continuing operations on a federal, state, and foreign level.	The amendments in this Update are effective for fiscal years beginning after December 15, 2024	We are currently evaluating the impact of adopting the standard on our Financial Statements.

2024-03: Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)
The amendments in this Update require disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity:

1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil-
and
gas-producing
activities (DD&A) (or other amounts of depletion expense) included in each relevant
		The date for each amendment in this Update is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted	We are currently evaluating the impact of adopting the standard on our Financial Statements.

ASU Number and Name	Description	Date of Adoption	Effect on the financial statements upon adoption

expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e).

2. Include certain amounts that are already required to be disclosed under current generally accepted accounting principles (GAAP) in the same disclosure as the other disaggregation requirements.

3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively.

4. Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses.

2. REGULATORY MATTERS
AES Ohio ESPs and Smart Grid Plans
AES Ohio ESP -
Ohio law requires utilities to file either an ESP or MRO plan to establish SSO rates. AES Ohio is currently operating pursuant to ESP 4, described in the paragraph below. From November 1, 2017 through December 18, 2019, AES Ohio operated pursuant to an approved ESP plan, which was initially approved on October 20, 2017 (ESP 3). On December 18, 2019, the PUCO approved AES Ohio’s Notice of Withdrawal of ESP 3 and reversion to its prior rate plan (ESP 1). Among other items, the PUCO Order approving the ESP 1 rate plan included reinstating the non-bypassable
RSC Rider, which provided annual revenue of approximately $79.0 million. The OCC has appealed to the Ohio Supreme Court the PUCO’s decision approving the reversion to ESP 1 as well as argued for a refund of the RSC revenue dating back to August 2021. Oral arguments regarding this appeal have been scheduled for April 22, 2025.
Smart Grid Comprehensive Settlement
- On October 23, 2020, AES Ohio entered into a Stipulation and Recommendation (the Settlement) with the staff of the PUCO, various customers and organizations representing customers of AES Ohio and certain other parties with respect to, among other matters, AES Ohio’s applications pending at the PUCO for (i) approval of AES Ohio’s plan to modernize its distribution grid (Smart Grid Phase 1), (ii) findings that DP&L passed the SEET for 2018 and 2019, and (iii) findings that AES Ohio’s ESP 1 satisfies the SEET and the more favorable in the aggregate (MFA) regulatory test. On June 16, 2021, the PUCO issued their opinion and order accepting the stipulation as filed. The OCC appealed the final PUCO order with respect to the 2018 and 2019 SEET to the Ohio Supreme Court on December 6, 2021. Oral arguments regarding this appeal have been scheduled for April 2, 2025.
Smart Grid Phase 2 Plan
- In February 2024, AES Ohio filed a Smart Grid Phase 2 with the PUCO proposing a ten-year
investment plan to begin after Smart Grid Phase 1 ends. On September 13, 2024, AES Ohio reached a settlement with the PUCO staff and other parties on the pending Smart Grid Phase 2 application. The settlement provides for a four-year plan to invest $240.5 million of capital and $18.6 million of operations and maintenance expenses related to grid modernization, support of Distributed Energy Resources, Economic Development and an enhanced Telecommunications network. These costs will be recovered through the existing Infrastructure Investment Rider. If approved, AES Ohio will implement a comprehensive grid modernization project that will deliver benefits to customers, society as a whole and to AES Ohio. An evidentiary hearing was held on October 29, 2024, and we expect an order from the PUCO by the second quarter of 2025, prior to the end of Smart Grid Phase 1.
ESP 4 -
On September 26, 2022, AES Ohio filed its latest ESP (ESP 4) with the PUCO. ESP 4 is a comprehensive plan to enhance and upgrade its network and improve service reliability, provide greater safeguards for price stability and continue investments in local economic development.
On April 10, 2023, AES Ohio entered into a Stipulation and Recommendation with the PUCO Staff and seventeen parties (the “ESP 4 Settlement”) with respect to AES Ohio’s ESP 4 application, and, on August 9, 2023, the PUCO approved the ESP 4 Settlement without modification. The approved ESP 4 Settlement provides for a three-year plan including the following:

•	A Distribution Investment Rider for the term of the ESP allowing for the timely recovery of distribution investments by AES Ohio based on a 9.999% return on equity, subject to revenue caps;

•
The recovery of approximately $66.0 million related to past expenditures by AES Ohio plus future carrying costs and the recovery of incremental vegetation management expenses up to certain annual limits during the term of ESP 4. During the third quarter of 2023, AES Ohio deferred $28.3 million of previously recognized purchased power costs and an additional $10.7 million of carrying costs related to this recovery; and

•	Funding of programs for assistance to low-income customers and for economic development.
Additionally, with approval of this Settlement, the distribution rates that were approved by the PUCO on December 14, 2022, and are described in the paragraph below, became effective on September 1, 2023.
Distribution Rate Cases
2024 Distribution Rate Case application
- On November 29, 2024, AES Ohio filed a new distribution rate case with the PUCO. The investments reflected in this distribution rate case include investments to enhance the safety, reliability, and resilience of the distribution system. Among other matters, the application requests:

•	An increase to its annual distribution revenue requirement of $235.2 million, which incorporates certain investments that are currently recovered through the Distribution Investment Rider;

•	A return on equity of 10.95% and a cost of long-term debt of 4.49% on a distribution rate base of $1.3 billion and based on a capital structure of 53.87% equity and 46.13% long-term debt; and

•	A date certain of September 30, 2024 and a test period of June 1, 2024 – May 31, 2025
The rate case application also includes a proposal for increased tree-trimming expenses. AES Ohio proposed an evidentiary hearing be held beginning June 2, 2025; however, the PUCO has not yet established a procedural schedule for the proceeding.
2020 Distribution Rate Case
- On November 30, 2020, AES Ohio filed a new distribution rate case application with the PUCO to increase AES Ohio’s base rates for electric distribution service to address, in part, increased costs of materials and labor and substantial investments to improve distribution structures. On December 14, 2022, the PUCO issued an order on the application. Among other matters, the order:

•	Establishes a revenue increase of $75.6 million for AES Ohio’s base rates for electric distribution service; and

•
Provides for a return on equity of 9.999% and a cost of long-term debt of 4.4% on a distribution rate base of $783.5 million and based on a capital structure of 53.87% equity and 46.13% long-term debt.

These rates went into effect on September 1, 2023 with the approval of AES Ohio’s ESP 4, as discussed above.

FERC Transmission Rates
On March 3, 2020, AES Ohio filed an application before the FERC seeking to change its stated transmission rates to formula transmission rates that would be updated each calendar year. An uncontested settlement was filed December 10, 2020 and approved April 15, 2021. Among other things, the settlement established new depreciation rates for AES Ohio’s transmission assets, an authorized return on equity of 9.85%, and started an amortization process to return excess deferred taxes created by the TCJA. Pursuant to the approved mechanisms and formula, transmission rates are adjusted each calendar year to reflect projected costs, adjusted to a true-up
of actual revenue and costs incurred in the prior year.
Regulatory Assets and Liabilities
Regulatory assets and liabilities represent deferred costs or credits that have been included as allowable costs or credits for ratemaking purposes. AES Ohio has recorded regulatory assets or liabilities relating to certain costs or credits as authorized by the PUCO or established regulatory practices in accordance with ASC 980. See Note 1.
Overview and Summary of Significant Accounting Policies
for accounting policies regarding Regulatory Assets and Liabilities.
The following table presents AES Ohio’s regulatory assets and liabilities:

			December 31,
$ in millions	Type of Recovery	Recovery Period	2024	2023
Regulatory assets, current:
Undercollections to be collected through rate riders	A/B/D	2025	$63.4	$51.7
Uncollectible expense being recovered in base rates	B	2025	1.7	1.7
Vegetation management being recovered in base rates	B	2025	2.7	2.7
Rate case expenses being recovered in base rates	B	2025	0.4	0.5
Transmission formula rate debits	A	2025	13.8	—

Total regulatory assets, current			82.0	56.6

Regulatory assets, non-current:
Pension benefits	A	Ongoing	58.8	62.6
Regulatory compliance costs	A	2028	33.2	45.0
Energy efficiency	A/B/D	Undetermined	4.1	4.1
Smart grid and AMI costs	C	Undetermined	1.8	3.2
Unamortized loss on reacquired debt	B	Ongoing	0.5	1.1
Deferred storm costs	B	2025	—	2.2
Deferred rate case costs	B/D	Undetermined	2.4	1.5
Deferred vegetation management	B	2028	21.7	19.9
CIS replacement	D	Undetermined	8.8	3.1
Transmission formula rate debits	A	2026	1.2	6.7
Customer Program Rider	A/D	Undetermined	2.9	—
Uncollectible deferral	B	2028	4.6	6.3

Total regulatory assets, non-current			140.0	155.7

Total regulatory assets			$222.0	$212.3

			December 31,
$ in millions	Type of Recovery	Recovery Period	2024	2023
Regulatory liabilities, current:
Overcollection of costs to be refunded through rate riders	A/B	2025	$9.3	$14.7
Transmission formula rate credits	A	2025	1.0	3.3

Total regulatory liabilities, current			10.3	18.0

Regulatory liabilities, non-current:
Estimated costs of removal - regulated property		Not Applicable	131.0	134.2
Deferred income taxes payable through rates		Ongoing	35.0	42.6
TCJA regulatory liability	B	Ongoing	—	1.0
Transmission formula rate credits	A	2026	1.5	—
PJM transmission enhancement settlement	B	2025	—	1.7
Postretirement benefits	B	Ongoing	1.9	2.6

Total regulatory liabilities, non-current			169.4	182.1

Total regulatory liabilities			$179.7	$200.1

A –	Recovery of incurred costs plus rate of return. Refund of incurred credits, plus rate of return.
B –	Recovery of incurred costs without a rate of return. Refund of incurred credits without a rate of return.
C –	Includes costs associated with Smart Grid Phase 2 development for which recovery is not yet determined but is considered probable of occurring in future rate proceedings.
D –	Recovery not determined, but recovery is probable of occurring in future rate proceedings.
Current regulatory assets and liabilities
Current regulatory assets primarily represent costs that are being recovered per specific rate orders; recovery for the remaining costs is probable, but not certain. Current regulatory assets include: (i) the Energy Efficiency Rider, (ii) the Transmission Cost Recovery Rider, (iii) the Storm Cost Rider, (iv) the Legacy Generation Rider, (v) the Infrastructure Investment Rider, (vi) the Regulatory Compliance Rider, (vii) the Proactive Reliability Optimization Rider, and (viii) the Distribution Investment Rider. Also included are the current portion of deferred rate case costs, vegetation management, uncollectible expense costs, and the transmission formula rate true-up.
Current regulatory liabilities include the overcollection of standard offer costs and certain transmission related costs, including the current portion of the PJM transmission enhancement settlement (discussed below), the transmission rate true-up,
the Transmission Cost Recovery Rider overcollection and the TCJA regulatory liability.
AES Ohio is earning a return on $16.2 million of the net undercollections / (overcollections) to be collected / (refunded) through rate riders including: (i) the Energy Efficiency Rider, (ii) the Transmission Cost Recovery Rider, and (iii) the Regulatory Compliance Rider, partially offset by the overcollection of standard offer costs.
Pension benefits
Pension benefits represent the qualifying ASC 715 costs of our regulated operations that for ratemaking purposes are deferred for future recovery. We recognize an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, and recognize, as a component of OCI, the changes in the funded status of the plan that arise during the year that are not recognized as a component of net periodic benefit cost. This regulatory asset represents the regulated portion that would otherwise be charged as a loss to OCI. As per PUCO and FERC precedents, these costs are probable of future rate recovery.
Regulatory compliance costs
Regulatory compliance costs represent the long-term portion of the regulatory compliance costs which include the following costs: (i) Consumer Education Campaign, (ii) Retail Settlement System, (iii) Generation Separation, (iv) Bill Format Redesign, (v) Green Pricing Tariff, (vi) Supplier Consolidated Billing, (vii) Decoupling, (viii) a portion of previously deferred uncollectible costs, and (ix) unrecovered purchased power deferrals, and related carrying charges, approved in ESP 4. The balance of this regulatory asset earns a return with a maximum total to be accrued of $4.0 million. These costs are being recovered over a five-year period that began September 2023 through the Regulatory Compliance Rider approved in ESP 4.
Energy Efficiency Rider
Energy Efficiency Rider represents deferred expense and shared savings associated with energy efficiency programs that provide incentives and rebates for customers to improve the way they use electricity. The deferred expenses and shared savings were incurred prior to Ohio’s energy efficiency change in legislation and are therefore probable for recovery. The PUCO is currently conducting a prudency review, and a PUCO staff report was issued on February 2, 2024.
Smart Grid and AMI costs
Smart Grid and AMI costs represent costs incurred as a result of studying and developing distribution system upgrades and implementation of AMI related to Smart Grid Phase 1 and 2. AES Ohio developed Smart Grid Phase 1, which focuses on implementing new technology in the distribution business to upgrade customer meters, provide new customer programs related to energy efficiency and time-based rates, make certain infrastructure improvements, and upgrade substation and telecommunication equipment. Smart Grid Phase 1 costs are being recovered over a period of 4 years. AES Ohio has proposed Smart Grid Phase 2, which is pending before the PUCO.
Unamortized loss on reacquired debt
Unamortized loss on reacquired debt represents losses on long-term debt reacquired or redeemed in prior periods that have been deferred. These deferred losses are being amortized over the lives of the original issues in accordance with the rules of the FERC and the PUCO.
Deferred storm costs
Deferred storm costs represent the long-term portion of deferred costs for major storms. AES Ohio files semi-annual petitions seeking recovery of storm costs with all costs related to 2024 to be recovered in 2025. Recovery of these costs is probable, but not certain.
Rate case expenses
Rate case expenses represent costs associated with preparing distribution rate cases. AES Ohio was granted recovery of the 2020 rate case costs through base rates over a period of 5 years, without a rate of return. AES Ohio has requested approval and recovery of the 2024 rate case costs through the 2024 rate case application, which is pending before the PUCO.

Vegetation management costs
Vegetation management costs represent costs incurred from outside contractors for tree trimming and other vegetation management services. Historically deferred costs from 2018-2020 are being recovered in base rates with an amortization period of five years. In addition, ESP 4 approved a Proactive Reliability Optimization Rider which granted recovery of costs deferred starting from 2021 forward with an annual baseline of $20.0 million, subject to an annual maximum deferral of $7.5 million. These historical costs are also being recovered with an amortization period of five years. Annual spending less than the vegetation management baseline amount will result in a reduction to the regulatory asset or creation of a regulatory liability.
CIS replacement costs
Customer Information System (“CIS”) replacement costs represent operation and maintenance expenses associated with the implementation of a new CIS system. Deferral of these costs, subject to an $8.8 million maximum deferral, was approved in the Smart Grid Phase 1 Order, subject to demonstration that the functionality is available and a reasonableness prudence review. Recovery of these costs was requested and approved in Case No.
22-0900-EL-SSO
to be included in the new Regulatory Compliance Rider, once the CIS is used and useful.
Transmission formula rate debits/credits
Transmission formula rate assets and liabilities represent the amounts due from/to customers as a result of the implementation of transmission formula rates, which are adjusted each year based on actual revenue and costs from a previous year, as described above under “FERC Transmission Rates”.
Customer program costs
Customer Program Costs (“CPR”) represent costs associated with residential off-peak
electric vehicle programs to encourage utilization of the distribution grid during off-peak
hours, subject to a maximum annual deferral of $0.3 million, and residential low income assistance programs, subject to a maximum annual deferral of $5.7 million. Deferral of CPR costs were approved in the ESP 4 order.
Uncollectible deferral
Uncollectible deferral represents deferred uncollectible expense associated with the nonpayment of electric service, less the revenue associated with the bypassable uncollectible portion of the standard offer rate. The 2023 distribution rate case order established that these costs would be recovered in base rates over a period of five years.
Estimated costs of removal - regulated property
Estimated costs of removal - regulated property reflect an estimate of amounts collected in customer rates for costs that are expected to be incurred in the future to remove existing transmission and distribution property from service when the property is retired.
Deferred income taxes payable through rates
Deferred income taxes payable through rates represent deferred income tax liabilities recognized from the normalization of flow-through items as the result of taxes previously charged to customers. A deferred income tax asset or liability is created from a difference in income recognition between tax laws and accounting methods. As a regulated utility, AES Ohio includes in ratemaking the impacts of current income taxes and changes in deferred income tax liabilities or assets. Accordingly, this liability reflects the estimated deferred taxes AES Ohio expects to return to customers in future periods.

TCJA regulatory liability
TCJA regulatory liability represents the long-term portion of both protected and unprotected excess Accumulated Deferred Income Taxes (“ADIT”) for both transmission and distribution portions, grossed up to reflect the revenue requirement. As a part of the DRO, AES Ohio agreed that savings from the TCJA attributable to distribution facilities, including the excess ADIT and the regulatory liability, constitute amounts that will be returned to customers. As a result of the TCJA and subsequent DRO, AES Ohio entered into a stipulation to resolve all remaining TCJA items related to its distribution rates, including a proposal to return no less than $4.0 million per year for the first five years unless fully returned in the first five years via a tax savings cost rider for the distribution portion of the balance. On September 26, 2019, an order approved the stipulation in its entirety.
PJM transmission enhancement settlement
PJM transmission enhancement settlement liability represents the transmission enhancement settlement charges for which AES Ohio is due a refund per FERC Order
EL05-121-009
issued on May 31, 2018. The Order states that customers are due a refund for part of these charges which will be received starting August 2018 through 2025. Refunds received will be returned to customers via the transmission cost rider.
Postretirement benefits
Postretirement benefits represent the qualifying ASC 715 gains related to our regulated operations that, for ratemaking purposes, are probable of being reflected in future rates. We recognize an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, and recognize, as a component of OCI, the changes in the funded status of the plan that arise during the year that are not recognized as a component of net periodic benefit cost. This regulatory liability represents the regulated portion that would otherwise be reflected as a gain to OCI.
3. PROPERTY, PLANT AND EQUIPMENT
The following is a summary of AES Ohio’s Property, plant and equipment with corresponding composite depreciation rates at December 31, 2024 and 2023:

	December 31, 2024		December 31, 2023
$ in millions		Composite Rate		Composite Rate
Regulated:
Transmission	$899.1	1.7%	$648.0	2.0%
Distribution	2,453.9	2.8%	2,283.4	2.9%
General	32.3	3.4%	32.2	3.5%
Non-depreciable	112.0	N/A	99.6	N/A

Total property, plant and equipment in service	$3,497.3	2.4%	$3,063.2	2.6%
Less: accumulated depreciation	(1,115.5)		(1,098.1)

	2,381.8		1,965.1
Construction work in process	164.4		230.8

Property, plant and equipment, net	$2,546.2		$2,195.9

4. FAIR VALUE
The fair value of our financial assets and liabilities approximate their reported carrying amounts. The estimated fair values of our assets and liabilities have been determined using available market information. Because these amounts are estimates and based on hypothetical transactions to sell assets or transfer liabilities, the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
Fair Value Hierarchy and Valuation Techniques
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. These inputs are categorized using the market approach as follows for AES Ohio:

•
Level 1 - unadjusted quoted prices for identical assets or liabilities in an active market. This includes inputs used for money market accounts that are considered cash equivalents, open-ended mutual funds and exchange-traded funds in the Master Trust. The fair value is determined by reference to quoted market prices and other relevant information generated by market transactions;

•
Level 2 - inputs from quoted prices in markets where trading occurs infrequently or quoted prices of instruments with similar attributes in active markets. This includes the common collective trust pension plan assets valued using the net asset value method. See Note 7.
Benefit Plans
for more information; and

•
Level 3 - unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability. These inputs are used for certain debt balances because the notes are not publicly traded. The fair value reflects management’s own assumptions about the inputs used in pricing the liability. Our long-term debt is fair valued for disclosure purposes only.

The fair values of our financial instruments are based on published sources for pricing when possible. We rely on valuation models only when no other method is available to us. The fair value of our financial instruments represents estimates of possible value that may or may not be realized in the future. Valuations of assets and liabilities reflect the value of the instrument including the values associated with counterparty risk. We include our own credit risk and our counterparty’s credit risk in our calculation of fair value using global average default rates based on an annual study conducted by a large rating agency.
We did not have any transfers of the fair values of our financial instruments among Level 1, Level 2 or Level 3 of the fair value hierarchy during the years ended December 31, 2024 and 2023
These financial instruments are not subject to master netting agreements or collateral requirements and, as such, are presented in the Balance Sheets at their gross fair value.
Financial Assets
AES Ohio established a Master Trust to hold assets that could be used for the benefit of employees participating in employee benefit plans. These assets are not used for general operating purposes. These assets are primarily comprised of open-ended mutual funds, which are valued using the net asset value per unit. These investments are recorded at fair value within
Other
non-current
assets
on the Balance Sheets and are classified as equity securities. Net unrealized gains related to equity investments still held as of December 31, 2024 and 2023 are as follows:

	Years ended December 31,
$ in millions	2024	2023
Net unrealized gains (a)	$0.7	$0.5

(a)	These amounts are included in Other income, net in our Statements of Operations.

Recurring Fair Value Measurements
The fair value of assets at December 31, 2024 and 2023 and the respective category within the fair value hierarchy for AES Ohio was determined as follows:

$ in millions	Fair Value at December 31, 2024				Fair Value at December 31, 2023
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets
Money market funds	$0.4	$—	$—	$0.4	$0.6	$—	$—	$0.6
Mutual funds	7.6	—	—	7.6	7.2	—	—	7.2

Total assets	$8.0	$—	$—	$8.0	$7.8	$—	$—	$7.8

Financial Instruments not Measured at Fair Value in the Balance Sheets
Our long-term debt is fair valued for disclosure purposes only and most of the fair values are determined using quoted market prices in inactive markets. These fair value inputs are considered Level 2 in the fair value hierarchy. As the Wright-Patterson Air Force Base note is not publicly traded, the fair value inputs are considered Level 3 in the fair value hierarchy as there are no observable inputs. Unrealized gains or losses are not recognized in the financial statements as long-term debt is presented at carrying value, net of unamortized premium or discount and unamortized deferred financing costs in the financial statements. The long-term debt amounts include the current portion payable in the next twelve months and have maturities that range from 2027 to 2061. Additional Level 3 disclosures are not presented since our long-term debt is not recorded at fair value.
The following table presents the carrying amount, fair value, and fair value hierarchy of our financial liabilities that are not measured at fair value in the Balance Sheets as of the periods indicated, but for which fair value is disclosed:

	Carrying Amount	Fair Value at December 31, 2024				Carrying Amount	Fair Value at December 31, 2023
$ in millions		Level 1	Level 2	Level 3	Total		Level 1	Level 2	Level 3	Total
Liabilities
Long-term debt	$1,012.9	$—	$894.8	$16.6	$911.4	$1,012.5	$—	$909.9	$16.8	$926.7
5. DEBT
Long-term debt is as follows:

$ in millions	Interest Rate	Maturity	December 31, 2024	December 31, 2023
First Mortgage Bonds	3.95%	2049	$425.0	$425.0
First Mortgage Bonds	3.20%	2040	140.0	140.0
First Mortgage Bonds	5.70%	2033	107.5	107.5
First Mortgage Bonds	5.19%	2033	100.0	100.0
First Mortgage Bonds	5.49%	2028	92.5	92.5
Tax-exempt First Mortgage Bonds (a)	4.25%	2027	100.0	100.0
Tax-exempt First Mortgage Bonds (b)	4.00%	2027	40.0	40.0
U.S. Government note	4.20%	2061	16.6	16.8
Unamortized deferred financing costs			(6.6)	(7.1)
Unamortized debt discounts			(2.1)	(2.2)

Total long-term debt			1,012.9	1,012.5
Less: current portion			(0.2)	(0.2)

Long-term debt, net of current portion			$1,012.7	$1,012.3

(a)
First mortgage bonds issued to the OAQDA, to secure the loan of proceeds from tax-exempt
bonds issued by the OAQDA. The bonds have a final maturity date of November 1, 2040 but are subject to a mandatory put in June 2027.

(b)
First mortgage bonds issued to the OAQDA, to secure the loan of proceeds from tax-exempt
bonds issued by the OAQDA. The bonds have a final maturity date of January 1, 2034 but are subject to a mandatory put in June 2027.

Revolving Credit Agreement
AES Ohio entered into a second amendment and restatement of the AES Ohio Credit Agreement on December 22, 2022 with a syndication of bank lenders. The AES Ohio Credit Agreement is an unsecured committed line of credit to be used: (i) to finance capital expenditures; (ii) to refinance certain existing indebtedness, (iii) to support working capital; and (iv) for general corporate purposes. This agreement matures on December 22, 2027, and bears interest at variable rates as described in the agreement. It includes an uncommitted $100.0 million accordion feature to provide AES Ohio with an option to request an increase in the size of the facility, subject to approval by the lenders. The AES Ohio Credit Agreement also includes two one-year
extension options, allowing AES Ohio to extend the maturity date subject to approval by the lenders. At December 31, 2024 and 2023, the AES Ohio Credit Agreement had outstanding borrowings of $140.0 million and $15.0 million, respectively.
Debt Maturities
At December 31, 2024, maturities of long-term debt are summarized as follows:

Due during the years ending December 31,
$ in millions
2025	$0.2
2026	0.2
2027	140.2
2028	92.7
2029	0.2
Thereafter	788.1

1,021.6
Unamortized debt discounts	(6.6)
Deferred financing costs, net	(2.1)

Total long-term debt	$1,012.9

Significant Transactions
In August 2024, AES Ohio entered into an unsecured $150.0 million
364-day
term loan agreement (“$150 million Term Loan Agreement”). The $150 million Term Loan Agreement was fully drawn at closing with the proceeds being used for general corporate purposes. This agreement matures on August 13, 2025, and bears interest at variable rates as described in the $150 million Term Loan Agreement. The $150 million Term Loan Agreement contains customary representations, warranties and covenants, including a leverage covenant consistent with the leverage covenant contained in AES Ohio’s Credit Agreement. AES Ohio has classified this $150 million Term Loan Agreement as short-term indebtedness as it matures in August 2025. Management plans to repay this Term Loan Agreement through a combination of cash from operations, new debt, and equity capital contributions.
On December 28, 2023, AES Ohio completed the offering of (i) $92.5 million in aggregate principal amount of First Mortgage Bonds, 5.49% Series due 2028 and (ii) $107.5 million aggregate principal amount of its First

Mortgage Bonds, 5.70% Series due 2033 in a private placement. The proceeds from the offerings were used to repay existing indebtedness, including amounts outstanding under the AES Ohio Credit Agreement, and for general corporate purposes.
On April 13, 2023, AES Ohio issued $100.0 million in aggregate principal amount of First Mortgage Bonds, 5.19% Series due 2033 in a private placement. The proceeds from the offering were used to repay amounts outstanding under the AES Ohio Credit Agreement and for general corporate purposes.
Debt Covenants and Restrictions
The AES Ohio Credit Agreement and Fifty-Third, Fifty-Fourth and Fifty-Fifth Supplemental Indentures, pursuant to which the 3.20% Bonds due 2040, the 5.19% Bonds due 2033, the 5.49% Bonds due 2028 and the 5.70% Bonds due 2033 were issued, each contain one financial covenant, respectively. The covenant measures Total Debt to Total Capitalization and is calculated, at the end of each fiscal quarter, by dividing total debt by total capitalization. AES Ohio’s Total Debt to Total Capitalization ratio shall not be greater than 0.67 to 1.00. As of December 31, 2024 AES Ohio was in compliance with this financial covenant.
AES Ohio does not have any meaningful restrictions in its debt financing documents prohibiting distributions to its parent, DPL. As of December 31, 2024, AES Ohio was in compliance with all debt covenants, including the financial covenants described above.
Substantially all property, plant & equipment of AES Ohio is subject to the lien of the mortgage securing AES Ohio’s First and Refunding Mortgage.
6. INCOME TAXES
AES Ohio’s components of income tax expense were as follows:

	Years ended December 31,
$ in millions	2024	2023	2022
Components of tax expense / (benefit)
Federal - current	$—	$4.1	$(0.8)
State and local - current	(0.1)	0.4	—

Total current	(0.1)	4.5	(0.8)

Federal - deferred	(1.3)	7.3	(2.4)
State and local - deferred	4.6	1.7	0.1

Total deferred	3.3	9.0	(2.3)

Tax expense / (benefit)	$3.2	$13.5	$(3.1)

Effective and Statutory Rate Reconciliation
The following table summarizes a reconciliation of the U.S. statutory federal income tax rate to the effective tax rate, as a percentage of total income before taxes:

	Years ended December 31,
	2024	2023	2022
Statutory Federal tax rate	21.0%	21.0%	21.0%
State taxes, net of Federal tax benefit	1.4%	1.4%	1.4%
AFUDC - Equity	(1.2)%	(0.1)%	(2.2)%
Depreciation of flow-through differences	(13.5)%	(4.3)%	(39.4)%
Amortization of investment tax credits	—%	—%	(0.1)%
Other - net	0.3%	—%	(0.3)%

Effective tax rate	8.0%	18.0%	(19.6)%

Deferred Income Taxes
Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) operating loss carryforwards. These items are stated at the enacted tax rates that are expected to be in effect when taxes are actually paid or recovered. Investment tax credits related to utility property have been deferred and are being amortized over the estimated useful lives of the related property.
The components of our deferred taxes are as follows:

	December 31,
$ in millions	2024	2023
Net non-current assets / (liabilities)
Depreciation / property basis	$(214.4)	$(195.3)
Income taxes recoverable	7.8	9.5
Regulatory assets	(42.2)	(39.3)
Compensation and employee benefits	(4.8)	(4.1)
Operating loss carryforwards	32.3	21.0
Other (a)	3.7	2.1

Net non-current liabilities	$(217.6)	$(206.1)

(a)	The Other caption includes a state and local tax valuation allowance of 0.1 million in 2024 and 0.0 million in 2023 that partially offsets the operating loss carryforwards.
The following table presents the tax expense / (benefit) related to pensions, postemployment benefits, cash flow hedges and financial instruments that were credited to
Accumulated other comprehensive loss
.

	Years ended December 31,
$ in millions	2024	2023	2022
Tax expense / (benefit)	$0.5	$(0.3)	$1.5
Uncertain Tax Positions
We apply the provisions of GAAP relating to the accounting for uncertainty in income taxes. The balance of unrecognized tax benefits did not change in 2024 and was $0.4 million at December 31, 2024 and December 31, 2023.
The amount anticipated to result in a net decrease to unrecognized tax benefits within 12 months of December 31, 2024 is estimated to be $0.0 million.
The following table presents the changes to our uncertain tax positions:

$ in millions	2024	2023	2022
Unrecognized tax benefits at January 1	$0.4	$0.4	$0.4
Gross increases - current period tax positions	—	—	—
Gross decreases - prior period tax positions	—	—	—

Unrecognized tax benefits at December 31	$0.4	$0.4	$0.4

Tax years subsequent to 2020 remain open to examination by taxing authorities. While it is often difficult to predict the final outcome or the timing of resolution of any particular uncertain tax position, we believe we have appropriately accrued for our uncertain tax positions. However, audit outcomes and the timing of audit settlements and future events that would impact our previously recorded unrecognized tax benefits are subject to significant uncertainty. It is possible that the ultimate outcome of future examinations may exceed our provision for current unrecognized tax benefits.
We recognize interest and penalties related to unrecognized tax benefits in Income tax benefit. The amounts accrued and the tax expense / (benefit) recorded were not material for each period presented.
AES Ohio is no longer subject to U.S. federal income tax examinations for tax years through 2020, but all subsequent periods are open. AES Ohio is no longer subject to state income tax examinations for tax years through 2020, but all subsequent periods are open.
7. BENEFIT PLANS
Postretirement Benefits
Qualified employees who retired prior to 1987 and their dependents are eligible for health care and life insurance benefits until their death, while qualified employees who retired after 1987 are eligible for life insurance benefits and partially subsidized health care. The partially subsidized health care is at the election of the employee, who pays most of the cost, and is available only from their retirement until they are covered by Medicare. We have funded a portion of the union-eligible benefits using a Voluntary Employee Beneficiary Association Trust. These postretirement health care benefits and the related unfunded obligation of $7.9 million and $7.2 million at December 31, 2024 and 2023, respectively, were not material to the Financial Statements in the periods covered by this report.
Defined Contribution Plans
The 401(k) Plans are qualified under Section 401 of the Internal Revenue Code.
Participants may elect to contribute up to 85% of eligible compensation to their plans. The existing non-union
plan provides that participant contributions are matched 100% on the first 1% of eligible compensation and 50% on the next 5% of eligible compensation and they are fully vested in their employer contributions after 2 years of service. Union participant contributions are matched 150% but are capped at $2,850 for 2024 and they are fully vested in their employer contributions after 3 years of service.
Non-union
and union employees become eligible to participate in their respective plan upon date of hire. All participants are fully vested in their own contributions. Effective December 31, 2024, non-union
participants hired after December 31, 2010, in the existing
non-union
401(k) plan were frozen regarding the
non-union
401(k) plan and became eligible for The AES Corporation Retirement Savings Plan (“RSP”). The RSP matches 100% of contributions on the first 5% of eligible compensation and also provides for a non-matching
contribution of 4% of eligible compensation. Matching contributions in this plan are fully vested while non-matching
contributions vest ratably over 5 years of service with AES or its affiliates.
We contributed $3.8 million, $3.5 million and $3.3 million for the years ended December 31, 2024, 2023 and 2022, respectively. AES Ohio matching contributions are paid bi-weekly,
in arrears. The contributions by year may include the
bi-weekly
matching contribution that is paid in the following year in addition to employer matching true-up
contributions. AES Ohio also contributes an annual bonus to the accounts of its union participants. This payment is typically made in January of the following year.
Defined Benefit Plans
AES Ohio sponsors a traditional defined benefit pension plan for most of the employees of DPL and its subsidiaries. For collective bargaining employees, the defined benefits are based on a specific dollar amount per year of service. For all other employees (management employees), the traditional defined benefit pension plan is based primarily on compensation and years of service. As of December 31, 2010, this traditional pension plan formula was closed to new management employees. A participant is 100% vested in all amounts credited to their account upon the completion of five vesting years, as defined in The Dayton Power and Light Company Retirement Income Plan, or the participant’s death or disability. If a participant’s employment is terminated, other than by death or disability, prior to such participant becoming 100% vested in his or her account, the account shall be forfeited as of the date of termination. Employees that transferred from AES Ohio to the Service Company maintain their previous eligibility to participate in the AES Ohio pension plan.
Almost all management employees beginning employment on or after January 1, 2011, participated in a cash balance pension plan formula. Similar to the traditional pension plan for management employees, the cash balance benefits were based on compensation and years of service. Effective December 31, 2024, this cash balance pension plan formula was closed to new management employees and will no longer add new pay credits but will continue to provide quarterly interest credits for these participants. A cash balance participant becomes 100% vested in all amounts credited to his or her account upon the completion of three vesting years, as defined in The Dayton Power and Light Company Retirement Income Plan, or the participant’s death or disability. If a participant’s employment is terminated, other than by death or disability, prior to such participant becoming 100% vested in his or her account, the account shall be forfeited as of the date of termination. Vested benefits in the cash balance plan are fully portable upon termination of employment.
In addition, we have a Supplemental Executive Retirement Plan (“SERP”) for certain retired key executives. The SERP has an immaterial unfunded liability related to agreements for retirement benefits of certain terminated and retired key executives.
We recognize an asset for a plan’s overfunded status and a liability for a plan’s underfunded status and recognize, as a component of OCI, the changes in the funded status of the plan that arise during the year that are not recognized as a component of net periodic benefit cost. For the transmission and distribution areas of our electric business, these amounts are recorded as regulatory assets and liabilities, which represent the regulated portion that would otherwise be charged or credited to AOCL. We have historically recorded these costs on an accrual basis, and this is how these costs have been historically recovered through customer rates. This factor, combined with the historical precedents from the PUCO and FERC, make these costs probable of future rate recovery.
The following tables set forth the changes in the Pension Plans’ obligations and assets recorded on the Balance Sheets at December 31, 2024 and 2023. The amounts presented in the following tables for pension obligations include the collective bargaining plan formula, traditional management plan formula and cash balance plan formula and the SERP in the aggregate and have not been adjusted for $1.1 million, $0.9 million and $1.7 million of costs billed to the Service Company for the years ended December 31, 2024, 2023 and 2022, respectively, or $1.2 million, $0.2 million and $0.9 million of costs billed to AES Ohio Generation for the years ended December 31, 2024, 2023 and 2022, respectively.

$ in millions	Years ended December 31,
Change in benefit obligation	2024	2023
Benefit obligation at January 1	$298.6	$309.0
Service cost	2.5	3.0
Interest cost	14.6	15.8
Plan amendments	—	1.4
Actuarial loss / (gain)	(12.4)	9.6
Benefits paid	(20.9)	(40.2)

Benefit obligation at December 31	282.4	298.6

$ in millions	Years ended December 31,
Change in benefit obligation	2024	2023
Fair value of plan assets at January 1	268.4	274.4
Actual return on plan assets	5.0	26.5
Employer contributions	7.6	7.7
Benefits paid	(20.9)	(40.2)

Fair value of plan assets at December 31	260.1	268.4

Unfunded status of plan	$(22.3)	$(30.2)

	December 31,
Amounts recognized in the Balance Sheets	2024	2023
Current liabilities	$(0.2)	$(0.2)
Non-current liabilities	(22.1)	(30.0)

Net liability at end of year	$(22.3)	$(30.2)

Amounts recognized in Accumulated other comprehensive loss , Regulatory assets, non-current , pre-tax
Components:
Prior service cost	$6.6	$7.6
Net actuarial loss	95.8	102.3

Accumulated other comprehensive loss, Regulatory assets, pre-tax	$102.4	$109.9

Recorded in:
Regulatory assets, non-current	$56.0	$60.7
Accumulated other comprehensive loss	46.4	49.2

Accumulated other comprehensive loss, Regulatory assets, pre-tax	$102.4	$109.9

The accumulated benefit obligation for our Pension Plans was $274.7 million and $290.0 million at December 31, 2024 and 2023, respectively.
The net periodic benefit cost of the Pension Plans was:

	Years ended December 31,
$ in millions	2024	2023	2022
Service cost	$2.5	$3.0	$4.9
Interest cost	14.6	15.8	9.6
Expected return on assets	(14.8)	(17.6)	(15.8)
Amortization of unrecognized:
Actuarial loss	3.9	1.1	7.7
Prior service cost	1.0	1.1	1.2

Net periodic benefit cost	$7.2	$3.4	$7.6

Rates relevant to each year’s expense calculations
Discount rate	5.14%	5.41%	2.83%
Expected return on plan assets	5.15%	5.40%	4.60%
The components of net periodic benefit cost, other than service cost, are included in
Total other expense, net
in the Statements of Operations.

The following table presents other changes in plan assets and benefit obligations recognized in
Accumulated other comprehensive loss
,
Regulatory assets,
non-current
and
Regulatory liabilities,
non-current:

	Years ended December 31,
$ in millions	2024	2023	2022
Net actuarial loss / (gain)	$(2.6)	$0.7	$(9.1)
Plan amendments	—	1.4	—
Reversal of amortization item:
Net actuarial loss	(3.9)	(1.1)	(7.7)
Prior service cost	(1.0)	(1.1)	(1.2)

Total recognized in Accumulated other comprehensive loss, Regulatory assets and Regulatory liabilities	$(7.5)	$(0.1)	$(18.0)

Total recognized in net periodic benefit cost and Accumulated other comprehensive loss, Regulatory assets and Regulatory liabilities	$(0.3)	$3.3	$(10.4)
Significant Gains and Losses Related to Changes in the Benefit Obligation
The actuarial gain of $12.4 million decreased the benefit obligation for the year ended December 31, 2024 and an actuarial loss of $9.6 million increased the benefit obligation for the year ended December 31, 2023. The actuarial gain in 2024 was primarily due to an increase in the discount rate and the actuarial loss in 2023 was primarily due to a decrease in the discount rate.
Assumptions
Our expected return on plan asset assumptions, used to determine benefit obligations, are based on historical long-term rates of return on investments, which use the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors, such as inflation and interest rates, as well as asset diversification and portfolio rebalancing, are evaluated when long-term capital market assumptions are determined. Peer data and historical returns are reviewed to verify reasonableness and appropriateness.
At December 31, 2024, we increased the expected long-term rate of return on plan assets assumption to 6.05%. The rate of return represents our long-term assumptions based on our long-term portfolio mix. Also, at December 31, 2024, we increased our assumed discount rate to 5.66% from 5.14% for pension expense to reflect current duration-based yield curve discount rates. A 1% increase / decrease in the rate of return assumption for pension would result in a corresponding decrease / increase in 2025 pension expense of approximately $2.6 million. A
0.25-percentage
point increase / decrease in the discount rate for pension would result in a corresponding decrease / increase of approximately $0.4 million to 2025 pension expense.
In determining the discount rate to use for valuing liabilities, we used a market yield curve on high-quality fixed income investments as of December 31, 2024. We project the expected benefit payments under the plan based on participant data and based on certain assumptions concerning mortality, retirement rates, termination rates, etc. The expected benefit payments for each year are then discounted back to the measurement date using the appropriate spot rate for each half-year from the yield curve, thereby obtaining a present value of all expected future benefit payments using the yield curve. Finally, an equivalent single discount rate is determined which produces a present value equal to the present value determined using the full yield curve.
Consistent with the requirements of ASC 715, we apply a disaggregated discount rate approach for determining service cost and interest cost for our defined benefit pension plans and postretirement plans.

In future periods, differences in the actual return on pension plan assets and assumed return, or changes in the discount rate, will affect the timing of contributions, if any, to the plans.
The weighted average assumptions used to determine benefit obligations were:

Benefit Obligation Assumptions	Pension
	2024	2023	2022
Discount rate for obligations	5.66%	5.14%	5.41%
Rate of compensation increases	3.21%	3.21%	3.21%
Pension Plan Assets
Pension Plan assets are invested in multiple asset classes using a de-risking
framework designed to manage the Pension Plan’s funded status volatility and minimize future cash contributions. Investment strategies and asset allocations are intended to allocate additional assets to the fixed income asset class should the Pension Plan’s funded status improve. Investment performance and asset allocation are measured and monitored on an ongoing basis.
Pension Plan assets are managed in a balanced portfolio comprised of two major components: return seeking assets and liability hedging assets. The expected role of plan return seeking assets is to provide additional return with associated higher levels of risk, while the role of liability hedging assets is to correlate the interest rate of the fixed income investments with that of the Pension Plans’ liabilities.
Strategic asset allocation guidelines are determined by a Risk/Advisory Committee and approved by a Fiduciary Committee. These allocations consider the plan’s long-term objectives. The long-term target allocations for plan assets are 30% – 40% for return seeking assets and 60% – 70% for liability hedging assets. Return seeking assets include U.S. and international equity, while liability hedging assets include long-duration and high-yield bond funds and emerging market debt funds.
The investment approach is to move the Pension Plans to a more de-risked
position, if and when the overall funded status of the Pension Plans improve, by periodically rebalancing the allocation of the Pension Plans’ investments in growth assets and liability hedging assets in accordance with the committee’s glide path. This strategy requires the daily monitoring of the Pension Plans’ ratio of assets to liabilities in order to determine whether approved trigger points have been met, requiring the rebalancing of the assets.
All plan assets at December 31, 2024 are common collective trusts. With the exception of the cash and cash equivalents, the common collective trusts are valued using the net asset value method and are categorized as Level 2 in the fair value hierarchy. The underlying investments are mutual funds, common stock, or debt securities, in alignment with the target asset allocation.
The following table summarizes our target pension plan allocation:

	Long-Term Mid-Point Target Allocation	Percentage of plan assets as of December 31,
Asset category		2024	2023
Equity Securities	32%	31%	32%
Debt Securities	68%	68%	67%
Cash and Cash Equivalents	—%	1%	1%

The fair values of our Pension Plans’ assets at December 31, 2024 by asset category are as follows:

$ in millions	Market Value at December 31, 2024	Quoted prices in active markets for identical assets	Significant observable inputs	Significant unobservable inputs
Asset category		(Level 1)	(Level 2)	(Level 3)
Common collective trusts
Equities (a)	$81.3	$—	$81.3	$—
Debt securities (b)	118.9	—	118.9	—
Government debt securities (c)	58.2	—	58.2	—

Total common collective trusts	258.4	—	258.4	—
Cash and cash equivalents (d)	1.7	1.7	—	—

Total pension plan assets	$260.1	$1.7	$258.4	$—

(a)
This category represents investments that invest in equity securities of U.S. companies of any market capitalization and other investments (i.e.: futures, swaps, currency forwards) of foreign, emerging markets and seeks to provide long-term total return, which includes capital appreciation and income. The funds are valued using the net asset value method.

(b)
This category represents investments that invest in high quality issues within the U.S. corporate bond markets and global high yield bonds and emerging markets debt denominated in local currency. The funds seek to provide current income and long-term capital preservation along with access to higher yielding, relatively liquid fixed income securities. The funds are valued using the net asset value method.

(c)
This category represents investments that invest in U.S. treasury strips, U.S. government agency obligations, and U.S. treasury obligations. The funds seek investment returns over the long term and are valued using the net asset value method.

(d)
This category represents an investment that seeks to maximize current income on cash reserves to the extent consistent with principal preservation and maintenance of liquidity from a portfolio of obligations of the U.S. Government, its agencies or municipalities, and related money market instruments. Principal preservation is a primary objective. The fund is valued at cost.

The fair values of our pension plan assets at December 31, 2023 by asset category are as follows:

$ in millions	Market Value at December 31, 2023	Quoted prices in active markets for identical assets	Significant observable inputs	Significant unobservable inputs
Asset category		(Level 1)	(Level 2)	(Level 3)
Common collective trusts
Equities (a)	$84.5	$—	$84.5	$—
Debt securities (b)	121.1	—	121.1	—
Government debt securities (c)	61.0	—	61.0	—

Total common collective trusts	266.6	—	266.6	—
Cash and cash equivalents (d)	1.8	1.8	—	—

Total pension plan assets	$268.4	$1.8	$266.6	$—

(a)
This category represents investments that invest in equity securities of U.S. companies of any market capitalization and other investments (i.e.: futures, swaps, currency forwards) of foreign, emerging markets and seeks to provide long-term total return, which includes capital appreciation and income. The funds are valued using the net asset value method.

(b)
This category represents investments that invest in high quality issues within the U.S. corporate bond markets and global high yield bonds and emerging markets debt denominated in local currency. The funds seek to provide current income and long-term capital preservation along with access to higher yielding, relatively liquid fixed income securities. The funds are valued using the net asset value method.

(c)
This category represents investments that invest in U.S. treasury strips, U.S. government agency obligations, and U.S. treasury obligations. The funds seek investment returns over the long term and are valued using the net asset value method.

(d)
This category represents an investment that seeks to maximize current income on cash reserves to the extent consistent with principal preservation and maintenance of liquidity from a portfolio of obligations of the U.S. Government, its agencies or municipalities, and related money market instruments. Principal preservation is a primary objective. The fund is valued at cost.

Pension Funding
We generally fund pension plan benefits as accrued in accordance with the minimum funding requirements of ERISA and, in addition, make voluntary contributions from time to time. We contributed $7.5 million, $7.5 million and $7.5 million to the pension plan in the years ended December 31, 2024, 2023 and 2022.
We expect to make contributions of $0.2 million to our SERP in 2025 to cover benefit payments. We also expect to make contributions of $7.5 million to our pension plan during 2025.
Funding for the Pension Plans is based upon actuarially determined contributions that consider the amount deductible for income tax purposes and the minimum contribution required under ERISA, as amended by the Pension Protection Act of 2006, as well as targeted funding levels necessary to meet certain thresholds.
From an ERISA funding perspective, AES Ohio’s funded target liability percentage was estimated to be 95%. In addition, AES Ohio must also contribute the normal service cost earned by active participants during the plan year. The funding of normal cost is expected to be approximately $5.3 million in 2025, which includes $1.2 million for plan expenses. Each year thereafter, if the plan’s underfunding increases to more than the present value of the remaining annual installments, the excess is separately amortized over seven years. AES Ohio’s funding policy for the pension plans is to contribute annually no less than the minimum required by applicable law, and no more than the maximum amount that can be deducted for federal income tax purposes.
Benefit payments, which reflect future service, are expected to be paid as follows:
Estimated future benefit payments

$ in millions due within the following years:	Pension
2025	$22.0
2026	22.0
2027	21.9
2028	21.8
2029	21.8
2030 - 2034	106.1
8. SHAREHOLDER’S EQUITY
Common Stock
AES Ohio has 50,000,000 authorized common shares, of which 41,172,173 are outstanding at December 31, 2024. All common shares are held by AES Ohio’s parent, DPL.
Capital Contributions and Returns of Capital
During the years ended December 31, 2024 and 2023, AES Ohio received $200.0 million and $260.0 million, respectively, in equity contributions from DPL. The proceeds from these equity contributions allow AES Ohio to seek to improve its infrastructure and modernize its grid while maintaining liquidity. AES Ohio did not receive any equity contributions from DPL in 2022.
During the years ended December 31, 2024, 2023 and 2022, AES Ohio declared and paid distributions totaling $40.0 million, $83.0 million and $64.0 million, respectively.
9. CONTRACTUAL OBLIGATIONS, COMMERCIAL COMMITMENTS AND CONTINGENCIES
Contractual Obligations and Commercial Commitments
We enter into various contractual obligations and other commercial commitments that may affect the liquidity of our operations. At December 31, 2024, these include:

	Payments due in:
$ in millions	Total	Less than 1 year	2 - 3 years	4 - 5 years	More than 5 years
Purchased power commitments	$109.1	$71.9	$37.2	$—	$—
Purchase orders and other contractual obligations	$248.6	$195.0	$52.3	$1.3	$—
Purchased power commitments
AES Ohio enters into long-term contracts for purchased power through the SSO competitive bid auctions. In general, these contracts are subject to variable quantities and are terminable only in limited circumstances.
Purchase orders and other contractual obligations
At December 31, 2024, AES Ohio had various other contractual obligations including contracts to purchase goods and services with various terms and expiration dates. Due to uncertainty regarding the timing and payment of future obligations to the Service Company, and AES Ohio’s ability to terminate such obligations upon 90 days’ notice, we have excluded such amounts in the contractual obligations table above.
Contingencies
Legal Matters
In the normal course of business, we are subject to various lawsuits, actions, proceedings, claims and other matters asserted under laws and regulations. We believe the amounts provided in our Financial Statements, as prescribed by GAAP, are adequate considering the probable and estimable contingencies. However, there can be no assurances that the actual amounts required to satisfy alleged liabilities from various legal proceedings, claims, tax examinations and other matters, including the matters discussed below, and to comply with applicable laws and regulations, will not exceed the amounts reflected in our Financial Statements. As such, costs, if any, that may be incurred in excess of those amounts provided as of December 31, 2024, cannot be reasonably determined.
Environmental Matters
We are subject to various federal, state, regional and local environmental protection and health and safety laws and regulations governing, among other things, the generation, storage, handling, use, disposal and transportation of regulated materials, including ash; the use and discharge of water used in generation boilers and for cooling purposes; the emission and discharge of hazardous and other materials, including GHGs, into the environment; climate change; and the health and safety of our employees. These laws and regulations often require a lengthy and complex process of obtaining and renewing permits and other governmental authorizations from federal, state and local agencies. Violation of these laws, regulations or permits can result in substantial fines, other sanctions, permit revocation and/or facility shutdowns. We cannot assure that we have been or will be at all times in full compliance with such laws, regulations and permits.

Where no accrued liability has been recognized, it is reasonably possible that some matters could be decided unfavorably to the us and could require us to pay damages or make expenditures in amounts that could be material but could not be estimated as of December 31, 2024.
We have taken steps to limit our exposure to environmental claims that could be raised with respect to our previously-owned and operated coal-fired generation units, but we cannot predict whether any such claims will be raised and, if they are, the extent to which they may have a material adverse effect on our results of operations, financial condition and cash flows.
Accruals for legal loss and environmental contingencies were not material as of December 31, 2024 and December 31, 2023.
Equity Ownership Interest
AES Ohio has a 4.9% equity ownership interest in OVEC, which is recorded using the cost method of accounting under GAAP. AES Ohio, along with several non-affiliated
energy companies party to an OVEC arrangement, receive and pay for OVEC capacity and energy and are responsible for OVEC debt obligations and other fixed costs in proportion to their power participation ratios under the arrangement, which, for AES Ohio, is the same as its equity ownership interest. As of December 31, 2024, AES Ohio could be responsible for the repayment of 4.9%, or $48.8 million, of $1.0 billion OVEC debt obligations if they came due, comprised of both fixed and variable rate securities with maturities from 2026 to 2040. OVEC could also seek additional contributions from AES Ohio to avoid a default in the event that other OVEC members defaulted on their respective OVEC obligations.
10. RELATED PARTY TRANSACTIONS
Service Company
The Service Company allocates the costs for services provided based on cost drivers designed to result in fair and equitable allocations. This includes ensuring that the regulated utilities served, including AES Ohio, are not subsidizing costs incurred for the benefit of other businesses.
Benefit Plans
DPL participates in an agreement with Health and Welfare Benefit Plans LLC, an affiliate of AES, to participate in a group benefits program, including but not limited to, health, dental, vision and life benefits. Health and Welfare Benefit Plans LLC administers the financial aspects of the group insurance program, receives all premium payments from the participating affiliates, and makes all vendor payments.
Long-term Compensation Plan
During 2024, 2023 and 2022, many of AES Ohio’s
non-union
employees received benefits under the AES Long-term Compensation Plan, a deferred compensation program. This type of plan is a common employee retention tool used in our industry. Benefits under this plan are granted in the form of performance units payable in cash and AES restricted stock units. Restricted stock units vest ratably over a three-year period. The performance units payable in cash vest at the end of the three-year performance period and are subject to certain AES performance criteria. Total deferred compensation expense for the years ended December 31, 2024, 2023 and 2022 was not material and is included in
Operation and maintenance
on AES Ohio’s Statements of Operations. The value of these benefits is being recognized over the
36-month
vesting period and a portion is recorded as miscellaneous deferred credits with the remainder included in
Other
paid-in
capital
on AES Ohio’s Balance Sheets in accordance with ASC 718 -
Compensation - Stock Compensation
.

The following table provides a summary of our related party transactions:

	Years ended December 31,
$ in millions	2024	2023	2022
The following transactions are included in Operation and Maintenance on the Statements of Operations:
Charges from the Service Company	$66.2	$50.5	$43.2
Charges to the Service Company	$(4.1)	$(3.0)	$(4.0)
Services provided by AES and other AES affiliates	$37.6	$32.2	$28.1
Services provided by other related parties	$1.9	$1.7	$2.5
Transactions primarily included in Net property, plant and equipment and Intangible assets, net on the Balance Sheets:
Charges from the Service Company	$54.6	$31.8	$21.6

Balances with related parties (include in Accounts Receivable, net and Accounts Payable ):	At December 31, 2024	At December 31, 2023
Net payable to the Service Company	$(26.9)	$(3.9)
Net receivable from / (payable to) AES and other AES affiliates	$(0.3)	$2.4
Income Taxes
AES files federal and state income tax returns which consolidate DPL and its subsidiaries, including AES Ohio. Under a tax sharing agreement with DPL, AES Ohio is responsible for the income taxes associated with its own taxable income and records the provision for income taxes using a separate return method. Under this agreement, AES Ohio had a net receivable balance of $24.9 million and $24.4 million at December 31, 2024 and 2023, respectively, which are recorded in
Taxes receivable
on the accompanying Balance Sheets. During 2024, 2023 and 2022, AES Ohio made no payments to DPL for its share of income taxes.
11. BUSINESS SEGMENTS
All of AES Ohio’s current business consists of the transmission, distribution and sale of electric energy, and therefore AES Ohio had only one reportable segment, led by our Chief Executive Officer and Chief Financial Officer, who, collectively, are the Chief Operating Decision Maker. The primary segment performance measures are income / (loss) before income tax and net income / (loss) as management has concluded that these measures best reflect the underlying business performance of AES Ohio and are the most relevant measures considered in AES Ohio’s internal evaluation of the financial performance of its segment. The Chief Operating Decision Maker uses income / (loss) before income tax and net income / (loss) to allocate resources and capital in the annual budget and forecasting process, including making decisions on where to reinvest profits to support AES Ohio’s growth. On a monthly basis, the Chief Operating Decision Maker reviews variances in budget versus actual results and monitors changes in forecasted results to assess the underlying operating performance and analyze risks and opportunities for AES Ohio. See Note 1, “
Overview and Summary of Significant Accounting Policies”
for further information on AES Ohio.

	For the years ended December 31,
$ in millions	2024	2023	2022
Revenue	$867.6	$852.0	$860.1
Net purchased power	315.4	346.0	469.0
Operation and maintenance	258.3	229.8	185.1
Depreciation and amortization	93.4	80.7	78.7
Taxes other than income taxes	113.4	100.6	85.1

	For the years ended December 31,
$ in millions	2024	2023	2022
Interest expense	48.2	25.8	28.8
Other segment items (a)	(1.2)	(5.8)	(2.4)

Income before income tax	40.1	74.9	15.8
Income tax expense / (benefit)	3.2	13.5	(3.1)

Net income / (loss)	$36.9	$61.4	$18.9

Capital expenditures	$547.9	$384.3	$283.7

	As of December 31,
	2024	2023	2022
Total assets	$3,355.2	$2,871.0	$2,405.9

(a)	Other segment items primarily includes other miscellaneous gains and losses in Other income, net.
12. REVENUE
Revenue is primarily earned from retail and wholesale electricity sales and electricity transmission and distribution delivery services. Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. Revenue is recorded net of any taxes assessed on and collected from customers, which are remitted to the governmental authorities.
Retail revenue
AES Ohio energy sales to utility customers are based on the reading of meters at the customer’s location that occurs on a systematic basis throughout the month. AES Ohio sells electricity directly to end-users,
such as homes and businesses, and bills customers directly. Performance obligations for retail revenue are satisfied over time as energy is delivered and the same method is used to measure progress, and thus the performance obligation meets the criteria to be considered a series. This includes both the promise to transfer energy and other distribution and/or transmission services.
In exchange for the exclusive right to sell or distribute electricity in our service area, AES Ohio is subject to rate regulation by federal and state regulators. This regulation sets the framework for the prices (“tariffs”) that AES Ohio is allowed to charge customers for electricity. Since tariffs are approved by the regulator, the price that AES Ohio has the right to bill corresponds directly with the value to the customer of AES Ohio’s performance completed in each period. Therefore, revenue under these contracts is recognized using an output method measured by the MWhs delivered each month at the approved tariff.
In cases where a customer chooses to receive generation services from a CRES provider, the price for generation services is negotiated between the customer and the CRES provider, and AES Ohio only serves as a billing agent if requested by the CRES provider. As such, AES Ohio recognizes the consolidated billing arrangement with the CRES provider on a net basis, thereby recording no revenue for the generation component. Retail revenue from these customers would only be related to transmission and distribution charges.
Wholesale revenue
AES Ohio’s share of the power produced at OVEC is sold to PJM and this revenue is classified as Wholesale revenue.

In PJM, the promise to sell energy as wholesale revenue is separately identifiable from participation in the Capacity Market and the two products can be transacted independently of one another. Therefore, wholesale revenue is a separate contract with a single performance obligation. Revenue is recorded based on the quantities (MWh) delivered in each hour during each month at the spot price, making the contract effectively
“month-to-month”.
RTO ancillary revenue
Compensation for use of AES Ohio’s transmission assets and compensation for various ancillary services are classified as RTO ancillary revenue. As AES Ohio owns and operates transmission lines in southwest Ohio within PJM, demand charges collected from network customers by PJM are then allocated to the appropriate transmission owners (i.e. AES Ohio) and recognized as transmission revenue.
Transmission revenue has a single performance obligation, as transmission services represent a distinct service. Additionally, as the performance obligation is satisfied over time and the same method is used to measure progress, the performance obligation meets the criteria to be considered a series. The price that AES Ohio, as the transmission operator, has the right to bill (received as a credit from PJM) corresponds directly with the value to the customer of performance completed in each period, as the price paid is the allocation of the tariff rate (as approved by the regulator) charged to network participants.
Capacity revenue
AES Ohio records its share of OVEC capacity revenue as Capacity revenue. The capacity price is set through a competitive auction process established by PJM. Depending on the availability and performance of the OVEC units, there may be additional performance bonuses or penalties, which would be recognized only if it becomes probable that such bonus or penalties will be incurred.
RTO capacity revenue has a single performance obligation, as capacity is a distinct good. Additionally, as the performance obligation is satisfied over time and the same method is used to measure progress, the performance obligation meets the criteria to be considered a series. The capacity price is set through a competitive auction process established by PJM.
AES Ohio’s revenue from contracts with customers was as follows:

	Years ended December 31,
$ in millions	2024	2023	2022
Revenue from contracts with customers	$856.2	$852.6	$852.5
The following table presents our revenue from contracts with customers and other revenue for the years ended December 31, 2024, 2023 and 2022:

	Years ended December 31,
$ in millions	2024	2023	2022
Retail revenue
Retail revenue from contracts with customers
Residential revenue	$451.4	$478.9	$467.3
Commercial revenue	161.2	162.1	166.0
Industrial revenue	67.0	66.6	74.3
Governmental revenue	26.5	24.3	24.1
Other	11.3	13.0	11.9

Total retail revenue from contracts with customers	717.4	744.9	743.6

	Years ended December 31,
$ in millions	2024	2023	2022
Wholesale revenue
Wholesale revenue from contracts with customers	17.5	15.8	41.0
RTO ancillary revenue	120.4	88.4	63.6
Capacity revenue	0.9	3.5	4.3
Miscellaneous revenue
Other miscellaneous revenue	11.4	(0.6)	7.6

Total revenue	$867.6	$852.0	$860.1

(a)	“Other” primarily includes operation and maintenance service revenue, billing service fees from CRES providers and other miscellaneous retail revenue from contracts with customers.
The balances of receivables from contracts with customers were as follows:

$ in millions	December 31, 2024	December 31, 2023
Receivables from contracts with customers	$103.1	$89.4
Payment terms for all receivables from contracts with customers are typically within 30 days.
We have elected to apply the optional disclosure exemptions under ASC 606. Therefore, we have no disclosures pertaining to revenue expected to be recognized in any future year related to remaining performance obligations, as we exclude contracts with an original length of one year or less, contracts for which we recognize revenue based on the amount we have the right to invoice for services performed, and variable consideration allocated entirely to a wholly unsatisfied performance obligation when the consideration relates specifically to our efforts to satisfy the performance obligation and depicts the amount to which we expect to be entitled for AES Ohio
.

SCHEDULE II - VALUATION AND QUALIFYING
ACCOUNTS
AES Ohio
VALUATION AND QUALIFYING ACCOUNTS
For each of the three years in the period ended December 31, 2024

$ in millions
Description	Balance at Beginning of Period	Additions	Deductions - Net Write-offs	Balance at End of Period
Deducted from accounts receivable
Provision for uncollectible accounts
Year ended December 31, 2024	$0.9	$8.3	$3.1	$6.1
Year ended December 31, 2023	$0.5	$5.4	$5.0	$0.9
Year ended December 31, 2022	$0.3	$2.5	$2.3	$0.5

AES Ohio
Condensed Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
REVENUE	$292.7	$225.4	$772.4	$656.6
OPERATING COSTS AND EXPENSES:
Net purchased power	113.6	84.1	290.9	242.8
Operation and maintenance	70.4	66.3	199.1	187.8
Depreciation and amortization	29.4	25.2	87.2	68.0
Taxes other than income taxes	36.3	28.1	100.2	84.2
Loss on asset disposal	—	—	—	1.1

Total operating costs and expenses	249.7	203.7	677.4	583.9

OPERATING INCOME	43.0	21.7	95.0	72.7

OTHER INCOME / (EXPENSE), NET:
Interest expense, net	(14.6)	(11.8)	(43.0)	(34.7)
Other income / (expense), net	(0.6)	0.7	(2.3)	3.2

Total other expense, net	(15.2)	(11.1)	(45.3)	(31.5)

INCOME BEFORE INCOME TAX	27.8	10.6	49.7	41.2
Income tax expense / (benefit)	10.9	(1.9)	16.6	4.2

NET INCOME	$16.9	$12.5	$33.1	$37.0

See Notes to Condensed Financial Statements.

AES Ohio
Condensed Statements of Comprehensive Income
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
NET INCOME	$16.9	$12.5	$33.1	$37.0

Unfunded pension and other postretirement activity:
Reclassification to earnings, net of income tax effect of $(0.2), $(0.2), $(0.4) and $(0.4) for each respective period	0.5	0.4	1.5	1.2

Other comprehensive income	0.5	0.4	1.5	1.2

NET COMPREHENSIVE INCOME	$17.4	$12.9	$34.6	$38.2

See Notes to Condensed Financial Statements.

AES Ohio
Condensed Balance Sheets
(Unaudited)

$ in millions	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78.7	$24.6
Accounts receivable, net of allowance for credit losses of $8.9 and $6.1, respectively (Note 1)	143.6	106.6
Inventories	75.6	69.0
Taxes applicable to subsequent years	33.9	137.1
Regulatory assets, current	77.7	82.0
Taxes receivable	26.5	24.9
Prepayments and other current assets	12.6	8.4

Total current assets	448.6	452.6

NON-CURRENT ASSETS:
Property, plant & equipment, net of accumulated depreciation of $1,149.3 million and $1,115.5 million, respectively	2,736.9	2,546.2
Regulatory assets, non-current	135.8	140.0
Intangible assets, net of amortization	169.9	173.2
Other non-current assets	40.7	43.2

Total other non-current assets	3,083.3	2,902.6

Total assets	$3,531.9	$3,355.2

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Short-term and current portion of long-term debt (Note 4)	$0.2	$290.1
Accounts payable	121.9	132.1
Accrued taxes	145.7	115.2
Accrued interest	14.3	10.2
Customer deposits	18.0	14.2
Regulatory liabilities, current	2.1	10.3
Accrued and other current liabilities	36.5	32.2

Total current liabilities	338.7	604.3

NON-CURRENT LIABILITIES:
Long-term debt (Note 4)	1,384.2	1,012.7
Deferred income taxes	227.1	217.6
Taxes payable	0.4	137.5
Regulatory liabilities, non-current	190.6	169.4
Accrued pension and other postretirement obligations	23.7	30.7
Other non-current liabilities	4.7	5.2

Total non-current liabilities	1,830.7	1,573.1

Total liabilities	2,169.4	2,177.4

COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDER’S EQUITY:
Common stock, at par value of $0.01 per share	0.4	0.4
50,000,000 shares authorized, 41,172,173 shares issued and outstanding
Other paid-in capital	1,327.7	1,177.6
Accumulated other comprehensive loss	(24.9)	(26.4)
Retained earnings	59.3	26.2

Total common shareholder’s equity	1,362.5	1,177.8

Total liabilities and shareholder’s equity	$3,531.9	$3,355.2

See Notes to Condensed Financial Statements.

AES Ohio
Condensed Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
$ in millions	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME	$33.1	$37.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87.2	68.0
Amortization of deferred financing costs and debt discounts	1.3	1.1
Deferred income taxes	18.1	4.2
Loss on asset disposal	—	1.1
Allowance for equity funds used during construction	(0.3)	(5.4)
Changes in certain assets and liabilities:
Accounts receivable, net	(37.0)	(8.0)
Inventories	(6.6)	(15.8)
Taxes applicable to subsequent years	103.2	86.6
Prepayments and other current assets	(4.2)	(8.0)
Current regulatory assets and liabilities, net	(3.9)	(17.1)
Non-current regulatory assets and liabilities, net	5.0	9.5
Other non-current assets	0.2	16.4
Accounts payable	(8.8)	22.7
Accrued taxes payable / receivable	(108.2)	(100.2)
Accrued interest	4.1	8.5
Accrued and other current liabilities	11.1	21.4
Accrued pension and other postretirement benefits	(7.0)	(6.2)
Other	1.3	1.7

Net cash provided by operating activities	88.6	117.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(256.1)	(449.6)
Cost of removal payments	(8.5)	(21.9)
Other investing activities, net	(0.4)	(0.7)

Net cash used in investing activities	(265.0)	(472.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	385.0	355.0
Repayments under revolving credit facilities	(525.0)	(325.0)
Issuance of short-term debt	—	150.0
Repayments of short-term debt	(150.0)	—
Issuance of long-term debt	375.0	—
Distributions to parent	—	(21.0)
Equity contributions from parent	150.0	200.0
Payments of deferred financing costs	(4.5)	(0.2)

Net cash provided by financing activities	230.5	358.8

Cash, cash equivalents, and restricted cash:
Net increase in cash, cash equivalents and restricted cash	54.1	4.1
Cash, cash equivalents and restricted cash at beginning of period	24.7	15.6

Cash, cash equivalents and restricted cash at end of period	$78.8	$19.7

Supplemental cash flow information:
Interest paid, net of amounts capitalized	$53.1	$27.2
Non-cash investing activities:
Accruals for capital expenditures	$47.2	$37.4
See Notes to Condensed Financial Statements.

AES Ohio
Condensed Statements of Shareholder’s Equity
(Unaudited)

	Common Stock
$ in millions	Outstanding Shares	Amount	Other Paid-in Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total
Balance at January 1, 2025	41,172,173	$0.4	$1,177.6	$(26.4)	$26.2	$1,177.8
Net income	—	—	—	—	10.7	10.7
Other comprehensive income	—	—	—	0.5	—	0.5

Balance at March 31, 2025	41,172,173	0.4	1,177.6	(25.9)	36.9	1,189.0
Net income	—	—	—	—	5.5	5.5
Other comprehensive income	—	—	—	0.5	—	0.5
Equity contribution from parent	—	—	150.0	—	—	150.0
Other	—	—	0.1	—	—	0.1

Balance at June 30, 2025	41,172,173	$0.4	$1,327.7	$(25.4)	$42.4	$1,345.1
Net income	—	—	—	—	16.9	16.9
Other comprehensive income	—	—	—	0.5	—	0.5

Balance at September 30, 2025	41,172,173	$0.4	$1,327.7	$(24.9)	$59.3	$1,362.5

	Common Stock
$ in millions	Outstanding Shares	Amount	Other Paid-in Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total
Balance at January 1, 2024	41,172,173	$0.4	$977.4	$(27.9)	$29.3	$979.2
Net income	—	—	—	—	9.4	9.4
Other comprehensive income	—	—	—	0.4	—	0.4
Other	—	—	0.1	—	—	0.1

Balance at March 31, 2024	41,172,173	0.4	977.5	(27.5)	38.7	989.1
Net income	—	—	—	—	15.1	15.1
Other comprehensive income	—	—	—	0.4	—	0.4
Distributions to parent	—	—	—	—	(21.0)	(21.0)
Equity contributions from parent	—	—	130.0	—	—	130.0

Balance at June 30, 2024	41,172,173	$0.4	$1,107.5	$(27.1)	$32.8	$1,113.6
Net income	—	—	—	—	12.5	12.5
Other comprehensive income	—	—	—	0.4	—	0.4
Equity contributions from parent	—	—	70.0	—	—	70.0

Balance at September 30, 2024	41,172,173	$0.4	$1,177.5	$(26.7)	$45.3	$1,196.5

See Notes to Condensed Financial Statements.

AES Ohio
Notes to Unaudited Condensed Financial Statements
For the three and nine months ended September 30, 2025 and 2024
1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
DP&L, which does business as AES Ohio, is a public utility incorporated in 1911 under the laws of Ohio. Beginning in 2001, Ohio law gave Ohio consumers the right to choose the electric generation supplier from whom they purchase retail generation service; however, retail transmission and distribution services are still regulated. AES Ohio has the exclusive right to provide such transmission and distribution services to approximately 530,000 customers located in West Central Ohio. Principal industries located in AES Ohio’s service territory include automotive, food processing, paper, plastic, manufacturing and defense. AES Ohio also provides retail SSO electric service to residential, commercial, industrial and governmental customers in a
6,000-square
mile area of West Central Ohio. AES Ohio sources all of the generation for its SSO customers through a competitive bid process. AES Ohio’s sales reflect the general economic conditions, seasonal weather patterns of the area, the market price of electricity and customer energy efficiency initiatives. AES Ohio owns numerous transmission facilities. AES Ohio records revenue and expenses for its proportional share of energy and capacity from its investment in OVEC. AES Ohio has one reportable segment, the Utility segment. In addition to AES Ohio’s electric transmission and distribution businesses, the Utility segment includes revenue and expenses associated with AES Ohio’s investment in OVEC. AES Ohio is an indirect majority-owned subsidiary of DPL.
AES Ohio’s electric transmission and distribution businesses are subject to rate regulation by federal and state regulators. Accordingly, AES Ohio applies the accounting standards for regulated operations to its electric transmission and distribution businesses and records regulatory assets when incurred costs are expected to be recovered in future customer rates and regulatory liabilities when current cost recoveries in customer rates relate to expected future costs or overcollections of riders.
Agreement to Sell Minority Interest in AES Ohio
On April 4, 2025, DPL LLC (formerly known as DPL Inc.) (“DPL”) consummated the transactions contemplated by (i) a Purchase and Sale Agreement with Astrid Holdings LP (“Investor”), a wholly-owned subsidiary of CDPQ, dated as of September 13, 2024, pursuant to which DPL agreed to sell to Investor 15% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Holdings, Inc. (“Ohio Holdings” and, such agreement, the “Ohio Holdings Purchase Agreement”) for a purchase price of approximately $272 million, and (ii) a Purchase and Sale Agreement with Investor, pursuant to which DPL agreed to sell to Investor 17.65% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Investments, Inc. (“Ohio Investments” and, such agreement, the “Ohio Investments Purchase Agreement” and together with the Ohio Holdings Purchase Agreement, the “Purchase Agreements”) for a purchase price of approximately $272 million Pursuant to the consummation of the transactions contemplated by the Ohio Holdings Purchase Agreement and the Ohio Investments Purchase Agreement together, the (“Closings”), CDPQ owns an aggregate indirect equity interest in AES Ohio of approximately 30%, with total proceeds to DPL of approximately $544 million. There is no change in management or operational control of DPL, Ohio Investments, Ohio Holdings or AES Ohio as a result of these transactions.
Pursuant to the Purchase Agreements, prior to the Ohio Holdings Closing, DPL contributed to Ohio Holdings 100% of the issued and outstanding shares of AES Ohio, such that Ohio Holdings owns 100% of AES Ohio. Immediately after the Ohio Holdings Closing and immediately prior to the Ohio Investments Closing, DPL contributed to Ohio Investments 85% of the issued and outstanding shares of Ohio Holdings, such that Ohio Investments owns a direct equity interest in Ohio Holdings of 85%. Following the Closings, DPL owns 82.35% of the issued and outstanding shares of Ohio Investments, Ohio Investments owns 85% of the issued and outstanding shares of Ohio Holdings, and Ohio Holdings owns 100% of the issued and outstanding shares of AES Ohio.

Financial Statement Presentation
AES Ohio does not have any subsidiaries. We have evaluated subsequent events through the date this report was issued.
Interim Financial Presentation
The accompanying unaudited condensed financial statements and footnotes have been prepared in accordance with GAAP, as contained in the FASB ASC, for interim financial information and Article 10 of Regulation
S-X
issued by the SEC. Accordingly, they do not include all the information and footnotes required by GAAP for annual fiscal reporting periods. In the opinion of management, the interim financial information includes all adjustments of a normal recurring nature necessary for a fair presentation of the results of operations, financial position, comprehensive income or loss, changes in shareholder’s equity, and cash flows. The results of operations for the three and nine months ended September 30, 2025 are not necessarily indicative of expected results for the year ending December 31, 2025. The accompanying condensed financial statements are unaudited and should be read in conjunction with the 2024 audited financial statements and footnotes thereto, which are included in our Form
10-K.
Use of Management Estimates
The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the revenue and expenses of the periods reported. Actual results could differ from these estimates and assumptions. Significant items subject to such estimates and assumptions include: the carrying value of property, plant and equipment; unbilled revenue; the valuation of allowances for credit losses and deferred income taxes; regulatory assets and liabilities; reserves recorded for income tax exposures; litigation; contingencies; and assets and liabilities related to employee benefits.
Reclassifications
Certain amounts from prior periods have been reclassified to conform to the current period presentation.
Cash, Cash Equivalents and Restricted Cash
The following table summarizes cash, cash equivalents, and restricted cash amounts reported on the Condensed Balance Sheets that reconcile to the total of such amounts as shown on the Condensed Statements of Cash Flows:

$ in millions	September 30, 2025	December 31, 2024
Cash and cash equivalents	$78.7	$24.6
Restricted cash (included in Prepayments and other current assets )	0.1	0.1

Total cash, cash equivalents and restricted cash	$78.8	$24.7

Accounts Receivable and Allowance for Credit Losses
The following table summarizes accounts receivable as of September 30, 2025 and December 31, 2024:

$ in millions	September 30, 2025	December 31, 2024
Accounts receivable, net:
Customer receivables	$117.4	$79.0
Unbilled revenue	25.6	24.1
Amounts due from affiliates	1.8	3.6
Other	7.7	6.0
Allowance for credit losses	(8.9)	(6.1)

Total accounts receivable, net	$143.6	$106.6

The following table is a roll forward of our allowance for credit losses related to the accounts receivable balances for the nine months ended September 30, 2025 and 2024:

	Nine months ended September 30,
$ in millions	2025	2024
Allowance for credit losses:
Beginning balance	$6.1	$0.9
Current period provision	8.9	3.8
Write-offs charged against allowance	(6.1)	(3.5)
Recoveries	—	0.6

Ending balance	$8.9	$1.8

The allowance for credit losses primarily relates to utility customer receivables, including unbilled amounts. Expected credit loss estimates
are developed by disaggregating customers into those with similar credit risk characteristics and using historical credit loss experience. In addition, we also consider how current and future economic conditions are expected to impact collectability, as applicable, of our receivables balance. Amounts are written off when reasonable collections efforts have been exhausted. Beginning in 2024 and continuing into 2025, the current period provision and allowance for credit losses has increased due to a temporary pause of customer disconnections and certain collection efforts and write-off
processes after the implementation of our customer billing system upgrade in the third quarter of 2024. AES Ohio reinstituted the customer disconnections process and collection efforts and write-off
processes in late June 2025.
Inventories
Inventories consist of materials and supplies as of September 30, 2025 and December 31, 2024.
AFUDC
AES Ohio capitalizes an allowance for the net cost of funds (interest on borrowed funds and a reasonable rate of return on equity funds) used for construction purposes during the period of construction with a corresponding credit to income. During the three and nine months ended September 30, 2025 and 2024, AFUDC equity and AFUDC debt were as follows:

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
AFUDC equity	$0.2	$1.4	$0.3	$5.4
AFUDC debt	$1.5	$1.8	$4.4	$6.3

AOCI / AOCL
The changes in the components of AOCL during the nine months ended September 30, 2025 are as follows:

$ in millions	Change in unfunded pension and other postretirement obligations
Balance as of January 1, 2025	$(26.4)
Amounts reclassified from AOCL to earnings	1.5

Balance as of September 30, 2025	$(24.9)

Accounting for Taxes Collected from Customers and Remitted to Governmental Authorities
AES Ohio collects certain excise taxes levied by state or local governments from its customers. These taxes are accounted for on a net basis and not included in revenue. The amounts of such taxes collected for the three and nine months ended September 30, 2025 and 2024 were as follows:

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
Excise taxes collected	$13.7	$13.2	$38.0	$37.2
New Accounting Pronouncements Adopted in 2025
The Company assessed accounting pronouncements adopted in 2025 and determined that they were not applicable or did not have a material impact on the Company’s Financial Statements.
New Accounting Pronouncements Issued But Not Yet Effective
The following table provides a brief description of recent accounting pronouncements that could have an impact on our financial statements. Accounting pronouncements not listed below were assessed and determined to be either not applicable or are expected to have no material impact on our financial statements.

ASU Number and Name	Description	Date of Adoption	Effect on the financial statements upon adoption
2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures	The amendments in this Update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. Furthermore, companies are required to disclose a disaggregated amount of income taxes paid at a federal, state, and foreign level as well as a breakdown of income taxes paid in a jurisdiction that comprises 5% of a company’s total income taxes paid. Lastly, this ASU requires that companies disclose income (loss) from continuing operations before income tax at a domestic and foreign level and that companies disclose income tax expense from continuing operations on a federal, state, and foreign level.	The amendments in this Update are effective for fiscal years beginning after December 15, 2024.	We are currently evaluating the impact of adopting the standard on our financial statements. This ASU only affects disclosures, which will be provided when the amendment becomes effective.

ASU Number and Name	Description	Date of Adoption	Effect on the financial statements upon adoption
2024-03: Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)
The amendments in this Update require disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity:

1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil-
and
gas-producing
activities (DD&A) (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e).

2. Include certain amounts that are already required to be disclosed under current generally accepted accounting principles (GAAP) in the same disclosure as the other disaggregation requirements.

3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively.

4. Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses.
		The date for each amendment in this Update is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted.	We are currently evaluating the impact of adopting the standard on our financial statements. This ASU only affects disclosures, which will be provided when the amendment becomes effective.

2025-06: Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software
The amendments in this Update remove all references to prescriptive and sequential software development stages (referred to as “project stages”) throughout Subtopic
350-40.
Therefore, an entity is required to start capitalizing software costs when both of the following occur:

1. Management has authorized and committed to funding the software project.

2. It is probable that the project will be completed and the software will be used to perform the function intended.
		The amendments in this Update are effective for fiscal years beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of an annual reporting period.	We are currently evaluating the impact of adopting the standard on our financial statements.

ASU Number and Name	Description	Date of Adoption	Effect on the financial statements upon adoption

In evaluating the
probable-to-complete
recognition threshold, an entity is required to consider whether there is significant uncertainty associated with the development activities of the software. The two factors to consider in determining whether there is significant development uncertainty are whether:

1. The software being developed has technological innovations or novel, unique, or unproven functions or features, and the uncertainty related to those technological innovations, functions, or features, if identified, has not been resolved through coding and testing.

2. The entity has determined what it needs the software to do (for example, functions or features), including whether the entity has identified or continues to substantially revise the software’s significant performance requirements.

2. REGULATORY MATTERS
Ohio Legislation, AES Ohio ESPs and Smart Grid Plans
Ohio Energy Legislation
On April 30, 2025, the Ohio legislature passed new energy legislation (House Bill 15) that was signed by the Governor and became effective August 14, 2025. The legislation allows Ohio’s electric utilities to file three-year forecasted base distribution rate cases, which would replace electric security plans (ESPs) and associated recovery riders. AES Ohio currently anticipates that remaining recovery rider balances would be included in future base rates. Among other provisions, the legislation eliminates as of its effective date, the LGR, which previously allowed for recovery of net OVEC costs and revenues. Changes to the regulatory framework from this legislation, including the recovery of future net OVEC costs and revenues or remaining recovery rider balances, could be material to our results of operations, financial condition and cash flows.
AES Ohio ESP Appeal
From November 1, 2017 through December 18, 2019, AES Ohio operated pursuant to an approved ESP plan, which was initially approved on October 20, 2017 (ESP 3). On December 18, 2019, the PUCO approved AES Ohio’s Notice of Withdrawal of ESP 3 and reversion to its prior rate plan (ESP 1). Among other items, the PUCO Order approving the ESP 1 rate plan included reinstating the non-bypassable
RSC Rider, which provided annual revenue of approximately $79.0 million. The OCC has appealed to the Ohio Supreme Court the PUCO’s decision approving the reversion to ESP 1 as well as argued for a refund of the RSC revenue dating back to August 2021. Oral arguments regarding this appeal were held on April 22, 2025, and a court decision is pending.
Smart Grid Comprehensive Settlement
On October 23, 2020, AES Ohio entered into a Stipulation and Recommendation (the Settlement) with the staff of the PUCO, various customers and organizations representing customers of AES Ohio and certain other parties with respect to, among other matters, AES Ohio’s applications for (i) approval of AES Ohio’s plan to modernize its distribution grid (Smart Grid Phase 1), (ii) findings that AES Ohio passed the SEET for 2018 and 2019, and (iii) findings that AES Ohio’s ESP 1 satisfies the SEET and the more favorable in the aggregate (MFA) regulatory test. On June 16, 2021, the PUCO issued their opinion and order accepting the stipulation as filed. The OCC appealed the final PUCO order with respect to the 2018 and 2019 SEET to the Ohio Supreme Court on December 6, 2021. Oral arguments regarding this appeal were held on April 2, 2025. The Ohio Supreme Court reversed the PUCO’s opinion and order with respect to the methodology used by the PUCO to support its findings related to the 2018 and 2019 SEET, and remanded the case to the PUCO to conduct further analysis of the SEET for those years. AES Ohio filed testimony with the PUCO proposing a refund of $1.6 million based on analysis by its external financial consultant. The PUCO commenced an evidentiary hearing on this issue on October 28, 2025, and a PUCO decision is pending.
Smart Grid Phase 2 Plan
In February 2024, AES Ohio filed a Smart Grid Phase 2 with the PUCO proposing a ten-year
investment plan to begin after Smart Grid Phase 1 ends. On September 13, 2024, AES Ohio reached a settlement with the PUCO staff and other parties on the pending Smart Grid Phase 2 application and an evidentiary hearing was held on October 29, 2024. A fundamental premise of the Application was the continued availability of rider recovery of Smart Grid investments through the plan period. However, with the recent enactment of House Bill 15 described above, which prohibits AES Ohio from applying for a new electric security plan which includes certain rider recovery mechanisms, as well as the near-term financial uncertainty created by the statute, AES Ohio withdrew its Smart Grid Phase 2 Application on May 23, 2025. On July 9, 2025, the PUCO approved the withdrawal and closed the case. This withdrawal will provide AES Ohio flexibility as to the timing and scope of Smart Grid investments to continue to deliver benefits to customers.
Distribution Rate Cases
2024 Distribution Rate Case Application
On November 29, 2024, AES Ohio filed a distribution rate case with the PUCO. The investments reflected in this distribution rate case include investments to enhance the safety, reliability, and resilience of the distribution system. The application is based on a date certain of September 30, 2024 and a test period of June 1, 2024 - May 31, 2025.
On June 27, 2025, the PUCO Staff submitted their Report and Recommendations. On August 13, 2025, AES Ohio entered into an unopposed Stipulation and Recommendation (the “Settlement”) with various intervening parties and the Staff of the PUCO. The Settlement provides for updated base rates for electric distribution service customers in AES Ohio’s service territory and among other matters includes:

•	An increase to its annual distribution revenue requirement of $167.9 million, which incorporates certain investments that are currently recovered through the Distribution Investment Rider;

•	A return on equity of 9.999% and a cost of long-term debt of 4.49% on a distribution rate base of $1.25 billion and based on a capital structure of 53.87% equity and 46.13% long-term debt.

•
The net recovery of certain expenditures by AES Ohio, primarily related to one-time
costs supporting the implementation of AES Ohio’s customer billing system upgrade. During the third quarter of 2025, AES Ohio recorded a net deferral of $8.4 million for previously recognized costs related to this recovery.

The Settlement is subject to, and conditioned upon, approval by the PUCO.

Multi-Year Reliability Plan
To comply with House Bill 15, AES Ohio has provided the PUCO with notice of its intent to file an application no earlier than November 10, 2025 to establish a Multi-Year Reliability Plan. This plan will describe the investments necessary to strengthen and modernize AES Ohio’s infrastructure and expand support for its customers. To enable these ongoing investments, the application will also propose rates for future electric distribution service in 2027, 2028 and 2029.
Tax Savings Credit Rider
As a result of the TCJA and the resulting decrease of the federal corporate income tax rate, AES Ohio established a Tax Savings Credit Rider (TSCR) for the purpose of returning certain benefits of the TCJA to customers, which was approved by the PUCO in 2018 as part of a stipulation adopted by the PUCO in AES Ohio’s 2015 Distribution Rate Case. In November 2024, AES Ohio filed an application to update the TSCR to address an inadvertent normalization violation identified by the Company. On July 9, 2025, the PUCO approved AES Ohio’s application to update its TSCR to correct the inadvertent normalization violation through collection of $13.6 million from customers over twelve months, which became effective in August 2025.
3. FAIR VALUE
The fair value of our current financial assets and liabilities approximates their reported carrying amounts. The estimated fair values of our assets and liabilities have been determined using available market information. Because these amounts are estimates and based on hypothetical transactions to sell assets or transfer liabilities, the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. For further information on our valuation techniques and policies, see Note 4.
Fair Value
in Item 8. –
Financial Statements and Supplementary Data
of our Form
10-K.
Financial Assets
AES Ohio established a Master Trust to hold assets that could be used for the benefit of employees participating in employee benefit plans. These assets are not used for general operating purposes. These assets are primarily comprised of open-ended mutual funds, which are valued using the net asset value per unit. These assets are recorded at fair value within
Other
non-current
assets
on the Condensed Balance Sheets and are classified as equity investments. Net unrealized gains / (losses) related to equity investments still held as of September 30, 2025 and 2024 are as follows:

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
Net unrealized gains (a)	$0.4	$0.4	$0.6	$0.7

(a)	These amounts are included in Other income / (expense), net in our Condensed Statements of Operations.
We did not have any transfers of the fair values of our financial instruments between Level 1, Level 2 or Level 3 of the fair value hierarchy during the nine months ended September 30, 2025 or 2024.

Recurring Fair Value Measurements
The fair value of assets and liabilities as of September 30, 2025 and December 31, 2024 measured on a recurring basis and the respective category within the fair value hierarchy for AES Ohio is as follows:

	Fair value as of September 30, 2025				Fair value as of December 31, 2024
$ in millions	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets
Master Trust assets
Money market funds	$0.7	$—	$—	$0.7	$0.4	$—	$—	$0.4
Mutual funds	7.5	—	—	7.5	7.6	—	—	7.6

Total assets	$8.2	$—	$—	$8.2	$8.0	$—	$—	$8.0

Financial Instruments not Measured at Fair Value in the Condensed Balance Sheets
The fair value of long-term debt is based on current public market prices for disclosure purposes only. These fair value inputs are considered Level 2 in the fair value hierarchy. As the Wright-Patterson Air Force Base note is not publicly traded, the fair value inputs are considered Level 3 in the fair value hierarchy as there are no observable inputs. Unrealized gains or losses are not recognized in the financial statements as long-term debt is presented at carrying value, net of unamortized premium or discount and unamortized deferred financing costs. The long-term debt amounts include the current portion payable in the next twelve months and have maturities that range from 2027 to 2061. Additional Level 3 disclosures are not presented since our long-term debt is not recorded at fair value.
The following table presents the carrying amount, fair value, and fair value hierarchy of our financial liabilities that are not measured at fair value in the Condensed Balance Sheets as of the periods indicated, but for which fair value is disclosed:

	September 30, 2025					December 31, 2024
	Carrying Amount	Fair Value				Carrying Amount	Fair Value
$ in millions		Level 1	Level 2	Level 3	Total		Level 1	Level 2	Level 3	Total
Liabilities
Long-term debt	$1,384.4	$—	$1,279.5	$16.5	$1,296.0	$1,012.9	$—	$894.8	$16.6	$911.4
4. DEBT
Long-term debt is as follows:

$ in millions	Interest Rate	Due	September 30, 2025	December 31, 2024
First Mortgage Bonds	3.95%	2049	$425.0	$425.0
First Mortgage Bonds	3.20%	2040	140.0	140.0
First Mortgage Bonds	5.70%	2033	107.5	107.5
First Mortgage Bonds	5.19%	2033	100.0	100.0
First Mortgage Bonds	4.55%	2030	375.0	—
First Mortgage Bonds	5.49%	2028	92.5	92.5
Tax-exempt First Mortgage Bonds (a)	4.25%	2027	100.0	100.0
Tax-exempt First Mortgage Bonds (b)	4.00%	2027	40.0	40.0
U.S. Government note	4.20%	2061	16.5	16.6
Unamortized deferred financing costs			(9.6)	(6.6)
Unamortized debt discounts			(2.5)	(2.1)

$ in millions	Interest Rate	Due	September 30, 2025	December 31, 2024
Total long-term debt			1,384.4	1,012.9
Less: current portion			(0.2)	(0.2)

Long-term debt, net of current portion			$1,384.2	$1,012.7

(a)
First mortgage bonds issued to the OAQDA, to secure the loan of proceeds from tax-exempt
bonds issued by the OAQDA. The bonds have a final maturity date of November 1, 2040 but are subject to a mandatory put in June 2027.

(b)
First mortgage bonds issued to the OAQDA, to secure the loan of proceeds from tax-exempt
bonds issued by the OAQDA. The bonds have a final maturity date of January 1, 2034 but are subject to a mandatory put in June 2027.

Revolving Credit Agreement
AES Ohio entered into a third amendment and restatement of its $350 million revolving Credit Agreement on March 25, 2025 with a syndicate of bank lenders. The AES Ohio Credit Agreement is an unsecured committed line of credit to be used: (i) to finance capital expenditures; (ii) to refinance certain existing indebtedness, (iii) to support working capital; and (iv) for general corporate purposes. This agreement matures on March 25, 2030, and bears interest at variable rates as described in the agreement. It includes an uncommitted $150.0 million accordion feature to provide AES Ohio with an option to request an increase in the size of the facility at any time prior to March 25, 2029, subject to approval by the lenders. The AES Ohio Credit Agreement also includes two one-year
extension options, allowing AES Ohio to extend the maturity date subject to approval by the lenders. As of September 30, 2025 and December 31, 2024, the AES Ohio Credit Agreement had outstanding borrowings of $0.0 million and $140.0 million, respectively.
Significant Transactions
In August 2025, AES Ohio issued $375 million aggregate principal amount of first mortgage bonds, 4.55% Series, due August 2030, pursuant to rule 144A and Regulation S under the Securities Act. The net proceeds from this offering were used to repay the $150 million
364-day
term loan agreement, outstanding borrowings on the Credit Agreement, and for general corporate purposes.
Term Loan Agreement
In August 2024, AES Ohio entered into an unsecured $150.0 million
364-day
term loan agreement, which was fully drawn at closing with the proceeds being used for general corporate purposes. In August 2025, a portion of the net proceeds from the $375 million principal amount of first mortgage bonds, 4.55% Series, were used to repay the $150.0 million
364-day
term loan agreement in full.
Long-term debt covenants and restrictions
The AES Ohio Credit Agreement and Fifty-Third, Fifty-Fourth and Fifty-Fifth Supplemental Indentures to the First Mortgage, pursuant to which the 3.20% Bonds due 2040, the 5.19% Bonds due 2033, the 5.49% Bonds due 2028 and the 5.70% Bonds due 2033 were issued, respectively, each contain one financial covenant. The covenant measures Total Debt to Total Capitalization and is calculated, at the end of each fiscal quarter, by dividing total debt at the end of the quarter by total capitalization at the end of the quarter. AES Ohio’s Total Debt to Total Capitalization ratio shall not be greater than 0.67 to 1.00. As of September 30, 2025, AES Ohio was in compliance with this financial covenant.
AES Ohio does not have any meaningful restrictions in its debt financing documents prohibiting dividends and return of capital payments to its parent. As of September 30, 2025, AES Ohio was in compliance with all debt covenants, including the financial covenant described above.

Substantially all property, plant and equipment of AES Ohio is subject to the lien of the mortgage securing AES Ohio’s First and Refunding Mortgage.
5. INCOME TAXES
AES Ohio’s provision for income taxes is based on the estimated annual effective tax rate, plus discrete items. The effective combined state and federal income tax rates were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Effective combined state and federal income tax rates	39.2%	(17.9)%	33.4%	10.2%
The
year-to-date
rate is different from the combined federal and state statutory rate of 22.4% primarily due to the amortization of a municipal tax shortage and the flowthrough of net tax expense related to the reversal of excess deferred taxes. The net tax expense related to the reversal of excess deferred taxes increased in the third quarter of 2025 as a result of the flowthrough tax expense associated with the PUCO Order on the Tax Savings Credit Rider issued on July 9, 2025.
AES Ohio’s income tax expense for the nine months ended September 30, 2025 was calculated using the estimated annual effective income tax rate for 2025 of 33.3% on ordinary income. Management estimates the annual effective tax rate based on its forecast of annual pre-tax
income or loss.
AES files federal and state income tax returns, which consolidate AES Ohio. Under a tax sharing agreement with Ohio Investments, AES Ohio is responsible for the income taxes associated with its own taxable income and records the provision for income taxes using a separate return method.
6. BENEFIT PLANS
The amounts presented in the following tables for pension include both of the Pension Plans. The pension costs below have not been adjusted for amounts billed to the Service Company for former AES Ohio employees who are now employed by the Service Company or other AES affiliates or for amounts billed to AES Ohio Generation for former employees that were employed by AES Ohio Generation that are still participants in the AES Ohio plans.
The following table presents the net periodic benefit cost of the Pension Plans for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
Service cost	$0.5	$0.7	$1.6	$1.9
Interest cost	3.7	3.6	11.0	11.0
Expected return on plan assets	(3.9)	(3.7)	(11.8)	(11.1)
Amortization of unrecognized:
Prior service cost	0.2	0.3	0.7	0.7
Actuarial loss	1.3	0.9	3.8	2.9

Net periodic benefit cost	$1.8	$1.8	$5.3	$5.4

The components of net periodic benefit cost other than service cost are included in
Other income / (expense), net
in the Condensed Statements of Operations.

There were $7.5 million in employer contributions during the nine month periods ended September 30, 2025 and September 30, 2024, respectively.
In addition, AES Ohio provides postretirement health care and life insurance benefits to certain retired employees, their spouses and eligible dependents. We have funded a portion of the union-eligible benefits using a Voluntary Employee Beneficiary Association Trust. These postretirement health care benefits and the related unfunded obligation were not material to the financial statements in the periods covered by this report.
7. SHAREHOLDER’S EQUITY
During the nine months ended September 30, 2025, Ohio Holdings made equity contributions of $150.0 million to AES Ohio.
During the nine months ended September 30, 2024, DPL made equity contributions of $200.0 million to AES Ohio.
The proceeds from these equity contributions are intended primarily for funding needs related to AES Ohio’s capital expenditure program.
8. COMMITMENTS AND CONTINGENCIES
Contingencies
Legal Matters
In the normal course of business, we are subject to various lawsuits, actions, proceedings, claims and other matters asserted under various laws and regulations. We believe the amounts provided in our Condensed Financial Statements, as prescribed by GAAP, are adequate considering the probable and estimable contingencies. However, there can be no assurances that the actual amounts required to satisfy alleged liabilities from various legal proceedings, claims, tax examinations and other matters discussed below, and to comply with applicable laws and regulations, will not exceed the amounts reflected in our Condensed Financial Statements. As such, costs, if any, that may be incurred in excess of those amounts provided as of September 30, 2025, cannot be reasonably determined.
Environmental Matters
We are subject to various federal, state, regional and local environmental protection and health and safety laws and regulations governing, among other things, the generation, storage, handling, use, disposal and transportation of regulated materials, including ash; the use and discharge of water used in generation boilers and for cooling purposes; the emission and discharge of hazardous and other materials, including GHGs, into the environment; climate change; species and habitat protections; and the health and safety of our employees. These laws and regulations often require a lengthy and complex process of obtaining and renewing permits and other governmental authorizations from federal, state and local agencies. Violation of these laws, regulations or permits can result in substantial fines, other sanctions, suspension or revocation of permits and/or facility shutdowns. There can be no assurance that we have been or will be at all times in full compliance with such laws, regulations and permits.
Where no accrued liability has been recognized, it is reasonably possible that some matters could have unfavorable outcomes for us and could require us to pay damages or make expenditures in amounts that could be material but could not be estimated as of September 30, 2025.
We have taken steps to limit our exposure to environmental claims that could be raised with respect to our previously-owned and operated coal-fired generation units, but we cannot predict whether any such claims will be raised and, if they are, the extent to which they may have a material adverse effect on our results of operations, financial condition and cash flows.
Accruals for legal loss and environmental contingencies were not material as of September 30, 2025 and December 31, 2024.
Equity Ownership Interest
AES Ohio has a 4.9% equity ownership interest in OVEC, which is recorded using the cost method of accounting under GAAP. AES Ohio, along with several non-affiliated
energy companies party to an OVEC arrangement, receive and pay for OVEC capacity and energy and are responsible for OVEC debt obligations and other fixed costs in proportion to their power participation ratios under the arrangement, which, for AES Ohio, is the same as its equity ownership interest. As of September 30, 2025, AES Ohio could be responsible for the repayment of 4.9%, or $43.7 million, of $892.2 million OVEC debt obligations if they came due, comprised of fixed rate securities with maturities from 2026 to 2040. OVEC could also seek additional contributions from AES Ohio to avoid a default in the event that other OVEC members defaulted on their respective OVEC obligations.
9. BUSINESS SEGMENTS
Operating segments are components of an enterprise that engage in business activities from which it may earn revenue and incur expenses, for which separate financial information is available, and is evaluated regularly by the chief operating decision maker in assessing performance and deciding how to allocate resources. All of AES Ohio’s current business consists of the transmission, distribution and sale of electric energy, and therefore AES Ohio had only one reportable segment, led by our Chief Executive Officer and Chief Financial Officer, who, collectively, are the Chief Operating Decision Maker. The primary segment performance measures are income / (loss) before income tax and net income / (loss) as management has concluded that these measures best reflect the underlying business performance of AES Ohio and are the most relevant measures considered in AES Ohio’s internal evaluation of the financial performance of its segment. See Note 1, “
Overview and Summary of Significant Accounting Policies
” for further information on AES Ohio.
The following tables present financial information for AES Ohio’s reportable business segment:

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
Revenue	$292.7	$225.4	$772.4	$656.6
Net purchased power	113.6	84.1	290.9	242.8
Operation and maintenance	70.4	66.3	199.1	187.8
Depreciation and amortization	29.4	25.2	87.2	68.0
Taxes other than income taxes	36.3	28.1	100.2	84.2
Interest expense	14.6	11.8	43.0	34.7
Other segment items (a)	0.6	(0.7)	2.3	(2.1)

Income before income tax	27.8	10.6	49.7	41.2
Income tax expense / (benefit)	10.9	(1.9)	16.6	4.2

Net income / (loss)	$16.9	$12.5	$33.1	$37.0

Capital expenditures	98.6	161.5	$256.1	$449.6

	September 30, 2025	December 31, 2024
Total assets	$3,531.9	$3,355.2

(a)	Other segment items primarily includes other miscellaneous gains and losses in Other income / (expense), net.

10. REVENUE
Revenue is primarily earned from retail and wholesale electricity sales and electricity transmission and distribution delivery services. Revenue is recognized upon transfer of control to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. Revenue is recorded net of any taxes assessed on and collected from customers, which are remitted to the governmental authorities. For further discussion of our Retail, Wholesale, RTO ancillary, and Capacity revenue, see Note 12.
Revenue
in Item 8.
Financial Statements and Supplementary Data
of our Form
10-K.
AES Ohio’s revenue from contracts with customers was as follows:

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024

Revenue from contracts with customers	$286.9	$222.1	$758.5	$648.2
The following table presents our revenue from contracts with customers and other revenue for the three and nine months ended
September
30, 2025
and
2024:

	Three months ended September 30,		Nine months ended September 30,
$ in millions	2025	2024	2025	2024
Retail revenue
Retail revenue from contracts with customers
Residential revenue	$153.2	$120.9	$395.6	$347.1
Commercial revenue	54.5	41.9	138.3	120.5
Industrial revenue	20.7	17.4	54.5	50.1
Governmental revenue	9.2	7.4	23.4	19.5
Other (a)	3.6	2.7	8.6	9.0

Total retail revenue from contracts with customers	241.2	190.3	620.4	546.2
Wholesale revenue
Wholesale revenue from contracts with customers	6.4	4.5	20.9	12.3
RTO ancillary revenue	37.1	27.0	113.9	89.0
Capacity revenue	2.2	0.3	3.3	0.7
Miscellaneous revenue	5.8	3.3	13.9	8.4

Total revenue	$292.7	$225.4	$772.4	$656.6

(a )	“Other” primarily includes operation and maintenance service revenue, billing service fees from CRES providers and other miscellaneous retail revenue from contracts with customers.
The balances of receivables from customers were as follows:

$ in millions	September 30, 2025	December 31, 2024
Receivables from contracts with customers	$143.0	$103.1
Payment terms for all receivables from contracts with customers are typically within 30 days unless a customer qualifies for payment extensi
on.

The Dayton Power and Light Company

Offer to Exchange

First Mortgage Bonds, 4.550% Series due 2030

for

New First Mortgage Bonds, 4.550% Series due 2030

Until all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PROSPECTUS

     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Article VII of the Amended and Restated Code of Regulations of The Dayton Power and Light Company (the “Company”), dated April 3, 2025 provides for indemnification of directors, officers, employees or agents of the Company, or individuals who serve at the request of the Company in such capacities for other entities, against any and all expenses, judgments, fines and settlements incurred by them in connection with claims and/or litigation arising out of their service. Article VII provides that indemnification shall be available to the full extent permitted by law including, without limitation, Section 1701.13(E) of the Ohio Revised Code. The Amended and Restated Code of Regulations further provides that the indemnification rights set forth in Article VII are not exclusive of any rights to which those seeking indemnification may be entitled under the Company’s Amended Articles of Incorporation or Amended and Restated Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise. The Company’s Amended Articles of Incorporation and Amended and Restated Code of Regulations are exhibits to this registration statement.

Section 1701.13(E) of the Ohio Revised Code provides as follows:

(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The registration rights agreement filed herewith as Exhibit 4(r) to this Registration Statement provides for indemnification of directors and officers of The Dayton Power and Light Company by the initial purchasers against certain liabilities.

Item 21. Exhibits

AES Ohio exhibits are incorporated by reference as described unless otherwise filed as set forth herein.

The exhibits filed as part of AES Ohio’s Annual Report on Form 10-K, updated through our most recent 10-Q, are:

Exhibit Number	Exhibit	Location
2(a)	Asset Purchase Agreement dated April 21, 2017, by and among Dynegy Zimmer, LLC, Dynegy Miami Fort, LLC, AES Ohio	Exhibit 2.1 to Report on Form 8-K filed April 24, 2017 (File No. 1-2385)

2(b)	Asset Purchase Agreement, dated as of December 15, 2017, by and among AES Ohio Generation, LLC, DPL Inc., Kimura Power, LLC and Rockland Power Partners III, LP	Exhibit 2(e) to Report on Form 10-K filed February 26, 2018 (File No. 1-9052)

3(a)	Amended Articles of Incorporation of DPL Inc., as amended through January 6, 2012	Exhibit 3(a) to Report on Form 10-K for the year ended December 31, 2011 (File No. 1-9052)

3(b)	Amended Regulations of DPL Inc., as amended through November 28, 2011	Exhibit 3.2 to Report on Form 8-K filed November 28, 2011 (File No. 1-9052)

3(c)	Amended Articles of Incorporation of The Dayton Power and Light Company, as of January 4, 1991	Exhibit 3(c) to Report on Form 10-K filed on February 26, 2018 (File No. 1-9052)

3(d)	Amended and Restated Code of Regulations of The Dayton Power and Light Company, dated April 3, 2025	Exhibit 3.1 to Report on Form 8-K filed on April 4, 2025 (File No. 1-2385)

4(a)	Composite Indenture dated as of October 1, 1935, between The Dayton Power and Light Company and Irving Trust Company, Trustee with all amendments through the Twenty-Ninth Supplemental Indenture	Exhibit 4.1 to Registration Statement No. 333-183556

4(b)	Forty-First Supplemental Indenture dated as of February 1, 1999, between The Dayton Power and Light Company and The Bank of New York, Trustee	Exhibit 4.4 to Registration Statement No. 333-183556

4(c)	Forty-Third Supplemental Indenture dated as of August 1, 2005, between The Dayton Power and Light Company and The Bank of New York, Trustee	Exhibit 4.4 to Report on Form 8-K filed August 24, 2005 (File No. 1-2385)

4(d)	Indenture dated as of August 31, 2001 between DPL Inc. and The Bank of New York, Trustee	Exhibit 4(a) to Registration Statement No. 333-74630

4(e)	First Supplemental Indenture dated as of August 31, 2001 between DPL Inc. and The Bank of New York, as Trustee	Exhibit 4(b) to Registration Statement No. 333-74630

Exhibit Number	Exhibit	Location

4(f)	Amended and Restated Trust Agreement dated as of August 31, 2001 among DPL Inc., The Bank of New York, The Bank of New York (Delaware), the administrative trustees named therein and several Holders as defined therein	Exhibit 4(c) to Registration Statement No. 333-74630

4(g)	Loan Agreement dated August 1, 2015, between the Ohio Air Quality Development Authority and The Dayton Power and Light Company, relating to the 2015 Series B bonds	Exhibit 4.1 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)

4(h)	Loan Agreement dated August 1, 2015, between the Ohio Air Quality Development Authority and The Dayton Power and Light Company, relating to the 2015 Series B bonds	Exhibit 4.2 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)

4(i)	Forty-Eighth Supplemental Indenture dated as of August 1, 2015 between The Bank of New York Mellon, Trustee and The Dayton Power and Light Company	Exhibit 4.3 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)

4(j)	Forty-Ninth Supplemental Indenture dated as of August 1, 2015 between The Bank of New York Mellon, Trustee and The Dayton Power and Light Company	Exhibit 4.4 to Report on Form 8-K filed August 6, 2015 (File No. 1-2385)

4(k)	Fifty-First Supplemental Indenture between The Bank of New York Mellon, as Trustee, and The Dayton Power and Light Company	Exhibit 4.1 to Report on Form 8-K filed October 2, 2017 (File No. 1-2385)

4(l)	Indenture dated April 17, 2019 between DPL Inc. and U.S. Bank National Association, as Trustee	Exhibit 4.1 to Report on Form 8-K filed April 17, 2019 (File No. 1-2385)

4(m)	Fifty-Second Supplemental Indenture between The Bank of New York Mellon, as Trustee, and The Dayton Power and Light Company	Exhibit 4.1 to Report on Form 8-K filed June 6, 2019 (File No. 1-2385)

4(n)	Indenture, dated June 19, 2020, by and between DPL Inc. and U.S. Bank National Association	Exhibit 4.1 to Report on Form 8-K filed June 19, 2020 (File No. 1-9052)

4(o)	53rd Supplemental Indenture, dated July 1, 2020, between The Dayton Power and Light Company and The Bank of New York Mellon	Exhibit 4.1 to Report on Form 8-K filed August 5, 2020 (File No. 1-2385)

4(p)	54th Supplemental Indenture, dated April 1, 2023, between The Dayton Power and Light Company d/b/a AES Ohio and The Bank of New York Mellon as Trustee	Exhibit 4.1 to Report on Form 8-K filed April 14, 2023 (File No. 1-9052)

4(q)	55th Supplemental Indenture, dated December 15, 2023, between The Dayton Power and Light Company d/b/a AES Ohio and The Bank of New York Mellon as Trustee	Exhibit 4.1 to Report on Form 8-K filed December 28, 2023 (File No. 1-9052)

Exhibit Number	Exhibit	Location

4(r)	Registration Rights Agreement dated August 19, 2025 between The Dayton Power and Light Company and J.P. Morgan Securities LLC, BofA Securities, Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc.	Filed herewith as Exhibit 4(r)

4(s)	Fifty-Sixth Supplemental Indenture between AES Ohio and The Bank of New York Mellon, as Trustee, dated August 19, 2025, relating to the 4.550% First Mortgage Bonds due 2030	Exhibit 4.1 to Report on Form 8-K filed August 19, 2025 (File No. 1-9052)

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the new bonds	Filed herewith as Exhibit 5.1

5.2	Opinion of Brian Hylander, General Counsel of The Dayton Power and Light Company	Filed herewith as Exhibit 5.2

10(a)	Amended and Restated Credit Agreement, dated as of December 22, 2022, among The Dayton Power and Light Company, each lender from time to time party thereto, PNC Bank, National Association, as administrative agent, swing loan lender and an issuing lender, PNC Capital Markets LLC, as joint bookrunner and joint lead arranger, and US Bank, National Association, as an issuing lender	Exhibit 10.(a) to Report on Form 10-K filed March 5, 2025 (File No. 1-9052)

10(b)	Amendment to Amended and Restated Credit Agreement, dated as of February 7, 2025, among The Dayton Power and Light Company, PNC Bank, National Association, as administrative agent, and each of the lenders party thereto.	Exhibit 10(b) to Report on Form 10-K filed March 4, 2025 (File No. 1-9052)

10(c)	Term Loan Agreement, dated as of August 14, 2024, among The Dayton Power and Light Company, each lender from time to time party thereto, PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as bookrunner and joint lead arranger and US Bank National Association, as syndication agent and joint lead arranger.	Exhibit 10.1 to Report on Form 8-K filed August 14, 2024 (File No. 1-2385)

10(d)	Stipulation and Recommendation dated October 23, 2020	Exhibit 10.1 to Report on Form 8-K filed October 23, 2020 (File No. 1-2385)

10(e)	Stipulation and Recommendation dated April 10, 2023	Exhibit 10.1 to Report on Form 8-K filed April 10, 2023 (File No. 1-9052)

10(f)	AES Ohio Holdings, Inc. Purchase and Sale Agreement dated September 13, 2024 by and between DPL Inc. and Astrid Holdings LP.	Exhibit 10.1 to Report on Form 10-Q filed October 31, 2024 (File No. 1-9052)

10(g)	AES Ohio Investments, Inc. Purchase and Sale Agreement dated September 13, 2024 by and between DPL Inc. and Astrid Holdings LP.	Exhibit 10.2 to Report on Form 10-Q filed October 31, 2024 (File No. 1-9052)

Exhibit Number	Exhibit	Location

10(h)	Amended and Restated Credit Agreement, dated as of March 25, 2025, among The Dayton Power and Light Company, each lender from time to time party thereto, PNC Bank, National Association, as administrative agent, swing loan lender and an issuing lender, PNC Capital Markets LLC, as joint bookrunner and joint lead arranger, and US Bank, National Association, as an issuing lender.	Exhibit 10.1 to Report on Form 8-K filed March 27, 2025 (File No. 1-2385)

10(i)	Amendment dated July 30, 2025 to the $150,000,000 Term Loan Agreement, dated August 14, 2024, among The Dayton Power and Light Company, each lender from time to time party thereto, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Bookrunner and Joint Lead Arranger, and U.S. Bank National Association, as Syndication Agent and Joint Lead Arranger	Exhibit 10.1 to Report on Form 10-Q filed August 1, 2025 (File No. 1-2385)

10(j)	Stipulation and Recommendation dated August 13, 2025.	Exhibit 10.1 to Report on Form 8-K filed August 14, 2025 (File No. 1-2385)

23.1	Consent of Davis Polk & Wardwell LLP	Included in Exhibit 5.1

23.2	Consent of Brian Hylander, Assistant General Counsel of The Dayton Power and Light Company	Included in Exhibit 5.2

23.3	Consent of Independent Registered Accounting Firm, Ernst & Young LLP	Filed herewith as Exhibit 23.3

24.1	Powers of Attorney	Included on signature page to registration statement

25.1	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1 for the Indenture dated as of October 1, 1935	Filed herewith as Exhibit 25.1

99.1	Form of Guaranteed Delivery	Filed herewith as Exhibit 99.1

99.2	Form of Letter to Clients	Filed herewith as Exhibit 99.2

99.3	Form of Letter to Brokers	Filed herewith as Exhibit 99.3

99.4	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner	Filed herewith as Exhibit 99.4

107	Filing Fee Table	Furnished herewith as Exhibit 107

101.INS	Interactive Data File—the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document.

101.SCH	Interactive Data File—the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document.

Item 22.—Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Dayton Power and Light Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 5, 2025.

The Dayton Power and Light Company

By:	/s/ Gustavo Garavaglia
	Name:	Gustavo Garavaglia
	Title:	Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gustavo Garavaglia and Brian Hylander, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth J. Zagzebski Kenneth J. Zagzebski	Director, Chairman and Chief Executive Officer (principal executive officer)	December 5, 2025

/s/ Gustavo Garavaglia Gustavo Garavaglia	Director, Vice President and Chief Financial Officer (principal financial officer and acting principal accounting officer)	December 5, 2025

/s/ Thomas A. Raga Thomas A. Raga	Director	December 5, 2025